UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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CHEVRON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2020 proxy statement

notice of 2020 annual meeting of stockholders to be held on may 27, 2020

2020 notice of the chevron corporation

annual meeting of stockholders

wednesday, may 27, 2020

8:00 a.m. PDT

Chevron Park Auditorium, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324*

record date

Monday, March 30, 2020

agenda

•	Elect 10 Directors named in this Proxy Statement;

•	Vote on a Board proposal to ratify the appointment of PricewaterhouseCoopers LLC (“PwC”) as our independent registered public accounting firm for 2020;

•	Vote on a Board proposal to approve, on an advisory basis, Named Executive Officer (“NEO”) compensation;

•	Vote on seven stockholder proposals, each if properly presented at the meeting; and

•	Transact any other business that is properly presented at the meeting by or at the direction of the Board.

admission

Stockholders or their legal proxy holders may attend the Annual Meeting. Due to space constraints and other security considerations, we are not able to admit the guests of either stockholders or their legal proxy holders.

important notice regarding admission to the 2020 annual meeting

Attending in Person

Stockholders or their legal proxy holders who wish to attend the Annual Meeting must preregister with and obtain an admission letter from Chevron’s Corporate Governance Department. Admission letters will be distributed on a first-come, first-served basis. Requests for admission letters must be received by Chevron no later than 5:00 p.m. PDT on Thursday, May 21, 2020. For complete instructions for preregistering and obtaining an admission letter, see page 92 of this Proxy Statement.

* Public Health Concerns of the COVID-19 Outbreak

In light of the emerging public health concerns of the COVID-19 (Coronavirus) outbreak, the Company may hold its Annual Meeting via remote telephonic or electronic (“Virtual”) access in lieu of an in-person meeting in San Ramon, CA. The Company would announce a decision to hold a Virtual Annual Meeting in a press release available at www.chevron.com as soon as practicable prior to the Annual Meeting. In that event, the 2020 Annual Meeting of Stockholders would be held in a Virtual meeting format only, on the above date and time, via live audio webcast. Stockholders or their legal proxy holders could participate, submit questions, vote, and examine our stocklist at the Virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/CVX2020 and using their 16-digit control number, but only if the meeting is held in a Virtual format.

voting

Stockholders owning Chevron common stock at the close of business on Monday, March 30, 2020, or their legal proxy holders, are entitled to vote at the Annual Meeting. Please refer to pages 88 through 89 of this Proxy Statement for information about voting at the Annual Meeting.

distribution of proxy materials

On Tuesday, April 7, 2020, we will commence distributing to our stockholders (1) a copy of this Proxy Statement, a proxy card or voting instruction form, and our Annual Report (the “Proxy Materials”), (2) a Notice Regarding the Availability of Proxy Materials, with instructions to access our Proxy Materials and vote on the Internet, or (3) for stockholders who receive materials electronically, an email with instructions to access our Proxy Materials and vote on the Internet.

By Order of the Board of Directors,

Mary A. Francis

Corporate Secretary and Chief Governance Officer

March 31, 2020

Dear Stockholder,

Normally this proxy statement comes to you in a new year amid market conditions that bear some resemblance to those of the prior year. Clearly that is not the case in 2020. We want to update you on how Chevron is responding to the unprecedented challenges the world is currently confronting.

We recognize investors have concerns about the broad decline in equity markets globally, and the uncertainty and turbulence created by the global pandemic. In our industry this exogenous demand shock is exacerbated by an unanticipated supply surge, creating an abrupt imbalance and a sharp downturn in commodity prices. As chairman and lead director, we want to assure you that your Board of Directors is fully engaged, and the company is taking decisive actions in response to these dynamic market conditions.

Your company is positioned to be resilient during these difficult times. Chevron entered this period of turbulence with a strong balance sheet, a low dividend break-even and a disciplined approach to managing capital and costs. We purposely built options into our plan to respond to unexpected conditions, and we’re activating these now.

We are reducing our 2020 capital and exploratory spending guidance by 20 percent by deferring short cycle investments and pacing projects not yet under construction. To maintain balance sheet strength, we’ve suspended our share repurchase program and expect to complete assets sales signed last year. In addition, the company is taking action to deliver $1 billion in cost improvements by the end of 2020.

These moves reflect our long-standing financial priorities and are focused on protecting the dividend, supporting the balance sheet, and prioritizing capital that drives long-term value for stockholders. Even in the face of the current headwinds, we intend to clearly demonstrate Chevron’s resilience to you, the stockholders whose investment supports everything we do.

Sincerely,

Michael K. Wirth Chairman and CEO	Ronald D. Sugar Lead Director

Chevron Corporation

6001 Bollinger Canyon Road, San Ramon, CA 94583

proxy statement

Chevron Corporation

6001 Bollinger Canyon Road

San Ramon, CA 94583-2324

Your Board of Directors is providing you with these Proxy Materials in connection with its solicitation of proxies to be voted at Chevron Corporation’s 2020 Annual Meeting of Stockholders to be held on Wednesday, May 27, 2020, at 8:00 a.m. PDT at Chevron Park Auditorium, 6001 Bollinger Canyon Road, San Ramon, California, and at any postponement or adjournment of the Annual Meeting.

In this Proxy Statement, Chevron and its subsidiaries may also be referred to as “we,” “our,” “the Company,” “the Corporation,” or “Chevron.”

public health concerns of the COVID-19 outbreak

In light of the emerging public health concerns of the COVID-19 (Coronavirus) outbreak, the Company may hold its Annual Meeting via remote telephonic or electronic access in lieu of an in-person meeting in San Ramon, CA. The Company would announce a decision to hold a Virtual Annual Meeting in a press release available at www.chevron.com as soon as practicable prior to the Annual Meeting. In that event, the 2020 Annual Meeting of Stockholders would be held in a Virtual meeting format only, on the above date and time, via live audio webcast. Stockholders or their legal proxy holders could participate, submit questions, vote, and examine our stocklist at the Virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/CVX2020 and using their 16-digit control number, but only if the meeting is held in a Virtual format.

special precautions due to COVID-19 concerns

In order to protect the health and safety of our employees and stockholders, we may take special precautions in connection with the Annual Meeting due to the health impact of the COVID-19 outbreak. These may include limiting the Annual Meeting to the items of business on the 2020 Notice of the Chevron Corporation Annual Meeting of Stockholders (with no separate business update provided) and imposing attendance restrictions in light of public health concerns.

Chevron Corporation—2020 Proxy Statement	1

proxy statement

items of business

Your Board is asking you to take the following actions at the Annual Meeting:

Item(s)	Your Board’s recommendation	Vote required
Item 1: Elect 10 Directors named in this Proxy Statement	Vote FOR

Each Director nominee who receives a majority of the votes cast (i.e., the number of shares voted FOR a Director nominee must exceed the number of shares voted AGAINST that Director nominee, excluding abstentions) will be elected a Director in an uncontested election.

Item 2: Vote to ratify the appointment of the independent registered public accounting firm	Vote FOR	These items are approved if the number of shares voted FOR exceeds the number of shares voted AGAINST.
Item 3: Vote to approve, on an advisory basis, Named Executive Officer compensation	Vote FOR
Items 4–10: Vote on seven stockholder proposals, if properly presented	Vote AGAINST

If you are a street name stockholder (i.e., you own your shares through a bank, broker, or other holder of record) and do not vote your shares, your bank, broker, or other holder of record can vote your shares at its discretion ONLY on Item 2. If you do not give your bank, broker, or other holder of record instructions on how to vote your shares on Item 1 or Items 3 through 10, your shares will not be voted on those matters. If you have shares in an employee stock or retirement benefit plan and do not vote those shares, the plan trustee or fiduciary may or may not vote your shares, in accordance with the terms of the plan. Any shares not voted on Item 1 or Items 3 through 10 (whether by abstention, broker nonvote, or otherwise) will have no impact on that particular item.

We are not aware of any matters that are expected to be presented for a vote at the Annual Meeting other than those described above. If any other matter is properly brought before the Annual Meeting by or at the direction of the Board, the proxy holders identified in the “Voting and Additional Information—Appointment of Proxy Holders” section of this Proxy Statement intend to vote the proxies in accordance with their best judgment. When conducting the Annual Meeting, the Chairman or his designee may refuse to allow a vote on any matter not made in compliance with our By-Laws and the procedures described in the “Voting and Additional Information—Submission of Stockholder Proposals for 2020 Annual Meeting” section of the 2019 Proxy Statement.

2	Chevron Corporation—2020 Proxy Statement

election of directors

(item 1 on the proxy card)

The Board Nominating and Governance Committee (the “Governance Committee”) recommended, and the Board set, a current Board size of 10 Directors. Each of the 10 nominees was previously elected at Chevron’s 2019 Annual Meeting of Stockholders and is a current Director.

Directors are elected annually and serve for a one-year term or until their successors are elected. If any nominee is unable to serve as a Director—a circumstance we do not anticipate—the Board by resolution may reduce the number of Directors or choose a substitute. Your Board has determined that each non-employee Director is independent in accordance with the New York Stock Exchange (“NYSE”) Corporate Governance Standards and has no material relationship with Chevron other than as a Director.

director election requirements

Each Director nominee who receives a majority of the votes cast (i.e., the number of shares voted FOR a Director nominee must exceed the number of shares voted AGAINST that Director nominee, excluding abstentions) will be elected a Director in an uncontested election.

Under Chevron’s By-Laws, in an uncontested election, any Director nominated for re-election who receives more AGAINST votes than FOR votes must submit an offer of resignation to the Board. The Governance Committee must then consider all relevant facts and circumstances, including the Director’s qualifications, past and expected future contributions, the overall composition of the Board, and whether Chevron would meet regulatory or similar requirements without the Director, and make a recommendation to the Board on the action to take with respect to the offer of resignation.

director qualifications and nomination processes

The Governance Committee is responsible for recommending to the Board the qualifications for Board membership and for identifying, assessing, and recommending qualified Director candidates for the Board’s consideration. The Board membership qualifications and nomination procedures are set forth in Chevron’s Corporate Governance Guidelines, which are available on our website at www.chevron.com/investors/corporate-governance.

All Directors should have the following attributes:

•	the highest professional and personal ethics and values, consistent with The Chevron Way and our Business Conduct and Ethics Code, both of which are available on Chevron’s website at www.chevron.com;

•	a commitment to building stockholder value;

•	business acumen and broad experience and expertise at the policy-making level in one or more of the areas of particular consideration indicated below;

•	the ability to provide insights and practical wisdom based on the individual’s experience or expertise;

•	sufficient time to effectively carry out duties as a Director; and

•	independence (at least a majority of the Board must consist of independent Directors, as defined by the NYSE Corporate Governance Standards).

The Governance Committee regularly reviews the skills and characteristics required of Directors in the context of the current composition of the Board, the changing operating requirements of the Company, and the long-term interests of stockholders.

When conducting its review of the appropriate skills and qualifications desired of Directors, the Governance Committee particularly considers:

•	leadership experience in business as a chief executive officer, senior executive, or leader of significant business operations;

•	expertise in science, technology, engineering, research, or academia;

•	extensive knowledge of governmental, regulatory, legal, or public policy issues;

•	expertise in finance, financial disclosure, or financial accounting;

•	experience in global business or international affairs;

•	experience in environmental affairs;

•	service as a public company director;

•	diversity of age, gender, and ethnicity; and

•

such other factors as the Governance Committee deems appropriate, given the current and anticipated needs of the Board and the Company, to maintain a balance of knowledge, experience, background, and capability.

Chevron Corporation—2020 Proxy Statement	3

election of directors

These skills, experiences, and expertise are critical to the Board’s ability to provide effective oversight of the Company and are directly relevant to Chevron’s business, strategy, and operations.

CEO / Senior Executive / Leader of Significant Operations	Chevron employs approximately 45,000 people in business units throughout the world. Chevron’s operations involve complex organizations and processes, strategic planning, and risk management.
Science / Technology / Engineering / Research / Academia

Technology and engineering are at the core of Chevron’s business and are key to finding, developing, producing, processing, and refining oil and natural gas, as well as assessing new energy sources. Our business processes are complex and highly technical.

Government / Regulatory / Legal / Public Policy

Chevron’s operations require compliance with a variety of regulatory requirements in numerous countries and involve relationships with various governmental entities and nongovernmental organizations throughout the world.

Finance / Financial Disclosure / Financial Accounting	Chevron’s business is multifaceted and requires complex financial management, capital allocation, and financial reporting processes.
Global Business / International Affairs

Chevron conducts business around the globe. Our business success is derived from an understanding of diverse business environments, economic conditions, and cultures and a broad perspective on global business opportunities.

Environmental

We place the highest priority on the health and safety of our workforce and protection of our assets, the communities where we operate, and the environment. We are committed to continuously improving our environmental performance and reducing the potential impacts of our operations.

The following matrix displays the most significant skills and qualifications that each Director possesses. The Governance Committee reviews the composition of the Board as a whole periodically to ensure that the Board maintains a balance of knowledge and experience and to assess the skills and characteristics that the Board may find valuable in the future in light of current and anticipated strategic plans and operating requirements and the long-term interest of stockholders.

4	Chevron Corporation—2020 Proxy Statement

election of directors

The Board seeks to achieve diversity of age, gender, and ethnicity and recognizes the importance of Board refreshment to ensure that it benefits from fresh ideas and perspectives. The following charts demonstrate the Board’s commitment to diversity of backgrounds and Board refreshment.

strong board diversity	strong board refreshment

6 New Directors since 2015

The Governance Committee considers Director candidates suggested for nomination to the Board from stockholders, Directors, and other sources. Directors periodically suggest possible candidates, and, from time to time, the Governance Committee may engage a third-party consultant to assist in identifying potential candidates. The Governance Committee has retained director search firms to assist with identifying potential candidates.

The Governance Committee considers all potential nominees recommended by our stockholders.

•

Stockholders may recommend potential nominees by writing to the Corporate Secretary at 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324, stating the candidate’s name and qualifications for Board membership.

•

When considering potential nominees recommended by stockholders, the Governance Committee follows the same Board membership qualifications evaluation and nomination procedures discussed in this section.

In addition, a qualifying stockholder (or stockholders) may nominate director nominees by satisfying the requirements specified in our By-Laws, which are described in the “Voting and Additional Information—Submission of Stockholder Proposals for 2021 Annual Meeting” section of this Proxy Statement.

Chevron Corporation—2020 Proxy Statement	5

election of directors

nominees for director

The Governance Committee recommended, and the Board set, a current Board size of 10 Directors. Each of the Director nominees is a current Director.

Your Board recommends that you vote FOR each of these Director nominees.

Wanda M. Austin Retired President and Chief Executive Officer, The Aerospace Corporation Age: 65 Director Since: December 2016 Independent: Yes	Chevron Committees: • Board Nominating and Governance • Public Policy (Chair) Current Public Company Directorships: • Amgen Inc. • Virgin Galactic Holdings, Inc.

Prior Public Company Directorships

(within last five years):

•  None

Other Directorships and Memberships:

•  Horatio Alger Association

•  National Academy of Engineering

•  University of Southern California

Dr. Austin has held an adjunct Research Professor appointment at the University of Southern California’s Viterbi School’s Department of Industrial and Systems Engineering since 2007. She has been Co-founder and Chief Executive Officer of MakingSpace, Inc., a leadership and STEM (science, technology, engineering, and math) consulting firm, since December 2017. She served as Interim President of the University of Southern California from August 2018 until July 2019. She served as President and Chief Executive Officer of The Aerospace Corporation (“Aerospace”), a leading architect for the United States’ national security space programs, from 2008 until her retirement in 2016. From 2004 to 2007, she was Senior Vice President, National Systems Group, at Aerospace. Dr. Austin joined Aerospace in 1979.

skills and qualifications

Business Leadership / Operations: Eight years as CEO of Aerospace. Thirty-seven-year career with Aerospace included numerous senior management and executive positions. CEO of MakingSpace, Inc., since December 2017.

Finance: More than a decade of financial responsibility and experience at Aerospace. Audit Committee member at Amgen Inc.

Global Business / International Affairs: Internationally recognized for her work in satellite and payload system acquisition, systems engineering, and system simulation. Former CEO of a company that provides space systems expertise to international organizations. Director of companies with international operations.

Government / Regulatory / Public Policy: Served on the President’s Council of Advisors on Science and Technology and the President’s Review of U.S. Human Space Flight Plans Committee. Appointed to the Defense Policy Board, the Defense Science Board, and the NASA Advisory Council.

Science / Technology / Engineering: Ph.D. in Industrial and Systems Engineering from the University of Southern California, Master of Science in both Systems Engineering and Mathematics from the University of Pittsburgh. Thirty-seven-year career in national security space programs. Director at Amgen Inc., a biotechnology company, and Virgin Galactic Holdings, Inc., the world’s first commercial space line and vertically integrated aerospace company. Fellow of the American Institute of Aeronautics and Astronautics. Member of the National Academy of Engineering.

Research / Academia: Adjunct Research Professor at the University of Southern California’s Viterbi School of Engineering. Former Interim President of the University of Southern California.

6	Chevron Corporation—2020 Proxy Statement

election of directors

John B. Frank Vice Chairman, Oaktree Capital Group, LLC Age: 63 Director Since: November 2017 Independent: Yes

Chevron Committees:

•  Audit – audit committee financial expert

Current Public Company Directorships:

•  Oaktree Capital Group, LLC

¡   Oaktree Acquisition Corporation

¡  Oaktree Specialty Lending Corporation

¡   Oaktree Strategic Income Corporation

Prior Public Company Directorships (within last five years): • None Other Directorships and Memberships: • The James Irvine Foundation • Wesleyan University • XPRIZE Foundation

Mr. Frank has been Vice Chairman since 2014, and Director since 2007, of Oaktree Capital Group, LLC (“Oaktree Capital”), a global investment management company with expertise in credit strategies. He is one of four members of Oaktree Capital’s Executive Committee and was previously the firm’s principal executive officer. Mr. Frank was Oaktree Capital’s Managing Principal from 2005 until 2014, having joined Oaktree Capital in 2001 as General Counsel. Prior to that, he served as a Partner of the Los Angeles law firm of Munger, Tolles & Olson LLP.

skills and qualifications

Business Leadership / Operations: Nineteen years of service as senior executive of Oaktree Capital, a global investment management company, including service as principal executive officer, Vice Chairman, Director, Managing Principal, and General Counsel.

Finance: More than 20 years of financial responsibility and experience as a senior executive at Oaktree Capital, and as the partner responsible for financial affairs at the law firm of Munger, Tolles and Olson LLP.

Global Business / International Affairs: Senior executive of Oaktree Capital, which conducts business worldwide from 18 offices around the globe. Travels around the world to meet with Oaktree Capital’s institutional clients and speak at international investment forums. Director of companies with international operations.

Government / Regulatory / Public Policy: Two decades of experience working with government officials regarding regulatory and public policy issues, including testimony before the U.S. Senate Finance Committee and as a senior executive of Oaktree Capital. Served as a Legislative Assistant to the Honorable Robert F. Drinan, Member of Congress, and as a law clerk to the Honorable Frank M. Coffin of the U.S. Court of Appeals for the First Circuit.

Legal: Served as General Counsel of Oaktree Capital. Former Partner of Munger, Tolles & Olson LLP. Extensive experience with mergers and acquisitions and strategic, financial, and corporate governance issues. Law degree from the University of Michigan.

Chevron Corporation—2020 Proxy Statement	7

election of directors

Alice P. Gast President, Imperial College London Age: 61 Director Since: December 2012 Independent: Yes	Chevron Committees: • Board Nominating and Governance • Public Policy Current Public Company Directorships: • None	Prior Public Company Directorships (within last five years): • None Other Directorships and Memberships: • National Academy of Engineering • Royal Academy of Engineering

Dr. Gast has been President of Imperial College London, a public research university specializing in science, engineering, medicine, and business, since 2014. She was President of Lehigh University, a private research university, from 2006 until 2014 and Vice President for Research, Associate Provost, and Robert T. Haslam Chair in Chemical Engineering at Massachusetts Institute of Technology from 2001 until 2006. Dr. Gast was professor of chemical engineering at Stanford and the Stanford Synchrotron Radiation Laboratory from 1985 until 2001.

skills and qualifications

Environmental Affairs: At Imperial College London, oversees environmental institutes and centers and leads the university crisis management group. At Lehigh University, presided over environmental centers, advisory groups, and crisis management. Expertise in chemical and biological terrorism issues gained through service on several governmental committees.

Finance: Fourteen years of service as president of leading educational institutions, with ultimate responsibility for finance, fundraising, and endowment management.

Global Business / International Affairs: Served as a U.S. Science Envoy for the U.S. Department of State to advise on ways to foster and deepen relationships with the Caucasus and Central Asia. Serves on the Singapore Ministry of Education’s Academic Research Council and on the Global Federation of Competitiveness Councils. Served on the Board of Trustees for the King Abdullah University of Science and Technology in Saudi Arabia.

Government / Regulatory / Public Policy: Served on the Homeland Security Science and Technology Advisory Committee. Chaired the scientific review committee empaneled by the National Research Council at the request of the FBI to conduct an independent review of the investigatory methods used by the FBI in the criminal case involving the mailing of anthrax spores. Served on the Board of UKRI, the UK Research and Innovation funding and policy body.

Research / Academia: More than three decades of service in academia and research at leading educational institutions.

Science / Technology / Engineering: M.A. and Ph.D. in chemical engineering from Princeton University. Former Vice President for Research, Associate Provost, and Robert T. Haslam Chair in Chemical Engineering at Massachusetts Institute of Technology and professor of chemical engineering at Stanford University and the Stanford Synchrotron Radiation Laboratory. Member of the National Academy of Engineering and the Royal Academy of Engineering.

8	Chevron Corporation—2020 Proxy Statement

election of directors

Enrique Hernandez, Jr. Chairman and Chief Executive Officer, Inter-Con Security Systems, Inc. Age: 64 Director Since: December 2008 Independent: Yes	Chevron Committees: • Management Compensation (Chair) • Public Policy Current Public Company Directorships: • McDonald’s Corporation

Prior Public Company Directorships

(within last five years):

•  Nordstrom, Inc.

•  Wells Fargo & Company

Other Directorships and Memberships:

•  Catalyst

•  Harvard College Visiting Committee

•  Harvard University Resources Committee

•  John Randolph Haynes and Dora Haynes Foundation

Mr. Hernandez has been Chairman and Chief Executive Officer of Inter-Con Security Systems, Inc. (“Inter-Con”), a global provider of security and facility support services to governments, utilities, and industrial customers, since 1986. He was President of Inter-Con from 1986 until 2018 and was previously Executive Vice President and Assistant General Counsel from 1984 until 1986. He was an associate of the law firm of Brobeck, Phleger & Harrison from 1980 until 1984.

skills and qualifications

Business Leadership / Operations: More than three decades as Chairman and CEO of Inter-Con. Co-founder of Interspan Communications, a television broadcasting company. Chairman of the Board of McDonald’s Corporation.

Finance: More than three decades of financial responsibility and experience at Inter-Con. Chaired the Audit Committee at McDonald’s Corporation. Former Chair of the Finance Committee and the Risk Committee at Wells Fargo & Company. Former Audit Committee member at Great Western Financial Corporation, Nordstrom, Inc., Washington Mutual, Inc., and Wells Fargo & Company.

Global Business / International Affairs: CEO of a company that conducts business worldwide. Current and former director of companies with international operations.

Government / Regulatory / Public Policy: Trustee of the John Randolph Haynes Foundation, which has funded hundreds of important urban studies in education, transportation, local government elections, public safety, and other public issues. Former appointee and Commissioner and President of the Los Angeles Police Commission. Served on the U.S. National Infrastructure Advisory Committee.

Legal: Served as Executive Vice President and Assistant General Counsel of Inter-Con. Former litigation associate of the law firm of Brobeck, Phleger & Harrison. Law degree from Harvard Law School.

Chevron Corporation—2020 Proxy Statement	9

election of directors

Charles W. Moorman IV Senior advisor to Amtrak and Retired Chairman and Chief Executive Officer, Norfolk Southern Corporation Age: 68 Director Since: May 2012 Independent: Yes	Chevron Committees: • Audit (Chair) – audit committee financial expert Current Public Company Directorships: • Duke Energy Corporation • Oracle Corporation

Prior Public Company Directorships

(within last five years):

•  Norfolk Southern Corporation

Other Directorships and Memberships:

•  Focused Ultrasound Foundation

•  Georgia Tech Foundation Inc.

•  National Academy of Engineering

•  Nature Conservancy of Virginia

Mr. Moorman has been senior advisor to Amtrak, a passenger rail provider since 2018. He previously served as Amtrak’s co–Chief Executive Officer from July 2017 until his retirement in December 2017, and as President and Chief Executive Officer from September 2016 until July 2017. He was Chairman from 2006, and Chief Executive Officer from 2004, of Norfolk Southern Corporation (“Norfolk Southern”), a freight and transportation company, until his retirement in 2015. He served as President of Norfolk Southern from 2004 until 2013. Prior to that, Mr. Moorman was Senior Vice President of Corporate Planning and Services from 2003 until 2004 and Senior Vice President of Corporate Services in 2003. Mr. Moorman joined Norfolk Southern in 1975.

skills and qualifications

Business Leadership / Operations: Served more than a decade as CEO of Norfolk Southern. Forty-year career with Norfolk Southern included numerous senior management and executive positions, with emphasis on operations. Senior advisor and former CEO of Amtrak.

Environmental Affairs: At Norfolk Southern, gained experience with environmental issues related to transportation of coal, automotive, and industrial products. Former Virginia chapter chair and current Virginia chapter director of The Nature Conservancy, a global conservation organization. Served as a trustee of the Chesapeake Bay Foundation, whose mission is to protect the environmental integrity of the bay.

Finance: Former Chairman and CEO of Fortune 500 company. More than three decades of financial responsibility and experience at Norfolk Southern.

Government / Regulatory / Public Policy: More than four decades of experience in the highly regulated freight and transportation industry.

Science / Technology / Engineering: Forty-year career with Norfolk Southern included numerous senior management and executive positions requiring expertise in engineering and technology. Norfolk Southern builds and maintains track and bridges, operates trains and equipment, and designs and manages complex information technology systems. Member of the National Academy of Engineering.

10	Chevron Corporation—2020 Proxy Statement

election of directors

Dambisa F. Moyo Chief Executive Officer, Mildstorm LLC Age: 51 Director Since: October 2016 Independent: Yes	Chevron Committees: • Audit – audit committee financial expert Current Public Company Directorships: • 3M Company	Prior Public Company Directorships (within last five years): • Barclays plc • Barrick Gold Corporation • SABMiller plc • Seagate Technology Other Directorships and Memberships: • None

Dr. Moyo has been Chief Executive Officer of Mildstorm LLC, a financial and economics firm, since she founded it in 2015. She is a global economist and commentator analyzing the macroeconomy and international affairs. Since 2008, Dr. Moyo has been engaged in researching, speaking, and writing about international macroeconomics. From 2001 to 2008, she worked at Goldman Sachs, a multinational investment bank and financial services company, in various roles, including as an economist. Prior to that she worked at the World Bank, an international financial institution in Washington, D.C., from 1993 until 1995.

skills and qualifications

Environmental Affairs: As director at Barrick Gold Corporation, served on the committee that considered and provided oversight on environmental matters.

Finance: Ten years of experience at Goldman Sachs and the World Bank. Ph.D. in economics from the University of Oxford and MBA in finance from the American University. Audit Committee member at 3M Company. Former Audit Committee and Risk Committee member at Barrick Gold Corporation.

Global Business / International Affairs: Traveled to more than 80 countries, with a particular focus on the interplay of international business and the global economy, while highlighting key opportunities for investment. Current and former director of companies with international operations.

Government / Regulatory / Public Policy: Ten years of experience in the highly regulated banking and financial services industry. MPA in Public Administration from John F. Kennedy School of Government, Harvard University.

Research / Academia: Author of four New York Times bestsellers. Dr. Moyo’s writing regularly appears in economics and finance-related publications.

Chevron Corporation—2020 Proxy Statement	11

election of directors

Debra Reed-Klages Retired Chairman, Chief Executive Officer and President, Sempra Energy Age: 63 Director Since: December 2018 Independent: Yes	Chevron Committees: • Management Compensation • Public Policy Current Public Company Directorships: • Caterpillar Inc. • Lockheed Martin Corporation

Prior Public Company Directorships

(within last five years):

•  Halliburton Company

•  Oncor Electric Delivery Company LLC

•  Sempra Energy

Other Directorships and Memberships:

•  The Trusteeship, International Women’s Forum

•  Rady Children’s Hospital and Health Center

•  Rady Children’s Hospital – San Diego, CA

•  State Farm Mutual Board of Directors

•  University of Southern California Viterbi School of Engineering, Board of Councilors

Ms. Reed-Klages served as Chairman from 2012, Chief Executive Officer from 2011, and President from 2017 until her retirement in 2018 from Sempra Energy (“Sempra”), an energy services holding company whose operating units invest in, develop, and operate energy infrastructure and provide electric and gas services to customers in North and South America. Prior to that, she was Executive Vice President of Sempra from 2010 to 2011. From 2006 to 2010, she served as President and Chief Executive Officer of San Diego Gas and Electric and Southern California Gas Co. (“SoCalGas”), Sempra’s regulated California utilities. She joined SoCalGas in 1978 as an energy systems engineer.

skills and qualifications

Business Leadership / Operations: Served seven years as CEO of Sempra. Over three decades of experience in senior management and executive positions at Sempra, including responsibility for utility and infrastructure operations.

Environmental Affairs: As Chairman and CEO of Sempra, oversaw all aspects of Sempra’s environmental and sustainability policies and strategies, which include initiatives to address challenges like limiting water use, improving the quality and efficiency of operations, infrastructure development and access to energy, human health, and environmental safety.

Finance: Former Chairman and CEO of Fortune 500 company. More than a decade of financial responsibility and experience at Sempra. Former CFO of San Diego Gas & Electric and SoCalGas.

Global Business / International Affairs: Former Chairman and CEO of Fortune 500 company that conducts business in Mexico and South America. Current and former director of companies with international operations.

Government / Regulatory / Public Policy: At Sempra, worked with and adhered to the rules established by the California Public Utilities Commission, the principal regulator of Sempra’s California utilities. Served four years on the National Petroleum Council, a federally chartered advisory committee to the U.S. Secretary of Energy.

Science / Technology / Engineering: B.S. in civil engineering from the University of Southern California. Served in a variety of senior management and executive positions at Sempra, requiring expertise in engineering and technology. Director at Caterpillar, a manufacturer of construction and mining equipment, and Lockheed Martin, a global security and aerospace company.

12	Chevron Corporation—2020 Proxy Statement

election of directors

Ronald D. Sugar Retired Chairman and Chief Executive Officer, Northrop Grumman Corporation Lead Director Since: 2015 Age: 71 Director Since: April 2005 Independent: Yes

Chevron Committees:

•  Board Nominating and Governance (Chair)

•  Management Compensation

Current Public Company Directorships:

•  Air Lease Corporation
(retiring May 6, 2020)

•  Amgen Inc.

•  Apple Inc.

•  Uber Technologies, Inc.

Prior Public Company Directorships

(within last five years):

•  None

Other Directorships and Memberships:

•  Los Angeles Philharmonic Association

•  National Academy of Engineering

•  UCLA Anderson School of Management Board of Visitors

•  University of Southern California

Dr. Sugar is a senior advisor to various businesses and organizations, including Ares Management LLC, a private investment firm; Bain & Company, a global consulting firm; Temasek Americas Advisory Panel, a private investment company based in Singapore; and the G100 Network and the World 50, peer-to-peer exchanges for current and former senior executives and directors from some of the world’s largest companies. He is also an advisor to Northrop Grumman Corporation (“Northrop Grumman”), a global aerospace and defense company, and was previously Northrop Grumman’s Chairman and Chief Executive Officer, from 2003 until his retirement in 2010, and President and Chief Operating Officer, from 2001 until 2003. He joined Northrop Grumman in 2001, having previously served as President and Chief Operating Officer of Litton Industries, Inc., a developer of military products, and earlier as an executive of TRW Inc., a developer of missile systems and spacecraft.

skills and qualifications

Business Leadership / Operations: Served seven years as CEO of Northrop Grumman. Held senior management and executive positions, including service as COO, at Northrop Grumman, Litton Industries, Inc., and TRW Inc.

Environmental Affairs: As Chairman, CEO, and President of Northrop Grumman, oversaw environmental assessments and remediations at shipyards and aircraft and electronics factories.

Finance: Former CFO of Fortune 500 company. More than three decades of financial responsibility and experience at Northrop Grumman, Litton Industries, Inc., and TRW Inc. Current Audit Committee Chair at Apple Inc. and former Audit Committee Chair at Chevron.

Global Business / International Affairs: Former CEO of Fortune 500 company with extensive international operations. Current and former director of companies with international operations.

Government / Regulatory / Public Policy: At Northrop Grumman, a key government contractor, oversaw development of weapons and other technologies. Appointed by the President of the United States to the National Security Telecommunications Advisory Committee. Former director of the World Affairs Council of Los Angeles.

Science / Technology / Engineering: B.S., M.S., and Ph.D. in engineering from the University of California at Los Angeles. Served in a variety of senior management and executive positions at Northrop Grumman, Litton Industries, Inc., and TRW Inc., requiring expertise in engineering and technology. Director at Amgen Inc., a biotechnology company; Apple Inc., a designer, manufacturer, and marketer of, among other things, personal computers and mobile communication and media devices; Uber Technologies, Inc., a technology company; and former director at BeyondTrust, a global cybersecurity company. Member of National Academy of Engineering.

Chevron Corporation—2020 Proxy Statement	13

election of directors

D. James Umpleby III Chairman and Chief Executive Officer, Caterpillar Inc. Age: 62 Director Since: March 2018 Independent: Yes	Chevron Committees: • Board Nominating and Governance • Management Compensation Current Public Company Directorships: • Caterpillar Inc.

Prior Public Company Directorships

(within last five years):

•  None

Other Directorships and Memberships:

•  Business Roundtable

•  The Business Council

•  National Petroleum Council

•  Peterson Institute for International Economics

•  Rose-Hulman Institute of Technology

•  U.S.-China Business Council

•  U.S.-India Strategic Partnership Forum

Mr. Umpleby has been Chairman since 2018, and Chief Executive Officer since 2017, of Caterpillar Inc. (“Caterpillar”), a leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines, and diesel-electric locomotives. He was Group President of Caterpillar from 2013 until 2016, with responsibility for Caterpillar’s energy and transportation business segment, and Vice President from 2010 to 2013. He joined Solar Turbines Incorporated, now a Caterpillar subsidiary, in 1980 as an associate engineer.

skills and qualifications

Business Leadership / Operations: Chairman and CEO of Fortune 100 company. More than three decades of experience in senior management and executive positions at Caterpillar, including responsibility for engineering, manufacturing, marketing, sales, and services.

Environmental Affairs: As Chairman and CEO of Caterpillar, oversees all aspects of Caterpillar’s environmental and sustainability policies and strategies, which include initiatives to address challenges like preventing waste, improving the quality and efficiency of operations, developing infrastructure, and ensuring access to energy, human health, and environmental safety. Served as a member of the Latin America Conservation Council, in partnership with The Nature Conservancy, a global conservation organization. Former director of the World Resources Institute, an international research nonprofit organization working to secure a sustainable future.

Finance: Chairman and CEO of Fortune 100 company. More than a decade of financial responsibility and experience at Caterpillar Inc.

Global Business / International Affairs: Chairman and CEO of Fortune 100 company with extensive international operations. Served in assignments at Caterpillar in Singapore and Kuala Lumpur from 1984 to 1990. Director of the Peterson Institute for International Economics, the U.S.-China Business Council and the U.S.-India Business Strategic Partnership Forum and a former member of the U.S.-India CEO Forum.

Science / Technology / Engineering: B.S. in Mechanical Engineering from the Rose-Hulman Institute of Technology. Has served in a variety of senior management and executive positions at Caterpillar Inc., requiring expertise in engineering and technology.

14	Chevron Corporation—2020 Proxy Statement

election of directors

Michael K. Wirth Chairman and Chief Executive Officer, Chevron Corporation Age: 59 Director Since: February 2017 Independent: No	Chevron Committees: • None Current Public Company Directorships: • None

Prior Public Company Directorships

(within last five years):

•  None

Other Directorships and Memberships:

•  American Petroleum Institute

•  American Society of Corporate Executives

•  The Business Council

•  Business Roundtable

•  Catalyst

•  International Business Council of the World Economic Forum

•  National Petroleum Council

Mr. Wirth has been Chairman and Chief Executive Officer of Chevron since February 2018. He was Vice Chairman in 2017 and Executive Vice President of Midstream & Development from 2016 until 2018, where he was responsible for supply and trading, shipping, pipeline, and power operating units; corporate strategy; business development; and policy, government, and public affairs. He served as Executive Vice President of Downstream & Chemicals from 2006 to 2015. From 2003 until 2006, Mr. Wirth was President of Global Supply & Trading. Mr. Wirth joined Chevron in 1982.

skills and qualifications

Business Leadership / Operations: Chairman and CEO of Chevron. Twelve years as Executive Vice President of Chevron. More than three decades of experience in senior management and executive positions at Chevron.

Environmental Affairs: As Chairman and CEO of Chevron, oversees all aspects of Chevron’s environmental policies and strategies. Oversaw environmental policies and strategies of Chevron’s Downstream & Chemicals and shipping and pipeline operations.

Finance: CEO of Fortune 100 company. More than a decade of financial responsibility and experience at Chevron.

Global Business / International Affairs: Chairman and CEO of Fortune 100 company with extensive international operations. Served as President of Marketing for Chevron’s Asia/Middle East/Africa marketing business based in Singapore and served as director of Caltex Australia Ltd. and GS Caltex in South Korea.

Government / Regulatory / Public Policy: More than three decades of experience in highly regulated industry. As Chairman and CEO of Chevron, oversees all aspects of Chevron’s government, regulatory, and public policy affairs.

Science / Technology / Engineering: B.S. in Chemical Engineering from the University of Colorado. More than three decades of experience at Chevron. Joined as a design engineer and advanced through a number of engineering, construction, marketing, and operations roles.

vote required

Each Director nominee who receives a majority of the votes cast (i.e., the number of shares voted FOR a Director nominee must exceed the number of shares voted AGAINST that Director nominee, excluding abstentions) will be elected a Director in an uncontested election. Any shares not voted (whether by abstention or otherwise) will have no impact on the elections. If you are a street name stockholder and do not vote your shares, your bank, broker, or other holder of record cannot vote your shares at its discretion in these elections.

If the number of Director nominees exceeds the number of Directors to be elected—a circumstance we do not anticipate—the Directors shall be elected by a plurality of the shares present in person or by proxy at the Annual Meeting, or any adjournment or postponement thereof, and entitled to vote on the election of Directors.

your board’s recommendation

Your Board recommends that you vote FOR the 10 Director nominees named in this Proxy Statement.

Chevron Corporation—2020 Proxy Statement	15

director compensation

overview

Our compensation for non-employee Directors is designed to be competitive with compensation for directors of other large, global energy companies and other large, capital-intensive, international companies; to link rewards to business results and stockholder returns; and to align stockholder and Director interests through increased Director ownership of Chevron common stock. We do not have a retirement plan for non-employee Directors. Our Chief Executive Officer is not paid additional compensation for service as a Director.

The Governance Committee evaluates and recommends to the non-employee Directors of the Board the compensation for non-employee Directors, and the non-employee Directors of the Board approve the compensation. Our executive officers have no role in determining the amount or form of non-employee Director compensation.

In 2019, the Governance Committee retained the services of an independent compensation consultant, Pearl Meyer &

Partners, LLC (“Pearl Meyer”), to assist the Governance Committee with its periodic review of Chevron’s non-employee Director compensation program relative to Chevron’s Oil Industry Peer Group and Non-Oil Industry Peer Group (excluding General Electric, which is not in the Non-Oil Industry Peer Group for 2020 compensation benchmarking), as identified in “Use of Peer Groups” in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Based on this review, the Governance Committee recommended, and the non-employee Directors of the Board agreed, that no changes should be made to Director compensation in 2020.

Pearl Meyer and its lead consultant report directly to the Governance Committee under the terms of the engagement, but they may work cooperatively with management to develop analyses and proposals when requested to do so by the Governance Committee. Pearl Meyer does not provide any services to the Company.

non-employee director compensation

In 2019, each non-employee Director received annual compensation of $375,000, with 40 percent paid in cash (or stock options at the Director’s election) and 60 percent paid in restricted stock units (“RSUs”). An additional cash retainer, in the amounts described below, is paid to the Lead Director and each Committee Chair. Directors do not receive fees for attending Board or Board Committee meetings, nor do they receive fees for meeting with stockholders. Under the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan and Plan Rules (together, the “NED Plan”), Chevron’s Annual Compensation Cycle for its non-employee Directors is the period commencing on the day of the Annual Meeting at which the Director is elected through the day immediately preceding the next Annual Meeting.

Position	Cash Retainer(1)	RSUs(2)

Non-Employee Director	$150,000	$225,000
Lead Director	$30,000	–
Audit Committee Chair	$30,000	–
Management Compensation Committee Chair	$25,000	–
Board Nominating and Governance Committee Chair	$20,000	–
Public Policy Committee Chair	$20,000	–

(1)

Each cash retainer is paid in monthly installments beginning with the date the Director is elected to the Board. Under the NED Plan, Directors can elect to receive nonstatutory/nonqualified stock options instead of any portion of their cash compensation. Directors can also elect to defer receipt of any portion of their cash compensation. Deferral elections must be made by December 31 in the year preceding the year in which the cash to be deferred is earned. Deferrals are credited, at the Director’s election, into accounts tracked with reference to the same investment fund options available to participants in the Chevron Deferred Compensation Plan, including a Chevron Common Stock Fund. Distribution of deferred amounts is in cash except for amounts valued with reference to the Chevron Common Stock Fund, which are distributed in shares of Chevron common stock.

(2)

RSUs are granted on the date of the Annual Meeting at which the Director is elected. If a Director is elected to the Board between annual meetings, a prorated grant is made. RSUs are paid out in shares of Chevron common stock unless the Director has elected to defer the payout until retirement. RSUs are subject to forfeiture (except when the Director dies, reaches mandatory retirement age of 74, becomes disabled, changes primary occupation, or enters government service) until the earlier of 12 months or the day preceding the first Annual Meeting following the date of the grant.

expenses and charitable matching gift program

Non-employee Directors are reimbursed for out-of-pocket expenses incurred in connection with the business and affairs of Chevron. Non-employee Directors are eligible to participate in Chevron Humankind, our charitable matching gift and community involvement program, which is available to any employee, retiree, or Director. For employees and Directors, we match contributions to eligible entities and grants for volunteer time, up to a maximum of $10,000 per year.

16	Chevron Corporation—2020 Proxy Statement

director compensation

compensation during the fiscal year ended december 31, 2019

The following table sets forth the compensation of our non-employee Directors for the fiscal year ended December 31, 2019.

Name	Fees earned or paid in cash ($)(1)		Stock awards ($)(2)		Option awards ($)(3)		All other compensation ($)(4)	Total ($)
Wanda M. Austin	$85,000	(5)(6)	$225,000		$170,000	(6)(7)	$10,643	$490,643	(7)
John B. Frank	$75,000	(8)	$225,000		$75,000		$10,643	$385,643
Alice P. Gast	$150,000	(8)	$225,000		—		$10,643	$385,643
Enrique Hernandez, Jr.	$—		$225,000		$175,000	(6)	$10,643	$410,643
Charles W. Moorman IV	$—		$225,000		$180,000	(6)	$10,643	$415,643
Dambisa F. Moyo	$150,000		$225,000		—		$643	$375,643
Debra Reed-Klages	$150,000	(8)	$225,000		—		$10,643	$385,643
Ronald D. Sugar	$200,000	(6)(8)(9)	$225,000		—		$10,643	$435,643
Inge G. Thulin(10)	$75,000	(11)	$225,000	(12)	—		$643	$300,643
D. James Umpleby III	$150,000	(8)	$225,000		—		$10,643	$385,643

(1)	Form of compensation elected by a Director, as described above, can result in differences in reportable compensation.

(2)

Amounts reflect the aggregate grant date fair value for RSUs granted in 2019 under the NED Plan. We calculate the grant date fair value of these awards in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”), for financial reporting purposes. The grant date fair value of these RSUs was $118.31 per unit, the closing price of Chevron common stock on May 28, 2019. RSUs accrue dividend equivalents, the value of which is factored into the grant date fair value. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions have been disregarded. RSUs are payable in Chevron common stock.

At December 31, 2019, the following Directors had the following number of shares subject to outstanding stock awards or deferrals:

Name	Restricted stock(a)	Stock units(a)	RSUs(a)	Stock units from Director’s deferral of cash retainer(b)	Total
Wanda M. Austin	–	–	1,939	–	1,939
John B. Frank	–	–	5,114	–	5,114
Alice P. Gast	–	–	13,752	–	13,752
Enrique Hernandez, Jr.	–	–	16,132	1,291	17,423
Charles W. Moorman IV	–	–	18,493	10,055	28,548
Dambisa F. Moyo	–	–	1,939	–	1,939
Debra Reed-Klages	–	–	2,904	579	3,483
Ronald D. Sugar	2,651	8,116	34,944	16,707	62,418
Inge G. Thulin	–	–	12,332	612	12,944
D. James Umpleby III	–	–	1,939	–	1,939

(a)

Represents awards of restricted stock and dividends and stock units and dividend equivalents from 2005 through 2006, and awards of RSUs and dividend equivalents beginning in 2007, rounded to whole units. Awards of restricted stock are fully vested and are settled in shares of Chevron common stock upon retirement. Awards of stock units and RSUs are settled in shares of Chevron common stock in either one or 10 annual installments following the Director’s retirement, resignation, or death. The terms of awards of RSUs are described above.

(b)

Represents deferred compensation and dividend equivalents, rounded to whole units. Distribution will be made in either one or 10 annual installments. Any deferred amounts unpaid at the time of a Director’s death are distributed to the Director’s beneficiary.

(3)

For Directors electing to receive stock options in lieu of all or a portion of the annual cash retainer, the stock options are granted on the date of the Annual Meeting at which the Director is elected, with 50 percent vested on November 29, 2019, and 50 percent vesting on May 26, 2020. The aggregate grant date fair value is being reported as compensation in 2019, the year of grant, notwithstanding the Annual Compensation Cycle covering the period from May 29, 2019, through May 26, 2020. The stock options are exercisable for that number of shares of Chevron common stock determined by dividing the amount of the cash retainer subject to the election by the Black-Scholes value of a stock option on the date of grant. Elections to receive stock options in lieu of any portion of cash compensation must be made by December 31 in the year preceding the year in which the stock options are granted. The stock options have an exercise price based on the closing price of Chevron common stock on the date of grant.

Amounts reported here reflect the aggregate grant date fair value for stock options granted on May 29, 2019. The grant date fair value was determined in accordance with ASC Topic 718 for financial reporting purposes. The grant date fair value of each option is calculated using the Black-Scholes model. Stock options granted on May 29, 2019, have an exercise price of $116.77 and a grant date fair value of $14.87. The assumptions used in the Black-Scholes model to calculate this grant date fair value were: an expected life of 6.6 years, a volatility rate of 20.6 percent, a risk-free interest rate of 2.12 percent, and a dividend yield of 3.98 percent. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions have been disregarded.

Dr. Austin and Messrs. Frank, Hernandez, and Moorman each elected to receive all or a part of their 2019 annual cash compensation in the form of stock options. The number of stock options granted in 2019 was 11,432 to Dr. Austin, 5,043 to Mr. Frank, 11,768 to Mr. Hernandez, and 12,104 to Mr. Moorman. One-half of the stock options vested on November 29, 2019, and the remaining half vests on May 26, 2020. Stock options expire after 10 years.

Chevron Corporation—2020 Proxy Statement	17

director compensation

At December 31, 2019, Dr. Austin had 11,432, Mr. Frank had 9,348, Mr. Hernandez had 91,937 and Mr. Moorman had 22,436 outstanding vested and unvested stock options. Under the NED Plan, Directors who retire in accordance with Chevron’s Director Retirement Policy have until 10 years from the date of grant to exercise any outstanding options.

(4)	All Other Compensation for 2019 includes the following items:

Name	Insurance(a)	Perquisites(b)	Charitable(c)
Wanda M. Austin	$ 643	–	$ 10,000
John B. Frank	$ 643	–	$ 10,000
Alice P. Gast	$ 643	–	$ 10,000
Enrique Hernandez, Jr.	$ 643	–	$ 10,000
Charles W. Moorman IV	$ 643	–	$ 10,000
Dambisa F. Moyo	$ 643	–	–
Debra Reed-Klages	$ 643	–	$ 10,000
Ronald D. Sugar	$ 643	–	$ 10,000
Inge G. Thulin	$ 643	–	–
D. James Umpleby III	$ 643	–	$ 10,000

(a)	Amounts reflect the annualized premium for accidental death and dismemberment insurance coverage paid by Chevron.

(b)	Perquisites and personal benefits did not equal or exceed $10,000 for any Director in 2019.

(c)	Amounts reflect payments made to charitable organizations under Chevron Humankind, our charitable matching gift and community involvement program, to match donations made by the Directors in 2019.

(5)	Reflects Dr. Austin’s cash retainer covering the period from January 1, 2019, through May 28, 2019.

(6)	Amount includes the additional retainer paid for serving as a Board Committee Chair during 2019.

(7)

Dr. Austin elected to receive 100 percent of her cash retainer for the 2019 Annual Compensation Cycle in stock options in lieu of cash. Accordingly, the options were granted on May 29, 2019. As described in Footnote 3 above, this resulted in the aggregate grant date fair value of the options being reported as compensation in 2019, even though the Annual Compensation Cycle covers the period from May 29, 2019, through May 26, 2020.

(8)	Director has elected to defer all or a portion of the cash retainer under the NED Plan in 2019. None of the earnings under the NED Plan are above market or preferential.

(9)	Amount includes the additional cash retainer paid for serving as Lead Director during 2019.

(10)	Mr. Thulin resigned from the Board effective January 1, 2020.

(11)	Reflects Mr. Thulin’s cash retainer for the period from May 29, 2019, through December 31, 2019.

(12)	Mr. Thulin will not realize any value from his 2019 RSU grant, which was cancelled following his resignation from the Board, in accordance with the NED Plan.

18	Chevron Corporation—2020 Proxy Statement

corporate governance

overview

Chevron is governed by a Board of Directors and Board Committees that meet throughout the year. Directors discharge their responsibilities at Board and Committee meetings and through other communications with management. Your Board is committed to strong corporate governance structures and practices that help Chevron compete more effectively, sustain its success, and build long-term stockholder value.

role of the board of directors

Your Board oversees and provides guidance for Chevron’s business and affairs. The Board oversees management’s development and implementation of Chevron’s strategy and business planning process. The Board monitors corporate performance, the integrity of Chevron’s financial controls, and the effectiveness of its legal compliance and enterprise risk management programs. This is generally a year-round process, culminating in Board reviews of Chevron’s strategic plan, its business plan, the next year’s capital expenditures budget, and key financial and operational indicators. Your Board also oversees management and the succession of key executives.

board leadership structure

Under Chevron’s By-Laws, the positions of Chairman of the Board and Chief Executive Officer are separate positions that may be occupied by the same person at the discretion of the Board. Chevron’s independent Directors select the Chairman of the Board annually. Thus, the Board has great flexibility to choose its optimal leadership structure depending upon Chevron’s particular needs and circumstances and to organize its functions and conduct its business in the most effective manner.

Annually, the Governance Committee conducts an assessment of Chevron’s corporate governance structures and processes, which includes a review of Chevron’s Board leadership structure and whether combining or separating the roles of Chairman and CEO is in the best interests of Chevron’s stockholders. At present, Chevron’s Board believes that it is in the stockholders’ best interests for the CEO, Michael K. Wirth, to also serve as Chairman of the Board. The Board believes that having Mr. Wirth serve as Chairman fosters an important unity of leadership between the Board and management that is subject to effective oversight by the independent Lead Director and the other independent Directors. The Board believes that it benefits from the significant knowledge, insight, and perspective of Chevron and the energy industry that Mr. Wirth has gained throughout his 37 years with Chevron. Our business is highly complex, and our projects often have long lead times, with many of our major capital projects taking more than 10 years from the exploration phase to first production. The Board believes that Mr. Wirth’s in-depth knowledge of the Company, coupled with his extensive industry expertise, makes him particularly qualified to lead discussions of the Board. Having Mr. Wirth serve as Chairman also promotes better alignment of Chevron’s long-term strategic development with its operational execution. Also, as a global energy company that negotiates concessions and leases with host-country governments around the world, it is advantageous to the Company for the CEO to represent the Chevron Board in such dialogues as its Chairman.

Significantly, the Board does not believe that combining the roles creates ambiguity about reporting relationships. Given the role of the independent Lead Director discussed below and the fact that the independent Directors, pursuant to their powers under the By-Laws, have affirmatively selected Mr. Wirth for the positions of Chairman and CEO, annually set his compensation, and regularly evaluate his performance, the Board believes it is clear that Mr. Wirth reports and is accountable to the independent Directors. Moreover, the Board does not believe that having the CEO also serve as Chairman inhibits the flow of information and interactions between the Board, management, and other Company personnel. To the contrary, the Board has unfettered access to management and other Company personnel, and the Board believes that having Mr. Wirth in the roles of both Chairman and CEO facilitates the flow of information and communications between the Board and management, which enhances the Board’s ability to obtain information and to monitor management.

Chevron Corporation—2020 Proxy Statement	19

corporate governance

independent lead director

Your Board recognizes the importance of independent Board oversight of the CEO and management and has developed policies and procedures designed to ensure independent oversight. In addition to conducting an annual review of the CEO’s performance, the independent Directors meet in executive session at each regular Board meeting and discuss management’s performance and routinely formulate guidance and feedback, which the independent Lead Director provides to the CEO and other members of management.

Further, when the Board selects the CEO to also serve as Chairman, the independent Directors annually select an independent Lead Director, currently Dr. Sugar. The Board routinely reviews the Lead Director’s responsibilities to ensure that these responsibilities enhance its independent oversight of the CEO and management and the flow of information and interactions between the Board, management, and other Company personnel. Annually the Lead Director leads the independent Directors’ review of candidates for all senior management positions. This succession planning process includes consideration of both ordinary course succession, in the event of planned promotions and retirements, and planning for situations where the CEO or another member of senior management unexpectedly becomes unable to perform the duties of their positions.

The Lead Director and Chairman collaborate closely on Board meeting schedules and agendas and information provided to the Board. These consultations and agendas and the information provided to the Board frequently reflect input and suggestions from other members of the Board and management. You can read more about these particular processes in the “Board Agenda and Meetings” section of Chevron’s Corporate Governance Guidelines.

Any stockholder can communicate with the Lead Director or any of the other Directors in the manner described in the “Communicating with the Board” section of this Proxy Statement.

Also, as discussed in more detail in the “Environmental, Social, and Governance Engagement” section of this Proxy Statement, the Board encourages a robust investor engagement program. During these engagements, Board leadership is a frequent topic of discussion. In general, investors, including those who are philosophically opposed to combining the positions of Chairman and CEO, have overwhelmingly communicated to Chevron that they have minimal, if any, concerns about your Board or individual Directors or about Chevron’s policies and leadership structure. More specifically, these investors have voiced confidence in the strong counterbalancing structure of the robust independent Lead Director role.

As described in the “Board Leadership and Lead Director” section of Chevron’s Corporate Governance Guidelines, the Lead Director’s responsibilities are to:

•  chair all meetings of the Board in the Chairman’s absence;

•  chair the executive sessions;

•  lead non-management Directors in an annual discussion of the performance evaluation of the CEO as well as communicate that evaluation to the CEO;

•  oversee the process for CEO succession planning;

•  lead the Board’s review of the Governance Committee’s assessment and recommendations from the Board self-evaluation process;

•  lead the individual Director evaluation process;

•  serve as liaison between the Chairman and the independent Directors;

•  consult with the Chairman on and approve agendas and schedules for Board meetings and other matters pertinent to the Corporation and the Board;

•  be available to advise the Committee Chairs of the Board in fulfilling their designated roles and responsibilities;

•  participate in the interview process for prospective directors with the Governance Committee;

•  call meetings of the independent Directors and special meetings of the Board; and

•  be available as appropriate for consultation and direct communication with major stockholders.

human capital management

Human capital management is critical to ongoing business success. At Chevron “human energy” is the most important element of delivering reliable, affordable and ever-cleaner energy — which requires investing in our people. We strive to create a highly engaged and motivated workforce where employees are inspired by leadership, engaged in purpose-driven, meaningful work, have growth opportunities, and thrive in an environment that embraces diversity and inclusion. Diversity and inclusion are cornerstones of

Chevron’s corporate values and set the tone for an inclusive work environment that values the diversity of our employees’ talents, experiences and ideas.

We conduct an annual employee survey to understand employees’ views, assess Chevron against the attributes of a high-performance organization, and measure the impact of our people development programs. An effective approach to human capital management requires that we invest in talent, training, culture, and employee engagement.

20	Chevron Corporation—2020 Proxy Statement

corporate governance

In addition, the senior management team and the Board focus on our commitment to the areas where we work around the world by endorsing and monitoring strategic initiatives that enable sustainable development of local workforce, business partners, and communities through investments in health, safety, education, and economic growth.

The Board is also actively involved in reviewing and approving executive compensation, selections, and succession plans to ensure we have leadership in place with the requisite skills and experience to deliver results the right way. In addition to the annual review led by the Lead Director, the CEO periodically provides the Board with an assessment of senior executives and their potential as successors for the CEO position, as well as perspectives on potential candidates for other senior management positions.

board oversight of strategy

The Board of Directors and the Board Committees provide guidance to and oversight of management with respect to Chevron’s business strategy throughout the year. The Board dedicates at least one Board meeting each year to focus on Chevron’s strategic planning. In 2018 and 2019, the Board participated in expanded offsite strategy sessions that included presentations by third-party experts to discuss energy transition issues. In addition, various elements of strategy are discussed at every Board meeting, as well as at many meetings of the Board’s Committees. The Board also dedicates one Board meeting each year to focus on Chevron’s three-year business plan and to endorse Chevron’s business plan, performance objectives, and capital and exploratory budget for the coming year. Our strategic plan sets direction, aligns our organization, and differentiates us from the competition. It guides our actions to successfully manage risk and deliver stockholder value. The Board of Directors and the Board Committees oversee fundamental components of our strategic plan, and management is charged with executing the business strategy. In order to assess performance against our strategic plans, the Board receives regular updates on progress and execution and provides guidance and direction throughout the year.

board oversight of risk

The Board of Directors and the Board Committees oversee Chevron’s risk management policies, processes, and practices to ensure that the appropriate risk management systems are employed throughout the Company. Chevron faces a broad array of risks, including market, operational, strategic, legal, regulatory, political, financial, and cybersecurity risks. The Board exercises its role of risk oversight in a variety of ways, including the following:

Board of Directors

•  Monitors overall corporate performance, the integrity of financial and other controls, and the effectiveness of the Company’s legal compliance and enterprise risk management programs, risk governance practices, and risk mitigation efforts, particularly with regard to those risks specified by the Company as “Risk Factors” in its Annual Report on Form 10-K

•  Oversees management’s implementation and utilization of appropriate risk management systems at all levels of the Company, including operating companies, business units, corporate departments, and service companies

•  Reviews specific facilities and operational risks as part of visits to Company operations

•  Reviews portfolio, capital allocation, and geopolitical risks in the context of the Board’s annual strategy session and the annual business plan and capital budget review and approval process

•  Receives reports from management on and considers risk matters in the context of the Company’s strategic, business, and operational planning and decision making

•  Receives reports from management on, and routinely considers, critical risk topics such as operational, financial, geopolitical/legislative, strategic, geological, security, commodity trading, skilled personnel/human capital, capital project execution, civil unrest, legal, and technology/cybersecurity risk

Audit Committee

•  Assists the Board in fulfilling its oversight of financial risk exposures, including, but not limited to, those related to cybersecurity, the effectiveness of internal controls over financial reporting, and the implementation and effectiveness of Chevron’s compliance programs

•  Discusses Chevron’s policies with respect to financial risk assessment and financial risk management

•  Meets with Chevron’s Chief Compliance Officer and certain members of Chevron’s Compliance Policy Committee to receive information regarding compliance policies and procedures and internal controls

•  Meets with Chevron’s Chief Information Officer to review cybersecurity implications and risk management on financial exposures

•  Meets with and reviews reports from Chevron’s independent registered public accounting firm and internal auditors

•  Reports its discussions to the full Board for consideration and action when appropriate

Chevron Corporation—2020 Proxy Statement	21

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Board Nominating and Governance Committee

•  Assists the Board in fulfilling its oversight of risks that may arise in connection with Chevron’s governance practices and processes

•  Conducts an annual evaluation of Chevron’s governance practices with the help of the Corporate Governance Department

•  Discusses risk management in the context of general governance matters, including topics such as Board and management succession planning, delegations of authority and internal approval processes, stockholder proposals and activism, and Director and officer liability insurance

•  In conjunction with the Public Policy Committee, oversees Chevron’s stockholder engagement program and makes recommendations regarding stockholder engagement

•  Reports its discussions to the full Board for consideration and action when appropriate

Management Compensation Committee (“MCC”)

•  Assists the Board in fulfilling its oversight of risks that may arise in connection with Chevron’s compensation programs and practices

•  Reviews the design and goals of Chevron’s compensation programs and practices in the context of possible risks to Chevron’s financial and reputational well-being

•  Reviews Chevron’s strategies and supporting processes for executive retention and diversity

•  Reports its discussions to the full Board for consideration and action when appropriate

Public Policy Committee

•  Assists the Board in fulfilling its oversight of risks that may arise in connection with the social, political, environmental, human rights, and public policy aspects of Chevron’s business and the communities in which it operates

•  Provides oversight and guidance on and receives reports regarding environmental matters in connection with Chevron’s projects and operations

•  Discusses risk management in the context of, among other things, legislative and regulatory initiatives (including political activities such as political contributions and lobbying), safety and environmental stewardship, community relations, government and nongovernmental organization relations, and Chevron’s global reputation

•  In conjunction with the Governance Committee, oversees Chevron’s stockholder engagement program and makes recommendations regarding stockholder engagement

•  Reports its discussions to the full Board for consideration and action when appropriate board oversight of sustainability

Chevron’s sustainability efforts and environmental, social, and governance (“ESG”) priorities are focused on protecting the environment, empowering people, and getting results the right way. The Board oversees Chevron’s performance and management of various ESG issues, including climate change, ESG reporting, lobbying practices, human capital management, cybersecurity, and human rights. The Board also offers guidance on Chevron’s Corporate Responsibility Report and on climate change reports aligned with the Financial Stability Board’s Task Force on Climate-related Financial Disclosures (“TCFD”). The Board’s four standing committees provide oversight and guidance over different aspects of ESG issues. For example, the Public Policy Committee assesses and advises on risks that may arise in connection with social, political, environmental, and public policy aspects of Chevron’s business and helps management evaluate trends and potential implications. The Public Policy

Committee is briefed on the work of the Chevron Global Issues Committee, an executive-level committee that is regularly updated on various sustainability issues as well as ESG engagements with stockholders and other stakeholders. The Audit Committee discusses potential financial risk exposures related to sustainability, such as trends in sustainable finance and shifts in capital flows. The Governance Committee discusses maintaining appropriate Board composition to oversee various sustainability and ESG issues and reviews stockholder proposals, many of which are ESG focused. The MCC discusses how to align incentive program design with Chevron’s sustainability strategy. In addition to providing oversight, the Board is committed to fostering long-term and institutionwide relationships with stockholders and listening to their input on sustainability and ESG issues.

board oversight of environmental issues

Chevron operates using four environmental principles that define how we develop energy in an environmentally responsible manner: include environmental impact in decision making, reduce our environmental footprint, operate responsibly, and steward our sites. A description of these principles can be found at www.chevron.com/corporate-responsibility/environment. The Board of Directors, and the

Public Policy Committee in particular, provide oversight and guidance on environmental matters in connection with Chevron’s projects and operations and are regularly briefed by professionals whose focus is on environmental protection and stewardship. Members of the Board regularly visit Chevron operations across the globe and discuss environmental matters specific and relevant to these

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locations. Significant environmental and process safety issues are reviewed by the Board to ensure compliance with the Company’s rigorous processes. The Public Policy Committee assists the Board in identifying, evaluating, and monitoring public policy trends and environmental issues that could impact the Company’s business activities and performance. It also reviews and makes recommendations for Chevron’s strategies related to corporate responsibility and reputation management. The Board of Directors and the Public Policy Committee regularly receive reports of stockholder engagements related to environmental issues and incorporate these into the direction they provide to management.

director independence

Your Board has determined that each non-employee Director who served in 2019 and non-employee Director nominee is independent in accordance with the NYSE Corporate Governance Standards and that no material relationship exists with Chevron other than as a Director.

For a Director to be considered independent, the Board must determine that the Director does not have any material relationship with Chevron, other than as a Director. In making its determinations, the Board adheres to the specific tests for independence included in the NYSE Corporate Governance Standards. In addition, the Board has determined that the following relationships of Chevron Directors occurring within the last fiscal year are categorically immaterial to a determination of independence if the relevant transaction was conducted in the ordinary course of business:

•	a director of another entity if business transactions between Chevron and that entity do not exceed $5 million or 5 percent of the receiving entity’s consolidated gross revenues, whichever is greater;

•

a director of another entity if Chevron’s discretionary charitable contributions to that entity do not exceed $1 million or 2 percent of that entity’s gross revenues, whichever is greater, and if the charitable contributions are consistent with Chevron’s philanthropic practices; and

•

a relationship arising solely from a Director’s ownership of an equity or limited partnership interest in a party that engages in a transaction with Chevron as long as the Director’s ownership interest does not exceed 2 percent of the total equity or partnership interest in that other party.

These categorical standards are contained in our Corporate Governance Guidelines, which are available on our website at www.chevron.com/investors/corporate-governance and are available in print upon request.

Drs. Moyo and Sugar, Ms. Reed-Klages, and Messrs. Hernandez, Moorman, and Umpleby are directors of for-profit entities with which Chevron conducts business in the ordinary course. Other than Dr. Moyo, they and Drs. Austin and Gast, and Mr. Frank are also directors or trustees of, or similar advisors to, not-for-profit entities to which Chevron makes contributions. The Board has determined that all of these transactions and contributions were below the thresholds set forth in the first and second categorical standards described above (except as noted below) and are, therefore, categorically immaterial to the particular Director’s independence.

The Board reviewed the following relationships and transactions that existed or occurred in 2019 that are not covered by the categorical standards described above:

•

For Dr. Gast, the Board considered that, in 2019, Chevron made payments and contributions to Imperial College London amounting to less than 0.011 percent of Imperial College’s most recently reported annual gross revenues. Dr. Gast is the President of Imperial College London. The Board concluded that these transactions would not impair Dr. Gast’s independence.

•

For Mr. Hernandez, the Board considered that, in 2019, Chevron purchased services from two subsidiaries of Inter-Con Security Systems, Inc., in the ordinary course of business, amounting to less than 1 percent of Inter-Con’s most recent annual consolidated gross revenues. Mr. Hernandez is Chairman and Chief Executive Officer and a significant stockholder of Inter-Con, a privately held business. Mr. Hernandez’s adult son is President of Inter-Con. The Board concluded that these transactions would not impair Mr. Hernandez’s independence.

•

Also for Mr. Hernandez, the Board considered that, in 2019, Chevron made contributions to Catalyst Inc., in the ordinary course of business, amounting to less than 13 percent of Catalyst’s most recently reported annual consolidated gross revenues. Mr. Hernandez is a Director of Catalyst, a 501(c)(3) nonprofit organization. The Board concluded that these transactions would not impair Mr. Hernandez’s independence.

•

For Mr. Umpleby, the Board considered that, in 2019, Chevron purchased products and services from Caterpillar Inc., in the ordinary course of business, amounting to less than 0.087 percent of Caterpillar’s most recently reported annual consolidated gross revenues, and Caterpillar purchased products and services from Chevron, in the ordinary course of business, amounting to less than 0.015 percent of Chevron’s most recently reported annual consolidated gross revenues. Mr. Umpleby is the Chairman and Chief Executive Officer of Caterpillar Inc. The Board concluded that these transactions would not impair Mr. Umpleby’s independence.

Chevron Corporation—2020 Proxy Statement	23

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board committees

Chevron’s Board of Directors has four standing Committees: Audit; Board Nominating and Governance; Management Compensation; and Public Policy. The Audit, Board Nominating and Governance, and Management Compensation Committees are each constituted and operated according to the independence and other requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and the NYSE Corporate Governance Standards. Each independent Director, including each member of the MCC, is an “outside” Director for purposes of ensuring that certain pre-2019 grants meet the grandfather rule in Section 162(m) of the Internal Revenue Code of 1986, as amended. In addition, each member of the Audit Committee is financially literate and an “audit committee financial expert,” as such terms are defined under the Exchange Act and related rules and the NYSE Corporate Governance Standards.

Each Committee is chaired by an independent Director who determines the agenda, the frequency, and the length of the meetings and who has unlimited access to management, information, and outside advisors, as necessary. Each non-employee Director generally serves on one or two Committees. Committee members serve staggered terms, enabling Directors to rotate periodically to different Committees. Four- to six-year terms for Committee Chairs facilitate rotation of Committee Chairs while preserving experienced leadership.

Each Committee operates under a written charter that sets forth the purposes and responsibilities of the Committee as well as qualifications for Committee membership. Each Committee assesses the adequacy of its charter periodically and recommends changes to the Governance Committee. All Committees report regularly to the full Board of Directors with respect to their activities. Committee charters can be viewed on Chevron’s website at www.chevron.com/investors/corporate-governance.

board and committee meetings and attendance

In 2019, your Board held six regular Board meetings and two special Board meetings, with each regular meeting including an executive session of independent Directors led by our independent Lead Director. In addition, 24 Board Committee meetings were held in 2019, which included nine Audit Committee, five Governance Committee, five MCC, three Public Policy Committee and two joint meetings of the Governance and the Public Policy Committees. All incumbent Directors attended 100 percent of their Board and

Committee meetings during 2019. Chevron’s policy regarding Directors’ attendance at the Annual Meeting, as described in the “Board Agenda and Meetings” section of Chevron’s Corporate Governance Guidelines (available at www.chevron.com/investors/corporate-governance), is that all Directors are expected to attend the Annual Meeting, absent extenuating circumstances. All incumbent Directors attended the 2019 Annual Meeting.

board and committee evaluations

Each year, your Board and its Committees perform a rigorous self-evaluation. As required by Chevron’s Corporate Governance Guidelines, the Governance Committee oversees this process. The performance evaluations solicit anonymous input from Directors regarding the performance and effectiveness of the Board, the Board Committees, and individual Directors and provide an opportunity for Directors to identify areas for improvement. In addition, the independent Lead Director has individual conversations with each member of the Board, providing further opportunity for dialogue and improvement. In 2018, the Governance Committee augmented the individual Director evaluation by adding an individual Director performance evaluation questionnaire to more rigorously evaluate individual Director performance. Under this part of the process, each Director sends a confidential individual Director performance evaluation for each independent Director to outside counsel retained by the Company at the Governance Committee’s request. Outside counsel compiles the results of the evaluations into reports, which are sent to the Lead Director for consideration and use by the Lead Director during individual conversations with each independent Director (the Chair of the Audit Committee receives the report on the Lead Director and meets with the Lead Director regarding that report). The Governance Committee reviews the results and feedback from the evaluation process and makes recommendations for improvements as appropriate. The independent Lead Director leads a discussion of the evaluation results during an executive session of the Board and communicates relevant feedback to the CEO. Your Board has successfully used this process to evaluate Board, Committee, and individual Director effectiveness, and identify opportunities to strengthen the Board.

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Committees and membership	Committee functions
Audit Charles W. Moorman IV, Chair John B. Frank Dambisa F. Moyo

•  Selects the independent registered public accounting firm for endorsement by the Board and ratification by the stockholders

•  Reviews reports of the independent registered public accounting firm and internal auditors

•  Reviews and approves the scope and cost of all services (including non-audit services) provided by the independent registered public accounting firm

•  Monitors the effectiveness of the audit process and financial reporting

•  Monitors the maintenance of an effective internal audit function

•  Reviews the adequacy of accounting, internal control, auditing, and financial reporting matters

•  Monitors implementation and effectiveness of Chevron’s compliance policies and procedures

•  Assists the Board in fulfilling its oversight of enterprise risk management, particularly financial risks, including, but not limited to, cybersecurity risk as it relates to financial risk exposures

•  Evaluates the effectiveness of the Audit Committee

Board Nominating and Governance Ronald D. Sugar, Chair Wanda M. Austin Alice P. Gast D. James Umpleby III

•  Evaluates the effectiveness of the Board and its Committees and recommends changes to improve Board, Board Committee, and individual Director effectiveness

•  Assesses the size and composition of the Board to evaluate the skills and experience that are currently represented, as well as the skills and experience that the Board may find valuable in the future

•  Engages in succession planning for the Board and key leadership roles on the Board and its Committees

•  Recommends prospective Director nominees

•  Oversees the orientation process for new Directors and ongoing education for Directors

•  Reviews and approves non-employee Director compensation

•  Evaluates and recommends changes as appropriate in Chevron’s Corporate Governance Guidelines, Restated Certificate of Incorporation, By-Laws, and other Board-adopted governance provisions

•  Assesses stock ownership guidelines for Directors and the Directors’ ownership relative to the guidelines

•  Reviews stockholder proposals and recommends (in conjunction with the Public Policy Committee) Board responses to proposals

•  Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with Chevron’s corporate governance practices and processes

•  Evaluates the effectiveness of the Governance Committee

Management Compensation Enrique Hernandez, Jr., Chair Debra Reed-Klages Ronald D. Sugar D. James Umpleby III

•  Conducts an annual review of the CEO’s performance

•  Reviews and recommends to the independent Directors the salary, short term and long term incentive compensation for the CEO

•  Reviews and approves salaries short term and long term incentive compensation for executive officers other than the CEO

•  Administers Chevron’s executive incentive and equity-based compensation plans

•  Reviews Chevron’s strategies and supporting processes for executive retention and diversity

•  Reviews and approves executive compensation philosophy that aligns with Chevron’s strategy and stockholder interest

•  Reviews and approves peer group(s) used to benchmark executive compensation levels, program design and practices, and relative performance

•  Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with Chevron’s compensation programs

•  Evaluates the effectiveness of the MCC

Public Policy Wanda M. Austin, Chair Alice P. Gast Enrique Hernandez, Jr. Debra Reed-Klages

•  Identifies, monitors, and evaluates domestic and international environmental, social, human rights, political, and public policy matters that are relevant to Chevron’s activities and performance

•  Assists the Board in devoting appropriate attention and effective response to stockholder concerns regarding such issues

•  Recommends to the Board policies, programs, and practices concerning support of charitable, political, and educational organizations

•  Reviews annually the policies, procedures, and expenditures for Chevron’s political activities, including political contributions and direct and indirect lobbying

•  Reviews stockholder proposals and recommends (in conjunction with the Governance Committee) Board responses to proposals

•  Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with the environmental, social, human rights, political, and public policy aspects of Chevron’s business

•  Evaluates the effectiveness of the Public Policy Committee

Chevron Corporation—2020 Proxy Statement	25

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corporate governance guidelines

Your Board has adopted Corporate Governance Guidelines to provide a transparent framework for the effective governance of Chevron. The Corporate Governance Guidelines are reviewed regularly and updated as appropriate. The full text of the Corporate Governance Guidelines can be found on our website at www.chevron.com/investors/corporate-governance. The guidelines address, among other topics:

•	the role of the Board

•	Board succession planning and membership criteria

•	Director independence

•	Board size

•	Director terms of office

•	the election of Directors

•	other Board memberships

•	Director retirement policy

•	number and composition of Board Committees

•	Board leadership and Lead Director

•	executive sessions
•	Business Conduct and Ethics Code

•	confidentiality

•	succession planning

•	Board compensation

•	Board access to management

•	Director orientation and education

•	evaluation of Board performance

•	Chief Executive Officer performance review

•	Director and officer stock ownership guidelines

•	access to outside advisors

•	Board agenda and meetings

business conduct and ethics code

We have adopted a code of business conduct and ethics for Directors, officers (including the Company’s Chief Executive Officer, Chief Financial Officer, and Comptroller), and employees, known as the Business Conduct and Ethics Code, which is available on our website at www.chevron.com and is available in print upon request. We will post any amendments to the code on our website. Directors, officers, and employees certify biennially that they will comply with the code.

hedging, pledging, and other transactions

Members of the Board, members of Chevron’s Management Committee, and the Vice Presidents of Finance for the Upstream and the Downstream & Chemicals are prohibited from:

•

engaging in hedging transactions or speculative transactions involving Chevron securities, including, but not limited to, short sales and trading in options, puts, calls, straddles, swaps or other derivative securities;

•	purchasing Chevron securities on margin;

•	engaging in monetization transactions, such as forward sale contracts involving Chevron securities; and

•	pledging Chevron securities as collateral for a loan or any other purpose.

Employees, other than those listed above, are generally permitted to engage in transactions involving Chevron securities that are designed to hedge or offset market risk.

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environmental, social, and governance engagement

Your Board believes that fostering long-term and institutionwide relationships with stockholders and other stakeholders and maintaining their trust and goodwill is a core Chevron objective. Chevron conducts extensive engagements with stockholders as an essential part of our commitment to sustainability. These engagements routinely cover governance, compensation, social, safety, environmental, climate change, culture, human rights, human capital management, and other current and emerging issues.

In addition, we have an extensive investor relations outreach effort, in which members of senior management routinely meet with major investors to review Company strategies, financial and operating performance, capital allocation priorities, and near-term outlook. We use all of these sessions to ensure that the Board and management understand and address the issues that are important to our stockholders.

In order to continuously improve Chevron’s governance processes and communications, Chevron follows an Annual Engagement Plan and Process. Through this program, we are able to identify and address environmental, social, and governance topics that are raised by our stockholders. The Governance Committee and the Public Policy Committee oversee the stockholder engagement program and make recommendations regarding stockholder engagement.

Since Chevron’s last Annual Meeting, an engagement team consisting of senior executives, subject matter experts on governance, compensation, and environmental and social issues (“ESG Engagement Team”), and, when appropriate, our independent Lead Director and our Public Policy Committee Chair have continued to lead our robust stockholder outreach program.

•

Our ESG Engagement Team had substantive engagements with stockholders representing more than 40 percent of Chevron’s outstanding common stock. Our Chairman and Board members attended several of these meetings.

•

In addition, our ESG Engagement Team reached out to every stockholder or their representative who submitted proposals for inclusion in our Proxy Statement and met with each one to discuss their concerns and areas of agreement and disagreement.

During these engagements, Chevron gained valuable feedback on several topics, including:

•	expectations about ESG reporting;

•	the importance of having a TCFD-aligned climate report;

•	Board composition and Director skills and expertise;

•	executive compensation and alignment with performance; and

•	governance trends, such as growing demands for transparency and increasing scrutiny of company cultures.

This feedback was shared with the Board and its relevant Committees. For more information about these engagements, see the “Independent Lead Director,” and “Compensation Discussion and Analysis” sections of the Proxy Statement.

communicating with the board

The Governance Committee reviews interested-party communications, including stockholder inquiries directed to non-employee Directors. The Corporate Secretary and Chief Governance Officer compiles the communications, summarizes lengthy or repetitive communications and the responses sent, and takes further action, if any. All communications are available to the Directors.

Interested parties wishing to communicate their concerns or questions about Chevron to the independent Lead Director or any other non-employee Director may do so by mail addressed to the Lead Director or Non-Employee Directors, c/o Office of the Corporate Secretary and Chief Governance Officer, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324 or by email to corpgov@chevron.com.

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related person transactions

review and approval of related person transactions

It is our policy that all employees and Directors must avoid any activity that is in conflict with, or has the appearance of conflicting with, Chevron’s business interests. This policy is included in our Business Conduct and Ethics Code. Directors and executive officers must inform the Chairman and the Corporate Secretary and Chief Governance Officer when confronted with any situation that may be perceived as a conflict of interest. In addition, at least annually, each Director and executive officer completes a detailed questionnaire specifying any business relationship that may give rise to a conflict of interest.

Your Board has charged the Governance Committee with reviewing related person transactions as defined by U.S. Securities and Exchange Commission (“SEC”) rules. The Governance Committee has adopted written guidelines to assist it with this review. Under these guidelines, all executive officers, Directors, and Director nominees must promptly advise the Corporate Secretary and Chief Governance Officer of any proposed or actual business and financial affiliations involving themselves or their immediate family members that, to the best of their knowledge after reasonable inquiry, could reasonably be expected to give rise to a reportable related person transaction. The Corporate Secretary and Chief Governance Officer will prepare a report summarizing any potentially reportable transactions, and the Governance Committee will review these reports and determine whether to approve or ratify the identified transaction. The Governance Committee has identified the following categories of transactions that are deemed to be preapproved by the Governance Committee, even if the aggregate amount involved exceeds the $120,000 reporting threshold identified in the SEC rules:

•

compensation paid to an executive officer if that executive officer’s compensation is otherwise reported in our Proxy Statement and if the executive officer is not an immediate family member of another Chevron executive officer or Director;

•	compensation paid to a Director for service as a Director if that compensation is otherwise reportable in our Proxy Statement;

•	transactions in which the related person’s interest arises solely as a stockholder and all stockholders receive the same benefit on a pro-rata basis;

•	transactions involving competitive bids (unless the bid is awarded to a related person who was not the lowest bidder or unless the bidding process did not involve the use of formal procedures normally associated with our competitive bidding procedures);

•	transactions involving services as a common or contract carrier or public utility in which rates or charges are fixed by law;

•	transactions involving certain banking-related services under terms comparable with similarly situated transactions;

•

transactions conducted in the ordinary course of business in which our Director’s interest arises solely because he or she is a director of another entity and the transaction does not exceed $5 million or 5 percent (whichever is greater) of the receiving entity’s consolidated gross revenues for that year;

•

charitable contributions by Chevron to an entity in which our Director’s interest arises solely because he or she is a director, trustee, or similar advisor to the entity and the contributions do not exceed, in the aggregate, $1 million or 2 percent (whichever is greater) of that entity’s gross revenues for that year; and

•

transactions conducted in the ordinary course of business and our Director’s interest arises solely because he or she owns an equity or limited partnership interest in the entity and the transaction does not exceed 2 percent of the total equity or partnership interests of the entity.

The Governance Committee reviews all relevant information, including the amount of all business transactions involving Chevron and the entity with which the Director or executive officer is associated, and determines whether to approve or ratify the transaction. A Director will abstain from decisions regarding transactions involving that Director or his or her family members.

related person transactions

An immediate family member of Mr. Joseph C. Geagea, Executive Vice President, Technology, Projects & Services, is employed by Chevron. In 2019, Mr. Geagea’s son, Carl J. Geagea, received compensation of $141,846, including salary, bonus, and customary employee benefits. In 2020, he is expected to receive compensation of approximately $145,000. These amounts reflect compensation that is consistent with the total compensation provided to other employees of the same level with similar responsibilities.

28	Chevron Corporation—2020 Proxy Statement

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board nominating and governance committee report

The Board Nominating and Governance Committee (the “Committee”) is responsible for recommending to the Board the qualifications for Board membership, identifying, assessing, and recommending qualified Director candidates for the Board’s consideration, assisting the Board in organizing itself to discharge its duties and responsibilities, and providing oversight of Chevron’s corporate governance practices and policies, including an effective process for stockholders to communicate with the Board. The Committee is composed entirely of independent Directors as defined by the New York Stock Exchange Corporate Governance Standards and operates under a written charter. The Committee’s charter is available on Chevron’s website at www.chevron.com/investors/corporate-governance/board-nominating-governance and is available in print upon request.

The Committee’s role in and process for identifying and evaluating prospective Director nominees, including nominees recommended by stockholders, is described in the “Election of Directors” section of this Proxy Statement. In addition, the Committee makes recommendations to the Board concerning Director independence, Board Committee assignments, Committee Chairs, Audit Committee “financial experts,” and the financial literacy of Audit Committee members. The Committee also reviews the process and the results of the annual performance evaluations of the Board, Board Committees, and individual Directors.

The Committee regularly reviews trends and recommends best practices, initiates improvements, and plays a leadership role in maintaining Chevron’s strong corporate governance structures and practices. Among the practices the Committee believes demonstrate the Company’s commitment to strong corporate governance are the following:

•	annual election of all Directors;

•	supermajority of independent Directors;

•	majority vote standard for the election of Directors in uncontested elections, coupled with a Director resignation policy;

•	annual election of the Chairman of the Board by independent Directors;

•	annual election of an independent Lead Director by independent Directors when the Chief Executive Officer is elected as Chairman;
•	annual performance assessment of the Board, Board Committees, and individual Directors;

•	Director retirement policy;

•	Director and executive officer succession planning;

•	confidential stockholder voting policy;

•	robust business conduct and ethics code for all Directors and employees;

•	director orientation program for new Directors and ongoing education for Directors;

•	minimum stockholding guidelines for Directors and executive officers;

•	review and approval or ratification of “related person transactions” as defined by SEC rules;

•	policy to obtain stockholder approval of any stockholder rights plan;

•	proxy access;

•	one vote for each common stock;

•	right of stockholders to call for a special meeting; and

•	no supermajority voting provisions in the Restated Certificate of Incorporation or By-Laws.

Stockholders can find additional information concerning Chevron’s corporate governance structures and practices in Chevron’s Corporate Governance Guidelines, By-Laws, and Restated Certificate of Incorporation, copies of which are available on Chevron’s website at www.chevron.com/investors/corporate-governance and are available in print upon request.

Respectfully submitted on March 24, 2020, by members of the Board Nominating and Governance Committee of your Board:

Ronald D. Sugar, Chair

Wanda M. Austin

Alice P. Gast

D. James Umpleby III

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management compensation committee report

The Management Compensation Committee (the “Committee”) of Chevron has reviewed and discussed with management the Compensation Discussion and Analysis beginning on page 31 of this Proxy Statement. Based on such review and discussion, the Committee recommended to the Board of Directors of the Corporation that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Corporation’s Annual Report on Form 10-K.

Respectfully submitted on March 24, 2020, by members of the Management Compensation Committee of your Board:

Enrique Hernandez, Jr., Chair
Debra Reed-Klages
Ronald D. Sugar
D. James Umpleby III

audit committee report

Roles and Responsibilities. The Audit Committee (the “Committee”) assists your Board in fulfilling its responsibility to provide independent, objective oversight of Chevron’s financial reporting and internal control processes. The Committee’s charter can be viewed on Chevron’s website at www.chevron.com under the tabs “Investors” and “Corporate Governance.”

Management is responsible for preparing Chevron’s financial statements in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and for developing, maintaining, and evaluating disclosure controls and procedures and internal control over financial reporting.

The Company’s independent registered public accounting firm—PricewaterhouseCoopers LLP (“PwC”)—is responsible for expressing an opinion on the conformity of Chevron’s financial statements with U.S. GAAP and on the effectiveness of Chevron’s internal control over financial reporting.

Required Disclosures and Discussions. In discharging its oversight role, the Committee reviewed and discussed with management and PwC the audited financial statements for the year ended December 31, 2019, as contained in the 2019 Annual Report on Form 10-K, and management’s and PwC’s evaluation of Chevron’s internal control over financial reporting. The Committee routinely met privately with PwC and discussed issues deemed significant by PwC and/or the Committee. The Committee has discussed with PwC the matters required to be discussed by Auditing Standard 1301, “Communications With Audit Committees,” as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

In addition, the Committee discussed with PwC its independence from Chevron and Chevron’s management; received the written disclosures required by the PCAOB regarding PwC’s independence; and considered whether the provision of non-audit services was compatible with maintaining PwC’s independence.

Committee Recommendation. In reliance on the reviews and discussions outlined above, the Committee recommended to your Board that the audited financial statements be included in Chevron’s Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the U.S. Securities and Exchange Commission.

Respectfully submitted on February 20, 2020, by the members of the Audit Committee of your Board:

Charles W. Moorman IV, Chair

John B. Frank

Dambisa F. Moyo

30	Chevron Corporation—2020 Proxy Statement

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compensation discussion and analysis

executive summary

This CD&A covers Chevron’s business performance and associated compensation outcomes for the 2019 performance cycle. These compensation decisions reflect the Management Compensation Committee’s disciplined and rigorous application of Chevron’s compensation philosophy, program structure, and performance standards against 2019 Company performance and individual executive performance. The MCC recognizes that, since the end of 2019, Chevron’s stock price has declined significantly due to oil industry macro-economic factors and global concerns about the COVID-19 outbreak. The MCC is committed to exercising the same discipline and rigor for the 2020 performance cycle, which will be discussed in detail in the 2021 Proxy Statement.

business description and context

Chevron is a fully integrated company involved in many facets of the energy industry. We explore for, produce, and transport crude oil, natural gas, and natural gas liquids; process and transport liquefied natural gas; refine, market, and distribute transportation fuels and lubricants; manufacture and sell petrochemicals and additives; generate power; and develop and deploy technologies that enhance business value in multiple aspects of the Company’s operations. Our business is capital-intensive and has long investment horizons—most of our resource and manufacturing investments span decades. Most of our product sales are commodities, whose prices can be volatile, leading to fluctuating earnings and cash flow through price cycles. Following decade-low oil prices in 2016, crude prices strengthened in 2017 and 2018, leading to improved earnings and cash flow. In 2019, Brent oil prices declined 10 percent, on average, versus the prior year amid continued volatility as reduced supply following OPEC production cuts and U.S. sanctions on Iran and Venezuela, was met with demand concerns around a slowing global economy. By late-March 2020, the Brent price was under $30 per barrel, having declined more than 60 percent since December 2019, mainly due to concerns over the breakdown in the OPEC and Russia talks on production curtailments and about demand growth following the COVID-19 outbreak. Brent futures indicate prices through 2020 may remain lower than 2019.

Note:

(1)	Brent futures prices are as of March 26, 2020.

Chevron is committed to delivering superior results and sustained stockholder value for the long-term. In 2019, the Company again reported strong operating cash flow supported by record production while achieving several important project milestones and maintaining strong safety and environmental performance. Chevron also continued to deliver on its financial priorities, notably simultaneously raising the quarterly dividend per share by 6 percent, increasing the quarterly share repurchase rate to $1.25 billion, and reducing debt.

In 2019, Chevron’s annual dividend payment per share increased for the 32nd consecutive year. Over the last 10 years, the Company’s dividend growth rate of 6 percent per year was more than three times the peer group1 average.

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While Chevron’s dividend growth rate was lower than the S&P 500 over this period, our dividend yield2 was two times higher than the S&P 500 at year-end. We believe the Company is positioned to sustain and grow the dividend to stockholders in the future. In the first quarter of 2020, Chevron raised its quarterly dividend per share by 8.4 percent. At late-March 2020, our dividend yield3 was about 7 percent, higher than the S&P 500 yield.

Chevron continued to deliver competitive total stockholder return (“TSR”) performance among large-cap integrated energy companies (BP, Chevron, ExxonMobil, Royal Dutch Shell, and Total) over the one-, five-, and 10-year periods through the end of 2019.

The large-cap integrated energy companies underperformed the S&P 500 in TSR over these same periods, reflecting the significant drop in commodity prices since 2014.

Looking forward, we believe the Company is well positioned to win in any environment, leveraging four key differentiators versus our competitors:

•	An advantaged portfolio underpinned by attractive investment opportunities;
•	A strong balance sheet, providing resilience through price cycles;

•	A disciplined, returns-driven approach to capital allocation; and

•	A strong commitment to returning cash to stockholders, with dividends being our top financial priority.

Chevron remains positioned to generate strong operational cash flow, supported by reliable operations and disciplined cost management. We are focused on creating value for stockholders through a disciplined capital program, prioritizing high-return, low-execution-risk investments. We have a sustainable, advantaged Upstream portfolio composed of long-duration, low-production decline assets (such as those in Australia, Kazakhstan, and San Joaquin Valley), flexible, shorter cycle investments (such as the Permian and other shale and tight assets, infill drilling, and tie backs), and an attractive queue of deepwater opportunities (such as Gulf of Mexico, Brazil, and West Africa). We have an efficient, returns-focused Downstream & Chemicals business. Further, we are positioning Chevron to lead in the future of energy by pursuing cost-effective carbon intensity reductions, increasing the use of renewables in support of our business, and making early investments in potential breakthrough technologies. Finally, we have a strong management team, a talented organization, and a results-oriented culture, which we believe enable us to adapt to a dynamic future and remain positioned to win in any environment.

Notes:

1	Peer group: BP, ExxonMobil, Royal Dutch Shell, and Total. Dividends include both cash and scrip share distributions for European peers.

2	Dividend yield at year-end reflects Chevron’s annual dividend per share, divided by Chevron’s closing stock price on December 31, 2019.

3	Dividend yield at late-March reflects Chevron’s first quarter 2020 dividend per share annualized, divided by Chevron’s closing stock price on March 26, 2020.

Note:

(1)	Figures rounded.

32	Chevron Corporation—2020 Proxy Statement

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pay philosophy and plan design

The overall objective of our executive compensation program is to attract and retain management who will deliver long-term stockholder value in any business environment. Our compensation programs are designed with several important values and objectives in mind:

•

Pay competitively across all salary grades and all geographies; our target compensation is determined by benchmarking comparable positions at other companies of equivalent size, scale, complexity, capital intensity, and geographic footprint. We reference both oil industry peers and non-oil industry peers in this analysis. Refer to page 38 for additional details;

•	Balance short- and long-term decision making in support of a long-cycle-time business with a career-oriented employment model;

•	Pay for absolute and competitive performance, in alignment with stockholder returns; and

•	Apply compensation program rules in a manner that is internally consistent.

The material components of our executive compensation program are summarized in the following chart.

The graphic below illustrates the timing and key governance elements of the executive compensation planning cycle:

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executive compensation

The MCC believes a large majority of each NEO’s target compensation should be at risk based on Company performance (approximately 91 percent for the CEO and 84 percent for the other NEOs), and the majority of this at-risk compensation should be tied directly to Chevron’s stock price. The amount NEOs eventually earn from their at-risk compensation will align strongly with what stockholders earn over that same period from their investment in Chevron.

2019 CEO compensation mix	2019 other NEOs compensation mix

*Comprised of the following equity vehicles: 50% Performance Shares, 25% RSUs, 25% Stock Options

2019 named executive officers (NEOs)

Chevron’s Named Executive Officers, or NEOs
Michael K. Wirth, Chairman and Chief Executive Officer
Pierre R. Breber, Vice President and Chief Financial Officer*
Patricia E. Yarrington, Former Vice President and Chief Financial Officer*
James W. Johnson, Executive Vice President, Upstream
Joseph C. Geagea, Executive Vice President, Technology, Projects & Services
Mark A. Nelson, Executive Vice President, Downstream & Chemicals

*	Mr. Breber succeeded Ms. Yarrington as Vice President and Chief Financial Officer effective April 1, 2019.

2019 NEO target compensation

The table below summarizes the 2019 target compensation opportunities the Board and the MCC approved for the NEOs. Details of Chevron’s compensation philosophy and design can be found starting on page 38.

Name	Base salary	Target CIP	LTIP Target Value	Target Total Compensation
Michael K. Wirth	$1,600,000	$2,400,000	$15,000,000	$19,000,000
Pierre R. Breber	$1,000,000	$1,100,000	$3,963,120	$6,063,120
James W. Johnson	$1,200,000	$1,440,000	$5,148,000	$7,788,000
Joseph C. Geagea	$1,000,000	$1,100,000	$3,963,120	$6,063,120
Mark A. Nelson	$900,000	$990,000	$3,963,120	$5,853,120

These amounts may differ from those shown in the Summary Compensation Table, based on actual salary received during the calendar year, the actual CIP award resulting from 2019 performance, and differences between the MCC’s target LTIP valuation approach and the grant date fair value calculations as presented in the Summary Compensation Table.

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The Summary Compensation Table also includes amounts for the change in pension value and all other compensation. The Committee made no changes or adjustments to pension policy or benefits in 2019. The change in pension value is not a current cash payment and reflects a combination of actuarial factors that resulted in higher values relative to earlier years, including:

•	Lower interest rates, which increased the present value of pension benefits;

•	Recent promotional pay increases, notably for Mr. Wirth who became CEO in February 2018; and

•	Higher 2018 CIP awards, which increased the pensionable earnings in 2019.

Pension values will continue to fluctuate up or down, in any given year until an NEO’s retirement, based on actuarial factors.

Note:

(1)	Reported compensation refers to the values disclosed in the Summary Compensation Table.

response to say-on-pay advisory vote and stockholder engagement

Chevron follows a robust process to systematically engage with its key stakeholders and proactively address issues of importance. Among the issues routinely discussed in these engagements are Chevron’s executive compensation practices.

In 2019, the Company continued its dialogue with stockholders. We had substantive engagements with stockholders regarding environmental, social, and governance issues, representing more than 40 percent of Chevron’s outstanding common stock. These discussions covered a range of topics, including executive compensation. The CEO, Michael K. Wirth, the independent Lead Director, Dr. Ron Sugar, and the Chair of the Public Policy Committee, Dr. Wanda Austin, participated in engagements with certain major stockholders. Through these engagements, we continued to receive positive feedback for program changes made in 2017. Those changes included modifying our LTIP award mix to be more performance-based, adding the S&P 500 Total Return Index to the LTIP Performance Share Peer Group, capping the CIP award, adjusting weighting of key performance measures, and enhancing CIP disclosure.

Chevron’s 2019 Say-on-Pay vote received over 93 percent support, which demonstrates stockholders’ strong support of our executive compensation practices and pay for performance alignment.

During our engagements, stockholders also expressed an appreciation for Chevron adopting greenhouse gas (“GHG”) related reduction metrics that are tied to compensation. The MCC updated the CIP scorecard in 2019 and again in 2020 to include four GHG performance metrics to reduce net GHG emission intensity. Performance against the GHG metrics will impact CIP payout for approximately 45,000 eligible employees.

Our stockholders’ views on executive compensation are important to us, and the MCC regularly considers the Say-on-Pay vote outcome and stockholder insights in assessing our executive compensation program. We remain committed to continuing the dialogue with stockholders on compensation issues as part of our ongoing engagement.

2019 performance

Chevron delivered solid operational performance for the year, resulting in cash from operating activities of $27.3 billion and record production of 3.058 million barrels of oil-equivalent per day. The Company is positioned to deliver competitive results through capital discipline and its returns-driven approach to investment.

•

We made substantial progress in completing and ramping up major capital projects and improving capital efficiency. CO2 injection began at our Gorgon liquefied natural gas (LNG) project. The Tengizchevroil Future Growth Project/ Wellhead Pressure Management Project (“FGP/WPMP”) ramped up field construction activity—main engineering is complete, procurement is nearly complete, and logistics have proved successful, with all pipe rack modules delivered, restacked, and set on foundations. However, project cost and schedule update indicates both are likely to exceed original estimates. In the Permian, unit development costs declined as production and cash flow continued to grow.

•

We posted a five-year reserve replacement ratio of 106 percent, reflecting the sustainability of our business at current prices, and an annual reserve replacement ratio of 44 percent, reflecting the impact of divestitures and capital reductions for Appalachia shale.

•

Organic capital and exploratory (“C&E”) spending of $20 billion was in line with budget. Additionally, the Company successfully acquired several inorganic opportunities in 2019, notably the Pasadena refinery in Texas and exploration opportunities in the Gulf of Mexico and Brazil. Including these acquisitions, total C&E spending was less than $21 billion. We also demonstrated a strong commitment to capital discipline by not engaging in a bidding war to acquire Anadarko Petroleum, which would have eroded stockholder value.

•	Our asset sale proceeds totaled $2.8 billion in 2019 as we continued to optimize our portfolio. The Company is on track to deliver proceeds within our $5 billion to $10 billion

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guidance range over the three-year period of 2018–2020. Our divestiture criteria remain unchanged, focusing on strategic fit, ability to compete for capital within our portfolio, resource potential, and receiving good value.

•	Operating expense was $25.9 billion, above our 2019 objective, with a slight increase in unit costs.

•	We have a strong balance sheet, ending the year with a 16 percent debt ratio.

•

The Company grew its annual dividend by 6 percent, or $0.28 per share, to $4.76, representing the 32nd consecutive annual payment increase. At year-end, Chevron’s dividend yield was nearly 4 percent, higher than the dividend yield of the S&P 500 for the same period. We also increased our quarterly share repurchase rate to

$1.25 billion. In 2019, we returned $13 billion in dividends and share buybacks to our stockholders.

Looking forward, the Company remains well positioned to deliver competitive results and stockholder returns in any business environment. Our 2020 C&E program continues our disciplined approach to investment. The Company also continues to invest in digital technologies to enhance safety, improve revenues, lower costs, and increase reliability. We believe Chevron’s investment, production, reserves, and cash flow profile offers resilience, even in a low commodity price environment. At the same time, we believe the Company is leveraged to benefit from any future commodity price increases.

Notes:

(1)	Total capital and exploratory expenditures includes equity in affiliates. Figures rounded.

(2)

Operating expenses, selling, general and administrative expenses and other components of net periodic benefit costs as reported in the consolidated statement of income (excludes affiliate spend). Figures rounded.

CEO pay outcome

The MCC establishes Mr. Wirth’s target compensation based on several factors, including an external comparison of compensation opportunities for CEOs at companies of comparable size, scope, and complexity, and utilizing a consistent application of Chevron’s internal compensation policies and structure. Mr. Wirth’s actual realized pay outcome is based largely on subsequent Company performance, especially stock price performance.

In 2019, under Mr. Wirth’s leadership, the Company met key financial and operational objectives, including strong cash generation, disciplined capital investment, and record production. As a result, Chevron was able to grow both stockholder distributions and further strengthen the balance sheet in 2019. Additionally, the Company’s decision to acquire Anadarko Petroleum at good value, and the subsequent decision not to engage in a bidding war that would erode stockholder value, demonstrated management’s commitment to capital discipline. Chevron recognized $10.4 billion in impairments and write-offs driven by capital allocation decisions and a lower commodity price outlook, which negatively impacted earnings, and updated its cost and schedule for Tengizchevroil’s FGP/WPMP—indicating both are likely to exceed original estimates. Looking forward, we believe Chevron remains well positioned to deliver competitive stockholder returns.

The MCC approved a 2019 CIP corporate performance rating of 0.95, against a target of 1.0 and a maximum of 2.0, based on the Company’s overall performance across four categories with assigned weightings. Refer to pages 41–43 for a detailed discussion of 2019 performance and CIP outcome.

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The three-year performance period for performance shares granted in January 2017 ended on December 31, 2019. For this three-year period, Chevron ranked No. 5 in TSR when compared with the four companies and S&P 500 Total Return Index in the LTIP Performance Share Peer Group, resulting in a payout modifier of 40 percent. Refer to page 46 for details of the 2017–2019 performance share payout.

Pay actions for Mr. Wirth in 2019 and early 2020 included:

•	Salary of $1,600,000 effective April 1, 2019, and a further adjustment to $1,650,000 effective April 1, 2020, based on his 2019 performance and competitive positioning relative to his peers.
•	A 2019 CIP award of $2,280,000, down from $3,600,000 in the prior year. His 2020 CIP award target was set to 160 percent of base salary, an increase from 150 percent in 2019.

•	A 2019 LTIP award target value of $15,000,000 and a 2020 LTIP award target value of $15,500,000.

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executive compensation

compensation discussion and analysis in detail

use of peer groups

We are always competing for the best talent with our direct industry peers and with the broader market. Accordingly, the MCC regularly reviews the market data, pay practices, and compensation ranges among both oil industry peers and non-oil industry peers to ensure that we continue to offer a reasonable and competitive executive pay program. Our core peer group is reviewed regularly by the MCC, with input from the MCC’s independent compensation consultant, and updated as appropriate. Throughout this Compensation Discussion and Analysis, we refer to three distinct peer groups, as described below. We source peer company data from compensation consultant surveys and public disclosures.

Peer group	Description
Oil industry peer group (12 companies)

Companies with substantial U.S. or global operations that closely approximate the size, scope, and complexity of our business or segments of our business.

This is the primary peer group used to understand how each NEO’s total compensation compares with the total compensation for reasonably similar industry-specific positions.

Andeavor was acquired by Marathon Petroleum in October 2018 and was removed from the benchmarks referenced for 2019 compensation actions. Anadarko was acquired by Occidental in August 2019 and was removed from the benchmarks referenced for 2020 compensation actions.

The MCC continues to monitor the group composition and considers adjustment when needed.

Non–oil industry peer group (15 companies)

Companies that are of significant financial and operational size and that have, among other features, global operations, significant assets and capital requirements, long-term project investment cycles, extensive technology portfolios, an emphasis on engineering and technical skills, and extensive distribution channels.

This is the secondary peer group used to periodically compare our overall compensation practices against a broader mix of non-oil companies that are similar to Chevron in size, complexity, and scope of operations.

In July 2018, the MCC approved the removal of six companies from the benchmarks referenced for 2019 compensation actions as they were no longer comparable to Chevron in size or other criteria: Duke Energy, Northrop Grumman, Ford, American Electric Power, HP Inc., and International Paper.

In March 2019, the MCC approved the removal of GE from the benchmarks referenced for 2020 compensation actions, due to change in its size and comparability.

In June 2019, DowDupont split into three companies. The new Dupont de Nemours was retained in the benchmark referenced for 2020 compensation actions. This will be further reviewed by the MCC in 2020.

LTIP performance share peer group (four companies and one stock index)

Companies used to compare our TSR for the purpose of determining performance share payout: BP, ExxonMobil, Royal Dutch Shell, Total, and S&P 500 Total Return Index.

The inclusion of the S&P 500 Total Return Index, effective 2017, broadens the performance benchmark beyond industry peers and requires Chevron to outperform both industry peers and a market-based index in order to receive maximum payout. The MCC believes this further aligns executive pay with long-term stockholder interests.

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The Oil Industry Peer Group companies most similar to Chevron in size, complexity, geographic reach, business lines, and location of operations are BP, ExxonMobil, Royal Dutch Shell, and Total. These companies are key competitors for stockholder investments within the larger global energy sector. We also compete for stockholder investment and employee talent with smaller U.S. companies, including the larger independent exploration and production companies and the larger independent refining and marketing companies.

The Non–Oil Industry Peer Group includes capital-intensive, global, large-scale, and high-complexity companies. The median market cap (as of 12/31/2019) of the Non–Oil Industry Peer Group was $183 billion (vs. $228 billion for Chevron), and the median sales for 2019 were $67 billion (vs. $140 billion for Chevron).

Notes:

(1)	Anadarko was part of the Oil Industry Peer Group in 2019, but was acquired by Occidental in August 2019.

(2)	DowDupont split into three companies in June 2019. The new Dupont de Nemours was retained in the peer group for 2020.

components of executive compensation

The material components of our executive compensation program and their purposes and key characteristics are as follows:

•	Base salary

•	Annual incentive plan (Chevron Incentive Plan)

•	Long-Term Incentive Plan, including performance shares, restricted stock units, and stock options
•	Benefits, including retirement plans, savings plans, and other perquisites base salary

Base salary is a fixed, competitive component of pay based on responsibilities, skills, and experience. Base salaries are reviewed periodically in light of market practices and changes in responsibilities.

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how base salaries are determined

Base salaries are determined through market surveys of positions of comparable level, scope, complexity, and responsibility. There is no predetermined target or range within the Oil Industry Peer Group or the Non–Oil Industry Peer Group as an objective for Mr. Wirth’s base salary. Instead, the MCC takes into account the data provided by the MCC’s independent consultant, the relative size, scope, and complexity of our business, Mr. Wirth’s performance and tenure, and the aggregate amount of Mr. Wirth’s compensation package. For the other NEOs, each executive officer is assigned a base salary grade based on competitive data. The MCC annually reviews the base salary grade ranges and may approve changes in the ranges based on business conditions and comparative peer group data provided by the MCC’s independent consultant. Within each salary grade range, the MCC makes base salary determinations for each NEO taking into account qualitative considerations, such as individual performance, experience, skills, retention objectives, and leadership impact.

The independent Directors of the Board approve the compensation of the CEO and ratify the compensation of the other NEOs.

adjustments in 2019 base salaries

The independent Directors of the Board, upon recommendation of the MCC, increased Mr. Wirth’s salary based on his 2018 performance and the salary of other CEOs among oil and non-oil peer groups. The MCC also adjusted the NEO salary grade ranges by 3 percent for the 2019 compensation cycle after taking into account market conditions and survey data. As to individual NEO salary changes, the MCC made salary adjustments reflective of each

NEO’s 2018 performance, experience and competitive benchmarks. Mr. Nelson was promoted to Executive Vice President, Downstream & Chemicals and received a larger salary increase as a result of his expanded responsibilities.

Mr. Nelson’s salary increase was effective March 1, 2019, the effective date of his promotion. All other NEOs’ salary increases were effective on April 1, 2019.

Name	Position	2018 Base salary*	2019 Base salary*	Adjustment for 2019
Michael K. Wirth	Chairman and Chief Executive Officer	$1,500,000	$1,600,000	6.7%
Pierre R. Breber	Vice President and Chief Financial Officer	$ 962,000	$1,000,000	4.0%
Patricia E. Yarrington	Former Vice President and Chief Financial Officer **	$1,139,000	$1,170,000	2.7%
James W. Johnson	Executive Vice President, Upstream	$1,133,000	$1,200,000	5.9%
Joseph C. Geagea	Executive Vice President, Technology, Projects & Services	$ 982,000	$1,000,000	1.8%
Mark A. Nelson	Executive Vice President, Downstream & Chemicals	$ 647,000	$ 900,000	39.1%

*	Base salary refers to the approved annual salary rate as of the effective date.

**

Ms. Yarrington was succeeded by Mr. Breber as Vice President and Chief Financial Officer effective April 1, 2019 and subsequently retired at the end of April. She received salary increase for the month of April, consistent with Chevron’s pay cycle.

adjustments in 2020 base salaries

In January 2020, the independent Directors of the Board, upon recommendation of the MCC, adjusted Mr. Wirth’s salary to $1,650,000 taking into account his 2019 performance and desired compensation level relative to CEOs of both oil and non-oil industry peers.

The MCC adjusted the NEO salary grade ranges by 1 percent for the 2020 compensation cycle based on market conditions and survey data. As to individual salary changes, the MCC adjusted the other NEOs’ base salaries in 2020 (ranging from 0.8 percent to 5.6 percent) reflective of their 2019 performance, experience, and competitive benchmarks. All salary increases are effective April 1, 2020.

See the Summary Compensation Table on page 52 for more information on base salary changes over time.

annual incentive plan (chevron incentive plan)

The Chevron Incentive Plan is designed to recognize annual performance achievements based on the MCC’s assessment of Company performance across four categories: financial results, capital management, operating performance, and health, environmental and safety performance. Each category contains multiple performance measures, reflecting outcomes of both short-term and long-term measures on absolute and relative performance as well as the performance trend over time. The CIP also recognizes individual leadership through a factor tied to individual contributions. The award is delivered as an annual cash payment based on target value, which is expressed as a percentage of base salary, multiplied by Corporate Performance Rating and Individual Performance Factor. The CIP award determination process is consistent across approximately 45,000 CIP-eligible Chevron employees, with the award target varying by pay grade. See page 34 for the target CIP value for each NEO.

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The CIP award for the CEO and the other NEOs is calculated as follows:

Base Salary	x	Award Target	x	Corporate Performance Rating	x	Individual Performance Factor
		À		À		À

At the beginning of each performance year, the MCC establishes a CIP Award Target for the CEO and the other NEOs, which is expressed as a percentage of the NEO’s base salary.

The MCC sets Award Targets with reference to target opportunities found across our Oil Industry Peer Group. All individuals in the same salary grade have the same target, which provides internal equity and consistency.

At the beginning of each performance year, the MCC reviews and approves the annual performance measures, weightings, and goals established with the Business Plan. After the end of the performance year, the MCC reviews and assesses Company performance metrics and sets the Corporate Performance Rating based on a range of measures in four categories.

Performance is viewed across multiple parameters (i.e., absolute results; results vs. Business Plan; results vs. Oil Industry Peer Group and/or general industry; performance trends over time). The performance measures are also assessed taking into account the elements that may be market- driven or otherwise beyond the control of management. See pages 42–43 for a discussion of 2019 performance.

The minimum Corporate Performance Rating is zero (i.e., no award), and the maximum is two (i.e., 200 percent of target).

The MCC also takes into account individual performance. This is largely a personal leadership dimension, recognizing the individual’s effort, initiative, and impact.

The CEO recommends to the MCC an IPF for each NEO other than himself.

The MCC determines the final IPF for the CEO and the other NEOs. The independent Directors of the Board approve the IPF for the CEO and ratify the IPF for the other NEOs.

Overall award capped at 200 percent of target

Chevron goes through a rigorous goal-setting and performance review process to determine the CIP Corporate Performance Rating. Annually, Business Plan objectives are determined after thorough reviews and approvals by the Enterprise Leadership Team Committee (“ELT”), a subcommittee of the Executive Committee, and the Board. The ELT is responsible for setting objectives that challenge the Company to optimize strategies and portfolio composition and to improve operational performance to create stockholder value. Robust annual performance measures, weightings, and goals are established with the Business Plan, subject to review and approval by the MCC. Mid-year and end-of-year reviews by the Board and the MCC systematically assess progress against these measures. The MCC has discretion in awarding CIP, including discretion to set the award to zero if conditions warrant it.

2019 CIP corporate performance rating

In January 2020, the MCC evaluated Chevron’s 2019 performance across the four CIP categories: financial results, capital management, operating performance, and health, environmental and safety performance. The MCC assigned an overall 2019 CIP Corporate Performance Rating of 0.95 reflecting mixed results across all categories. (see table on page 42 for additional details).

In order to determine the 2019 Corporate Performance Rating, a raw score range was assigned based on the

Company’s actual performance with respect to the particular performance measures comprising each category as measured against the Company’s Plan. This raw score can span from zero (reflecting very poor performance) to two (reflecting outstanding performance) for each category. Category weights are then applied to the raw score ranges to determine an overall range. When determining the Corporate Performance Rating, the MCC may apply discretion when assessing the Company’s performance.

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Specific inputs to the MCC’s evaluation are summarized below.

Category	Weight		Performance measures	Year-end results vs. Plan highlights “Plan” refers to Board- approved Business Plan	Results(1)	Raw score (0.00 - 2.00)	Weighted score

Financials	40%		Earnings(2)	$2.9 B, significantly below Plan primarily due to impairments. Normalized earnings below Plan. 5-yr EPS performance versus peers negatively impacted by Upstream weighting amid lower oil prices.		0.85 - 0.95	0.34 - 0.38
			Cash flow(3)	$27.3 B, in line with Plan. Normalized for price, better than Plan.
			Divestiture proceeds	$2.8 B, below Plan. On track to deliver proceeds within $5-$10 B program guidance range (2018-20).		0.80 - 0.90	0.24 - 0.27
Capital management	30%		Return on capital employed (4)(5) (“ROCE”)

2.0%, significantly below Plan primarily due to impairments. Rolling five-year performance vs. peers continues to be adversely impacted by trailing periods—larger Upstream weighting during price decline.

			Organic capital and exploratory expenditures (C&E), including equity in affiliates	$20.2 B; in line with Plan.
		Major milestones	Gorgon	First CO2 injection achieved in 3Q19.
FGP/WPMP

Core Substation milestone completed in 3Q19. High Pressure Early Oil milestone completed in 4Q19. FGP site productivity improved significantly since 2018, but did not meet objective. Project cost and schedule are likely to exceed original estimates.

			Permian	Met average unit development cost objective.
			Asia Petrochemicals	Achieved final investment decision in 1Q19.

Operating performance	15%		Net production, excluding impact of divestments	Annual growth in middle of 4-7% targeted range.		0.95 - 1.05	0.14 - 0.16
			Operating expense(6)	$25.9 B, above Plan. Unit costs higher than plan.
			Refining utilization, including joint ventures and affiliates	Short of Plan by 3.7 percentage points.

Health, environmental and safety	15%		Personal safety(4)	Days Away from Work rate led industry and matched record low. Serious Injury count better than Plan and set new record low. Gaps in fatality prevention.		1.10 - 1.20	0.17 - 0.18
			Process safety and environmental	Loss of containment and spill volumes better than Plan. Some gaps in preventing high-severity incidents.
			Greenhouse gas management	On track to achieve flaring and methane intensity reductions.

				Corporate Performance Rating Range			0.89 - 0.99

				Final Corporate Performance Rating			0.95

Notes:

(1)	Results refer to met / exceeded Plan (green), met Plan with some gaps (yellow), or did not meet Plan (red).

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(2)

Normalized earnings exclude market factors beyond the control of management, including commodity price, foreign exchange, and uncontrollable tax impacts; comparison more accurately measures controllable performance.

(3)	Cash Flow from Operating Activities as reported in the 2019 consolidated statement of cash flows; Normalized cash from operating activities excludes the impact of commodity price.

(4)	Relative peer comparisons based on externally disclosed results through the end of 3Q19.

(5)	See ROCE calculation on page 41 and “Definitions of Selected Financial Terms” in Exhibit 99.1 of the Chevron Annual Report on Form 10-K for the year ended December 31, 2019.

(6)

Operating expenses, selling, general and administrative expenses, and other components of net periodic benefit costs as reported in the 2019 consolidated statement of income (excludes affiliate spend). Figures rounded.

financials—40 percent

•

Earnings—2019 reported earnings of $2.9 billion was below Plan, reflecting Upstream impairment and write-offs totaling $10.4 billion and weaker Downstream margins. Normalized earnings were below Plan. The Company’s five-year indexed Earnings Per Share performance relative to peers was adversely affected by its Upstream-weighted (vs. Downstream) and oil-weighted (vs. natural gas) portfolio due to lower commodity prices in 2019.

•	Cash flow—Chevron delivered operating cash flow of $27.3 billion in 2019, supported by strong production growth.

•

Divestiture proceeds—$2.8 billion in asset sales proceeds were realized for the year. The Company is on track to deliver $5 billion to $10 billion in asset sales proceeds over the 2018-2020 time frame.

•	Based on the preceding, the raw score range assigned to this category for the 2019 performance year was 0.85-0.95 out of a maximum of 2.0.

capital management—30 percent

•

Return on capital employed—Reported ROCE for 2019 of 2.0 percent was below Plan, mainly driven by lower earnings. The Company’s five-year ROCE performance declined, albeit slightly better than the peer average decline. Performance continues to be adversely impacted by trailing periods.

•	Capital and exploratory expenditures—2019 organic C&E totaled $20.2 billion, in-line with budget.

•	Major milestones per Plan:

•	Gorgon —First CO2 injection achieved in 2019.

•

Tengizchevroil FGP/WPMP—Achieved core substation and high pressure early oil milestones. Future Growth Project productivity improved significantly in 2019; however, it did not meet our objective. Project cost and schedule are likely to exceed original estimates.

•	Permian—Unit development cost met objective.

•	Asia Petrochemicals—Achieved final investment decision milestone.
•	Based on the preceding, the raw score range assigned to this category for the 2019 performance year was 0.80-0.90 out of a maximum of 2.0.

operating performance—15 percent

•

Net production of 3.087 million barrels of oil-equivalent per day in 2019, excluding divestments. Annual growth rate of more than 5 percent, in the middle of our 4-7 percent external guidance range (vs. 2018)—driven by Permian growth, a full year of production from Wheatstone Train 2, and strong asset reliability, particularly at Wheatstone and Tengizchevroil.

•	Operating expense totaled $25.9 billion, above Plan, with a slight increase in unit costs. Since 2014, absolute costs have declined 13 percent, and unit costs have fallen 21 percent.

•	Refining utilization rates were below Plan by 3.7 percentage points.

•	Based on the preceding, the raw score range assigned to this category for the 2019 performance year was 0.95-1.05 out of a maximum of 2.0.

health, environmental and safety—15 percent

•

Personal Safety—Maintained industry-leading Days Away From Work rate and achieved record low Serious Injury count for the Company. Opportunity for improvement remains in preventing high-severity incidents.

•	Loss of containment performance and spill volume was better than Plan, with some gaps in severity.

•	Greenhouse gas management—on-track to achieve flaring and methane intensity reductions.

•	Based on the preceding, the raw score range assigned to this category for the 2019 performance year was 1.10-1.20 out of a maximum of 2.0.

Chevron Corporation—2020 Proxy Statement	43

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2019 NEO CIP awards

The MCC and the independent Directors of the Board assessed corporate and individual performance in making CIP awards based on 2019 performance. In setting individual performance adjustments for the 2019 CIP, the MCC considered a wide range of factors, including individual and business unit achievements along all four categories of CIP measurements, strategic impact in positioning Chevron for the future, collaboration across the leadership team, and role modeling The Chevron Way as stewards of the business.

Specifically, the MCC recognized and considered these accomplishments and performance gaps for each NEO when determining individual performance factors. Mr. Wirth exhibited strong leadership in meeting Chevron’s key financial and operational objectives—notably, growth in production and cash generation, leading safety and environmental performance, strong commitment to capital discipline with the decision not to engage in a bidding war to acquire Anadarko Petroleum, and continued growth in stockholder distributions. Mr. Breber made a solid transition into his new role as Chief Financial Officer, effectively managed the balance sheet, maintained strong relationships and engagements with the investment community, and was a key contributor in the Anadarko Petroleum matter. Mr. Johnson led Upstream to deliver record-high production, strong reliability and safety results, with performance gaps related to fatality prevention and Tengizchevroil FGP/WPMP cost and schedule. Mr. Geagea continued to manage capital efficiency and mitigated cost pressures, and improved functional excellence across our lines of business, with a performance gap related to Tengizchevroil FGP/WPMP cost and schedule. Mr. Nelson successfully transitioned into his new role as EVP of Downstream & Chemicals as well as demonstrated strong leadership in addressing strategic enterprise issues such as energy transition.

As a result of the performance evaluation, Mr. Wirth received an award of $2,280,000. This amount reflects the amount of his base salary ($1,600,000) multiplied by his CIP Award Target percentage of 150 percent multiplied by the Corporate Performance Rating of 95 percent. The MCC and independent Directors did not make any individual performance adjustment to Mr. Wirth’s CIP award based on their assessment of his performance, as described above.

Mr. Breber received an award of $1,045,000. This amount reflects the amount of his base salary ($1,000,000) multiplied by his CIP Award Target percentage of 110 percent multiplied by the Corporate Performance Rating of 95 percent. The MCC and independent Directors did not make any individual performance adjustment to Mr. Breber’s CIP award based on their assessment of his performance, as described above.

Ms. Yarrington received an award of $449,000. This amount reflects the amount of her pro-rated base salary up to April 30, 2019 ($429,708) multiplied by her CIP Award Target percentage of 110 percent multiplied by the Corporate Performance Rating of 95 percent. The MCC and independent Directors did not make any individual performance adjustment to Ms. Yarrington’s CIP award.

Mr. Johnson received an award of $1,231,200. This amount reflects the amount of his base salary ($1,200,000) multiplied by his CIP Award Target percentage of 120 percent multiplied by the Corporate Performance Rating of 95 percent, resulting in an award of $1,368,000. A downward adjustment of $136,800 was then made to Mr. Johnson’s award based on the MCC’s and independent Directors’ assessment of his performance, as described above.

Mr. Geagea received an award of $992,800. This amount reflects the amount of his base salary ($1,000,000) multiplied by his CIP Award Target percentage of 110 percent multiplied by the Corporate Performance Rating of 95 percent, resulting in an award of $1,045,000. A downward adjustment of $52,200 was then made to Mr. Geagea’s award based on the MCC’s and independent Directors’ assessment of his performance, as described above.

Mr. Nelson received an award of $940,500. This amount reflects the amount of his base salary ($900,000) multiplied by his CIP Award Target percentage of 110 percent multiplied by the Corporate Performance Rating of 95 percent. The MCC and independent Directors did not make any individual performance adjustment to Mr. Nelson’s CIP award based on their assessment of his performance, as described above.

long-term incentive plan

The key objective of our Long-Term Incentive Plan is to encourage performance that drives stockholder value over the long-term. The target value of an NEO’s LTIP award at the time of grant is determined by the MCC, with input from its independent compensation consultant and referencing external benchmark comparisons. The objective is to ensure that Chevron is competitive against its industry peer companies on the overall target compensation (cash plus equity), after allowing for appropriate differentiation based on size, scale, scope, and job responsibilities.

Each year in January, the MCC determines a target value for LTIP awards for the CEO and the other NEOs based on industry competitive data. These awards provide incentive compensation opportunities tied to Chevron’s future long-term performance.

In setting the LTIP target value for the CEO, the MCC relies on input from its independent compensation consultant and benchmark research, focusing on the form and amount of similar compensation opportunities in the Oil Industry Peer Group. The MCC also considers the CEO’s demonstrated performance, and the Company’s size, scope, and complexity relative to the comparison companies. Similarly, for the other NEOs, the MCC sets an annual LTIP target value for each salary grade as a multiple of salary, referencing median incentive opportunities for executives in similar positions at companies in the Oil Industry Peer Group.

The LTIP award represents a pay opportunity. The ultimate realized value of equity-based awards is determined by absolute and relative stock price performance over a three- to 10-year period.

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executive compensation

The LTIP program comprises the following three equity vehicles:

Component	2019 Proportion	How it works
Performance shares	50%

•  Payout is dependent on Chevron’s TSR over a three-year period, compared with our LTIP Performance Share Peer Group TSR. For the 2019 grant, the peer group is: ExxonMobil, BP, Shell, Total, and the S&P 500 Total Return Index.

		Relative TSR ranking	1	2	3	4	5	6
		2019 grant payout as a % of target	200%	160%	120%	80%	40%	0%

•  Performance shares accrue dividend equivalents that are reinvested as additional shares, to be paid at the end of the performance period and are subject to the same three year cliff vesting schedule and performance modifier.

•  The MCC can exercise negative discretion to reduce the payout.

•  Actual number of shares granted is determined by dividing the proportionate value of the NEO’s LTIP award by Chevron’s closing common stock price on the grant date.

•  Payment is made in cash. Refer to Footnote 2 on pages 58 and 59 for calculation details.

RSUs	25%

•  Actual number of RSUs granted is determined by dividing the proportionate value of the NEO’s LTIP award by Chevron’s closing common stock price on the grant date.

•  Five-year cliff vesting lengthens equity holding time, which enhances retention and alignment with stockholders.

•  RSUs accrue dividend equivalents that are reinvested as additional units, to be paid at the time of vesting.

•  Payment is made in cash based on closing common stock price on the vesting date.

Stock options	25%

•  Strike price is equal to Chevron’s closing common stock price on the grant date.

•  Options vest and become exercisable at a rate of one-third per year for the first three years and expire 10 years after the grant date.

•  Gains realized depend on the Chevron common stock price at the time of exercise compared with the strike price.

•  Actual number of stock options granted is determined by dividing the proportionate value of the NEO’s LTIP award by the Black-Scholes option value on the grant date, consistent with the grant date fair value calculation as presented in the Summary Compensation Table.

Supplemental RSUs: Supplemental RSUs are granted in extraordinary circumstances to recognize exceptional individual performance that had a direct impact on Chevron’s results and to serve as an additional retention tool for such individuals. These RSUs generally vest at the end of three years. Supplemental RSUs, if awarded, will accrue dividend equivalents that are reinvested as additional units and paid at the end of three years. No supplemental RSUs were awarded to any NEO in 2019.

LTIP metrics

The MCC continues to believe that TSR is the best overall pay-for-performance measure to align our CEO’s and other NEOs’ performance with stockholder interests. TSR is the standard metric for stockholders to use in measuring the Company’s performance because it easily allows for meaningful comparisons of our performance relative to other companies within our same industry, and also allows for easy comparison with our stockholders’ other investment alternatives. It is objectively determined by third-party market participants independent of the Company’s judgment. The

MCC believes that Company performance on other measures—operational and financial, over the short-term and long-term—is ultimately reflected in TSR results.

The majority of the LTIP award derives value directly from TSR (relative and absolute). For the CEO and the other NEOs to earn the originally targeted compensation, Chevron must show sustained competitive performance, and Chevron’s stockholders must be rewarded with competitive TSR results.

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executive compensation

LTIP mix and timing: why a mix of performance shares, RSUs, and options

The MCC believes the current portfolio approach to the LTIP mix (50 percent performance shares, 25 percent restricted stock units, and 25 percent stock options) aligns with our business objectives and is consistent with industry practices. Each vehicle has its own risk-reward profile and a different time horizon. Together, these vehicles align our executives with stockholder interests over the long-term and reward them for absolute and competitive stock performance.

2017–2019 performance share payout

The three-year performance period for performance shares granted in January 2017 ended on December 31, 2019. For this three-year period, Chevron ranked No. 5 in TSR when compared with the LTIP Performance Share Peer Group, resulting in a payout modifier of 40 percent. The S&P 500 Total Return Index was added as a fifth member of the peer group beginning with the 2017-2019 performance share period.

Refer to “Option Exercises and Stock Vested in Fiscal Year 2019” tables on pages 58 and 59 for details on the performance payout calculation.

Note:

(1)

Per program rules, based on average closing stock price for the 20 trading days prior to the beginning of the performance period (January 1, 2017) and the last 20 trading days of the performance period (ending December 31, 2019). Figures rounded.

2019 LTIP grants

In January 2019, the independent Directors, upon recommendation of the MCC, approved the LTIP award to the CEO and ratified the following LTIP awards to the other NEOs. Ms. Yarrington’s 2019 grant was forfeited due to her retirement in April 2019.

Name	2019 LTIP target value*	Performance shares	RSUs	Stock options
Michael K. Wirth	$15,000,000	66,370	33,180	236,900
Pierre R. Breber	$3,963,120	17,530	8,770	62,600
Patricia E. Yarrington	$3,963,120	17,530	8,770	62,600
James W. Johnson	$5,148,000	22,780	11,390	81,300
Joseph C. Geagea	$3,963,120	17,530	8,770	62,600
Mark A. Nelson	$3,963,120	17,530	8,770	62,600

*

Number of awarded performance shares, RSUs, and stock options were determined based on the Company’s common stock price on January 30, 2019, the grant date Black-Scholes value for stock options, and a performance share factor of 100 percent reflecting expected performance at target. As these inputs may vary from those used for financial reporting, the target value shown above may not match the values presented in the “Summary Compensation Table” or the “Grants of Plan-Based Awards in Fiscal Year 2019” table in this Proxy Statement on pages 52 and 55, respectively.

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executive compensation

2020 LTIP grants

In January 2020, the independent Directors, upon recommendation of the MCC, approved the LTIP award to the CEO and ratified the following LTIP awards to the other NEOs. Ms. Yarrington did not receive a 2020 LTIP grant. The MCC and the independent Directors increased 2020 LTIP target value modestly by 3 percent for the CEO year-over-year and 1 percent for the other NEOs. The shares granted under performance shares and RSUs increased by 3 to 6 percent year-over-year due to a combination of higher target value and lower grant price. The shares granted under stock options increased by 23 to 26 percent year-over-year, predominantly due to lower grant date fair value. The MCC did not make any change to the share calculation methodology in determining 2020 grants.

Name	2020 LTIP target value*	Performance shares	RSUs	Stock options
Michael K. Wirth	$15,500,000	70,220	35,110	298,100
Pierre R. Breber	$ 4,002,320	18,130	9,070	77,000
Patricia E. Yarrington	—	—	—	—
James W. Johnson	$ 5,197,500	23,550	11,770	100,000
Joseph C. Geagea	$ 4,002,320	18,130	9,070	77,000
Mark A. Nelson	$ 4,002,320	18,130	9,070	77,000

*

Number of awarded performance shares, RSUs, and stock options were determined based on the Company’s common stock price on January 29, 2020, the grant date Black-Scholes value for stock options, and a performance share factor of 100 percent reflecting expected performance at target. As these inputs may vary from those used for financial reporting, the target value shown above may not match the values to be presented in the 2021 Proxy Statement’s “Summary Compensation Table” or the “Grants of Plan-Based Awards in Fiscal Year 2020” table.

retirement programs and other benefits

NEOs, like all other employees, have retirement programs and other benefits as part of their overall compensation package at Chevron. We believe these programs and benefits support our long-term investment cycle and encourage retention and long-term employment.

retirement programs

All of our employees, including our NEOs, have access to retirement programs that are designed to enable them to accumulate retirement income. The defined benefit and defined contribution restoration plans allow highly compensated employees to receive the same benefits they would have earned without the IRS limitations on qualified retirement plans under the Employee Retirement Income and Security Act. The deferred compensation plan allows eligible employees to defer salary, CIP awards, and LTIP payouts.

Plan name	Plan type	How it works	What’s disclosed
Chevron Retirement Plan (“CRP”)	Qualified Defined Benefit (IRS §401(a))	Participants are eligible for a pension benefit when they leave the Company as long as they meet age, service, and other provisions under the plan.

In the “Summary Compensation Table” and the “Pension Benefits Table” in this Proxy Statement, we report the change in pension value in 2019 and the present value of each NEO’s accumulated benefit under the CRP.

Chevron Retirement Restoration Plan (“RRP”)	Nonqualified Defined Benefit	Provides participants with retirement income that cannot be paid from the CRP due to IRS limits on compensation and benefits.(1)	In the “Pension Benefits Table” and accompanying narrative in this Proxy Statement, we describe how the RRP works and present the current value of each NEO’s accumulated benefit under the RRP.
Employee Savings Investment Plan (“ESIP”)	Qualified Defined Contribution (IRS §401(k))	Participants who contribute a percentage of their annual compensation (i.e., base salary and CIP award) are eligible for a Company matching contribution, up to annual IRS limits.(2)	In the footnotes to the “Summary Compensation Table” in this Proxy Statement, we describe Chevron’s contributions to each NEO’s ESIP account.
Employee Savings Investment Plan— Restoration Plan (“ESIP-RP”)	Nonqualified Defined Contribution	Provides participants with an additional Company matching contribution that cannot be paid into the ESIP due to IRS limits on compensation and benefits.(3)

In the footnotes to the “Nonqualified Deferred Compensation Table” in this Proxy Statement, we describe how the ESIP-RP works. In the “Summary Compensation Table” and the “Nonqualified Deferred Compensation Table,” we present Chevron’s contributions to each NEO’s ESIP-RP account.

Deferred Compensation Plan (“DCP”)	Nonqualified Defined Contribution

Participants can defer up to:

• 90 percent of CIP awards and LTIP performance share payouts; and

• 40 percent of base salary above the IRS limit (IRS §401(a)(17)) for payment after retirement or separation from service.

In the “Nonqualified Deferred Compensation Table” in this Proxy Statement, we report the aggregate NEO deferrals and earnings in 2019.

(1)	IRS annual compensation limit was $280,000 in 2019.

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(2)	Participants who contribute at least 2 percent of their annual compensation to the ESIP receive a Company matching contribution of 8 percent (or 4 percent if they contribute 1 percent).

(3)

Participants who contribute at least 2 percent of their base salary to the DCP receive an ESIP-RP Company matching contribution of 8 percent of their base salary that exceeds the IRS annual compensation limit.

The change in pension value disclosed in the Summary Compensation Table on page 52 is not a current cash payment. It represents the increase in the NEOs’ pension value, which are paid only after retirement. The values are significantly higher in 2019 than those of past years, due to actuarial factors beyond the normal salary increases and age/service increments:

•	Lower interest rates which increased the present value of pension benefits;

•	Recent promotional pay increases, notably for Mr. Wirth who became CEO in February 2018; and

•	Higher 2018 CIP awards, which increased the pensionable earnings in 2019.

Pension values will continue to fluctuate up or down, in any given year until an NEO’s retirement, based on actuarial factors.

benefit programs

The same health and welfare programs, including post-retirement health care, that are broadly available to employees on our U.S. payroll also apply to NEOs, with no other special programs except executive physicals (as described below under Perquisites).

perquisites

Perquisites for NEOs consist principally of financial counseling fees, executive physicals, home security, and the aggregate incremental costs to Chevron for personal use of Chevron automobiles and aircraft. The MCC periodically reviews our practices and disclosures with respect to perquisites. In the “Summary Compensation Table” in this Proxy Statement, we report the value of each NEO’s perquisites for 2019.

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best practice in compensation governance

To ensure independent oversight, stockholder alignment and long-term sustainability, our executive compensation program has the following governance elements in place.

What we do		What we do not do

✓	Robust stockholder engagement plan to ensure alignment with stockholder interests	✗	No excessive perquisites; all have a specific business rationale

✓	Stock ownership guidelines for the Chief Executive Officer, six times base salary; for the Executive Vice Presidents and Chief Financial Officer, four times base salary	✗	No individual supplemental executive retirement plans

✓	Deferred accounts inaccessible until a minimum of one year following termination	✗	No stock option repricing, reloads or exchanges without stockholder approval

✓	Clawback provisions included in the CIP, LTIP, DCP, RRP, and ESIP-RP for misconduct	✗	No loans or purchases of Chevron equity securities on margin

✓	Significant CEO pay at risk (91 percent)	✗	No transferability of stock options (except in the case of death or a qualifying court order)

✓	Thorough assessment of Company and individual performance	✗	No stock options granted below fair market value

✓	Robust succession planning process with Board review twice a year	✗	No hedging or pledging of Chevron equity securities

✓	MCC composed entirely of independent Directors	✗	No change-in-control agreements for NEOs

✓	Independent compensation consultant, hired by and reports directly to the MCC	✗	No tax gross-ups for NEOs

✓	MCC has discretion to reduce performance share payouts	✗	No “golden parachutes” or “golden coffins” for NEOs

✓	Certain pre-2018 LTIP awards (i.e., performance-based compensation) intended to qualify for deduction under the grandfather rule in Section 162(m) of Internal Revenue Code

✓	Annual assessment of incentive compensation risks

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compensation governance: oversight and administration of the executive compensation program role of the board of directors’ management compensation committee

The MCC oversees the executive compensation program. The MCC works closely with its independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), and management to review pay and performance relative to the Business Plan approved by the Board and to industry peers. The MCC solicits input from the CEO concerning the performance and compensation of other

NEOs. The CEO does not participate in discussion about his own pay; and proposed change to the compensation of the CEO is recommended by the MCC and approved by the independent Directors of the Board. A complete description of the MCC’s authority and responsibility is provided in its charter, which is available on our website at www.chevron.com and in print upon request.

independent compensation advice

The MCC retains Meridian as an independent compensation consultant to assist with its duties. The MCC first engaged Meridian in 2014, following a comprehensive request-for-proposal process and subsequent screening and selection. The MCC has the exclusive right to select, retain, and terminate Meridian, as well as to approve any fees, terms, and other conditions of its service. Meridian and its lead consultant report directly to the MCC, but when directed to do so by the MCC, they work cooperatively with Chevron’s management to develop analyses and proposals for the MCC. Meridian provides the following services to the MCC:

•	Education on executive compensation trends within and across industries;
•	Recommendation regarding compensation philosophy and compensation levels;

•	Selection of compensation comparator groups; and

•	Identification and resolution of technical issues associated with executive compensation plans, including tax, accounting, and securities regulations.

Meridian does not provide any services to the Company. The MCC is not aware of any work performed by Meridian that raised any conflicts of interest.

compensation risk management

The MCC annually undertakes a risk assessment of Chevron’s compensation programs to determine whether these programs are appropriately designed and that they do not motivate individuals or groups to take risks that are reasonably likely to have a material adverse effect on the

Company. Following its most recent comprehensive review of the design, administration, and controls of these programs, the MCC was satisfied that Chevron’s programs are well structured with strong governance and oversight mechanisms in place to minimize and mitigate potential risks.

stock ownership guidelines

We require our NEOs to hold prescribed levels of Chevron common stock, further linking their interests with those of our stockholders. Executives have five years to attain their stock ownership guideline. Further, NEOs who have not attained their stock ownership guidelines are required to hold shares acquired under the LTIP program until such ownership requirements are met.

Position	2019 ownership guidelines
CEO	Six times base salary
Executive Vice Presidents and CFO	Four times base salary
All Other Executive Officers	Two times base salary

Based upon our 250-day trailing average stock price ending December 31, 2019 ($119.71), Mr. Wirth had a stock ownership base salary multiple of 9.2. All other NEOs met their respective ownership requirement and had an average stock ownership base salary multiple of 8.1. The MCC believes these ownership levels provide adequate focus on our long-term business model.

employment, severance, and change-in-control agreements

In general, we do not maintain employment, severance, or change-in-control agreements with our NEOs. Upon retirement or separation from service for other reasons, NEOs are entitled to certain accrued benefits and payments generally available to other employees. We describe these benefits and payments in the “Pension Benefits Table,” the “Nonqualified Deferred Compensation Table,” and the “Potential Payments Upon Termination or Change-in-Control” table in this Proxy Statement.

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compensation recovery policies

The Chevron Incentive Plan, Long-Term Incentive Plan, Deferred Compensation Plan, Retirement Restoration Plan, and Employee Savings Investment Plan–Restoration Plan include provisions permitting us to “claw back” certain amounts of cash and equity awarded to an NEO at any time if the NEO engages in certain acts of misconduct, including, among other things: embezzlement; fraud or theft; disclosure of confidential information or other acts that harm our business, reputation or employees; misconduct resulting in Chevron having to prepare an accounting restatement; and failure to abide by post-termination agreements respecting confidentiality, noncompetition, or nonsolicitation.

hedging and pledging

Under our insider trading policy, our NEOs are prohibited from hedging and pledging Chevron securities, as described in more detail on page 26.

tax gross-ups

We do not pay tax gross-ups to our NEOs. We do provide standard expatriate packages, which include tax equalization payments, to all employees of the Company who serve on overseas assignments, including executive officers.

tax deductibility of NEO compensation

For years prior to 2018, Section 162(m) of the Internal Revenue Code (as implemented by IRS guidance) limited companies’ deduction for compensation paid to the CEO and the other three most highly paid executives (excluding the CEO and CFO) to $1 million, but allowed for the deduction for performance-based compensation costs/expenses for amounts even in excess of the $1 million limit. As such, we structured our CIP and certain LTIP awards with the intention of meeting the requirements for performance-based compensation under Section 162(m). Effective January 1, 2018, the Tax Cut and Jobs Act (“TCJA”) repealed this exclusion for performance-based compensation, and expanded the class of affected executives, which means that all compensation paid to persons who in 2017, or any year following, were the CEO, CFO (in 2018 or later) or one of the other three most highly paid executives (excluding our CEO and CFO) will be subject to the cap of $1 million. For LTIP awards made on or prior to November 2, 2017, but not yet vested and/or paid out (other than time-based RSUs, which are not qualified under Section 162(m) and therefore are not deductible – unless paid after the executive terminates), we expect that the Company will still be able to deduct those amounts, provided that the Company meets the requirements in the TCJA.

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summary compensation table

The following table sets forth the compensation of our NEOs for the fiscal year ended December 31, 2019, and for the fiscal years ended December 31, 2018, and December 31, 2017, if they were NEOs in those years. The primary components of each NEO’s compensation are also described in our “Compensation Discussion and Analysis” in this Proxy Statement.

Name and principal position	Year	Salary ($)(1)	Stock awards ($)(2)	Option awards ($)(3)	Non-Equity incentive plan compensation ($)(4)	Change in pension value and nonqualified deferred compensation earnings ($)(5)	All other compensation ($)(6)	Total ($)

M.K. Wirth, Chairman and CEO	2019	$1,570,833	$11,663,631	$3,750,127	$ 2,280,000	$ 13,383,378	$ 422,693	$33,070,662
	2018	$1,468,750	$10,102,641	$3,312,399	$ 3,600,000	$ 1,229,552	$ 927,281	$20,640,623
	2017	$1,231,050	$3,923,035	$1,237,856	$ 2,000,000	$ 2,672,028	$ 605,712	$11,669,681

P.R. Breber, Vice President and Chief Financial Officer(7)	2019	$988,917	$3,081,375	$990,958	$ 1,045,000	$ 5,222,222	$ 91,948	$11,420,420
	2018	$948,875	$2,934,703	$962,251	$ 1,629,600	$ 1,445,807	$ 108,808	$8,030,044

P.E. Yarrington, Former Vice President and Chief Financial Officer(7)	2019	$910,573	$3,081,375	$990,958	$ 449,000	$ 3,669,522	$ 71,742	$9,173,170
	2018	$1,133,458	$2,934,703	$962,251	$ 2,017,200	–	$ 111,467	$7,159,079
	2017	$1,108,013	$3,018,827	$952,904	$ 1,700,200	$ 1,283,468	$ 88,641	$8,152,053

J.W. Johnson, Executive Vice President, Upstream	2019	$1,180,458	$4,003,471	$1,286,979	$ 1,231,200	$ 7,479,507	$ 134,015	$15,315,630
	2018	$1,123,375	$3,811,432	$1,249,653	$ 2,284,100	$ 2,263,287	$ 194,135	$10,925,982
	2017	$1,080,750	$3,923,035	$1,237,856	$ 1,710,700	$ 2,948,042	$ 124,132	$11,024,515

J.C. Geagea, Executive Vice President, Technology, Projects & Services	2019	$994,750	$3,081,375	$990,958	$ 992,800	$ 6,535,781	$ 414,139	$13,009,803
	2018	$979,083	$2,934,703	$962,251	$ 1,663,500	$ 1,210,881	$98,993	$7,849,411
	2017	$957,825	$3,018,827	$952,904	$ 1,347,200	$ 2,614,776	$ 112,790	$9,004,322

M.A. Nelson, Executive Vice President, Downstream & Chemicals	2019	$847,292	$3,081,375	$990,958	$ 940,500	$ 3,843,391	$ 118,017	$9,821,533

(1)

Reflects actual salary earned during the fiscal year covered. For Ms. Yarrington, amount includes salary paid through her retirement at the end of April 2019 and also includes a final payout of her accrued, but unused vacation balance, in the amount of $480,865, which is required to be paid under California law upon termination of employment. The following table reflects the annual salary rate and effective date for the years in which each person was an NEO and the amounts deferred under the Deferred Compensation Plan (DCP). Compensation is reviewed after the end of each year, and salary increases, if any, are generally effective April 1 of the following year. Mr. Nelson received a salary increase effective March 1, 2019 upon his appointment to Executive Vice President, Downstream & Chemicals.

Name	Salary effective date	Salary	Total salary deferred under the DCP
M.K. Wirth	April 2019	$ 1,600,000	$ 25,817
	February 2018	$ 1,500,000	$ 23,875
	February 2017	$ 1,250,000	$ 19,221
P.R. Breber	April 2019	$ 1,000,000	$ 14,178
	April 2018	$ 962,000	$ 13,478
P.E. Yarrington	April 2019	$ 1,170,000	$ 2,994
	April 2018	$ 1,139,000	$ 17,169
	April 2017	$ 1,120,000	$ 16,760
J.W. Johnson	April 2019	$ 1,200,000	$ 18,009
	April 2018	$ 1,133,000	$ 16,968
	April 2017	$ 1,100,000	$ 16,215
J.C. Geagea	April 2019	$ 1,000,000	$ 14,295
	April 2018	$ 982,000	$ 14,082
	April 2017	$ 972,000	$ 13,757
M.A. Nelson	March 2019	$ 900,000	$ 11,346

We explain the amount of salary and non-equity incentive plan compensation in proportion to total compensation in our “Compensation Discussion and Analysis—Pay Philosophy and Plan Design.”

52	Chevron Corporation—2020 Proxy Statement

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(2)

Amounts for each fiscal year reflect the aggregate grant date fair value of performance shares and RSUs granted under the LTIP on January 30, 2019. We calculate the grant date fair value of these awards in accordance with ASC Topic 718, as described in Note 20, “Stock Options and Other Share-Based Compensation,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2019. These RSUs and performance shares accrue dividend equivalents. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions for awards have been disregarded. Ms. Yarrington will not realize any value from her 2019 RSU and performance share grants, which were cancelled following her April 2019 retirement, in accordance with LTIP rules that provide for forfeiture of grants held for less than one year following the grant date.

For performance shares granted on January 30, 2019, the per-share grant date fair value was $119.24. We use a Monte Carlo approach to calculate estimated grant date fair value. To derive estimated grant date fair value per share, this valuation technique simulates TSR for the Company and the LTIP peer group (BP, ExxonMobil, Royal Dutch Shell, Total, and the S&P 500 Total Return Index) using market data for a period equal to the term of the performance period, correlates the simulated returns within the peer group to estimate a probable payout value, and discounts the probable payout value using a risk-free rate for Treasury bonds having a term equal to the performance period. Performance shares are paid in cash, and the cash payout, if any, is based on market conditions at the end of the performance period (January 2019 through December 2021). Payout is calculated in the manner described in Footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2019” table in this Proxy Statement. If the maximum level of performance were to be achieved for the performance shares granted in 2019, the grant date value would be $226.02 per share (200 percent of the grant date stock price), or $15,000,947 for Mr. Wirth; $5,148,736 for Mr. Johnson; and $3,962,131 for Messrs. Breber, Geagea and Nelson.

The per-unit grant date fair value of the RSUs was $113.01, the closing price of Chevron common stock on the grant date. These RSUs earn dividend equivalents and are paid in cash upon vesting on January 31 following the fifth anniversary of the grant. Total payout will be based on the Chevron common stock closing price on the vesting date.

The material terms of performance shares and RSUs granted in 2019 are described in the “Grants of Plan-Based Awards in Fiscal Year 2019” and “Outstanding Equity Awards at 2019 Fiscal Year-End” tables in this Proxy Statement.

(3)

Amounts for each fiscal year reflect the aggregate grant date fair value of nonstatutory/nonqualified stock options granted under the LTIP on January 30, 2019. The per-option grant date fair value was $15.83. We calculate the grant date fair value of these stock options in accordance with ASC Topic 718, as described in Note 20, “Stock Options and Other Share-Based Compensation,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2019. Stock options do not accrue dividends or dividend equivalents. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions for awards have been disregarded. Ms. Yarrington will not realize any value from her 2019 stock option grant, which was cancelled following her April 2019 retirement, in accordance with LTIP rules that provide for forfeiture of grants held for less than one year following the grant date.

The material terms of stock options granted in 2019 are described in the “Grants of Plan-Based Awards in Fiscal Year 2019” and “Outstanding Equity Awards at 2019 Fiscal Year-End” tables in this Proxy Statement.

(4)

2019 amounts reflect CIP awards for the 2019 performance year that were paid in March 2020. Ms. Yarrington elected to defer 1 percent of her CIP award to the DCP, or $4,490. Mr. Nelson elected to defer 25 percent of his CIP award to the DCP, or $235,125. See “Compensation Discussion and Analysis—Components of Executive Compensation—Annual Incentive Plan (CIP)” for a detailed description of CIP awards.

(5)

2019 amounts represent the aggregate change in the actuarial present value of the NEO’s pension value for the Chevron Retirement Plan (CRP) and the Chevron Retirement Restoration Plan (RRP) from January 1, 2019, through December 31, 2019, expressed as a lump sum. The DCP and ESIP-RP do not pay above-market or preferential earnings and are not represented in this table. For purposes of this disclosure, we have used the same amounts required to be disclosed in the “Pension Benefits Table” in this Proxy Statement. Ms. Yarrington retired April 30, 2019, elected a single life annuity under the CRP and received total payments of $99,216. The present value of Ms. Yarrington’s CRP on December 31, 2019 was $2,434,994, and the value of her RRP on December 31, 2019, before reduction for taxes, was $20,580,668, a total change of $3,669,522 from the CRP and RRP aggregate values reported in the 2019 Proxy Statement.

2019 changes in the actuarial present value of an NEO’s pension value are attributable to five factors:

Increases in highest average earnings (“HAE”)

HAE is the highest consecutive 36-month average base salary and CIP awards. A significant portion of the changes in Messrs. Wirth and Nelson’s pension values were due to large increases in salary and CIP awards tied to recent promotions. In addition, CIP awards were above target for the 2017 and 2018 performance years which increased pensionable earnings for all NEOs.

Interest rate impact

Generally, a higher interest rate produces a lower pension value, and a lower interest rate produces a higher pension value. The lump sum interest rates for determining the actuarial present values of the pension benefit are based on the Pension Protection Act of 2006 lump sum interest rates, and such rates were lower in 2019 than those used in 2018 by an average of 1.10 percentage points. In addition, the 2019 discount rate used to discount pension values from age 60 to the NEO’s current age (if lower), 3.1 percent, is lower than the 2018 discount rate of 4.2 percent.

An additional year of age

The CRP and RRP provide an unreduced benefit at age 60 for eligible participants. Generally, being a year older results in an increase in pension value due to a shorter discount period from the current age to the assumed retirement age of 60. Once an NEO reaches age 60, the discount rate no longer applies. Furthermore, the pension value can be negatively impacted when the assumed duration of future payments is shorter based on age and actuarial assumptions.

An additional year of benefit service earned in 2019

All of the NEOs except Ms. Yarrington worked for a full year in 2019; as a result, their pension benefits increased because they earned an additional year of benefit service.

Demographic assumption changes

Current mortality tables project shorter life spans; as a result, pension benefits decrease.

The following table provides a breakdown of the percent of change in the NEO’s pension, including the return credited to Ms. Yarrington’s RRP after her retirement:

		Factors
Name	Total percent change in pension value, Jan.-Dec. 2019(a)	Higher HAE	Interest rate impact	One additional year of age	One additional year of service	Demographic assumption changes
M.K. Wirth	74.5%	38.5%	23.8%	7.3%	5.1%	(0.2%)
P.R. Breber	57.6%	21.9%	24.7%	5.9%	5.2%	(0.1%)
P.E. Yarrington	18.9%	11.7%	15.7%	(8.3%)	0.0%	(0.2%)
J.W. Johnson	40.5%	21.6%	18.2%	(3.1%)	3.9%	(0.1%)
J.C. Geagea	44.8%	15.9%	18.8%	6.2%	4.1%	(0.2%)
M.A. Nelson	62.6%	27.4%	23.6%	6.9%	4.9%	(0.2%)

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executive compensation

(a)

Calculated as follows: (actuarial present value of accumulated benefit at December 31, 2019 (reported in the “Pension Benefits Table” in this Proxy Statement)—actuarial present value of accumulated benefit at December 31, 2018 (reported in the “Pension Benefits Table” in last year’s Proxy Statement)) / actuarial present value of accumulated benefit at December 31, 2018 (reported in the “Pension Benefits Table” in last year’s Proxy Statement).

For Ms. Yarrington, who retired April 30, 2019, the actuarial present value at December 31, 2019 represents the future value of her CRP annuity payments and her RRP value at December 31, 2019. Ms. Yarrington’s percent change in pension value includes the return of 1.48 percent credited to her RRP after her retirement.

Additional information concerning the present value of benefits accumulated by our NEOs under these defined benefit retirement plans is included in the “Pension Benefits Table” in this Proxy Statement.

(6)

All Other Compensation for 2019 includes the following items but excludes other arrangements that are generally available to our salaried employees on the U.S. payroll and do not discriminate in scope, terms, or operation in favor of our NEOs, such as our medical, dental, disability, group life insurance and vacation programs.

	M.K. Wirth	P.R. Breber	P.E. Yarrington	J.W. Johnson	J.C. Geagea	M.A. Nelson
ESIP Company Contributions(a)	$22,400	$22,400	$22,400	$22,400	$22,400	$22,400
ESIP-RP Company Contributions(a)	$103,267	$56,713	$11,977	$72,037	$57,180	$45,383
Perquisites(b)
Financial Counseling(c)	$19,305	$6,645	—	$19,235	$15,187	$19,865
Motor Vehicles(d)	$15,233	—	$370	$128	$294	$508
Corporate Aircraft(e)	$145,609	—	—	—	—	—
Residential Security(f)	$96,313	—	—	$17,317	—	—
Executive Physical(g)	$16,261	—	$7,659	$2,170	$6,947	—
Expatriate Tax Equalization(h)	—	—	—	—	$310,448	—
Other(i)	$4,305	$6,190	$29,336	$728	$1,683	$29,861
Total, All Other Compensation	$422,693	$91,948	$71,742	$134,015	$414,139	$118,017

(a)

The ESIP is a tax-qualified defined contribution plan open to employees on the U.S. payroll. The Company provides a matching contribution of 8 percent of annual compensation when an employee contributes 2 percent of annual compensation or 4 percent if they contribute 1 percent. Employees may also choose to contribute an amount above 2 percent, but none of the amount above 2 percent is matched. The Company match up to IRS limits ($280,000 of income in 2019) is made to the qualified ESIP account. For amounts above the IRS limit, the executive can elect to have 2 percent of base pay directed into the DCP, and the Company will match those funds with a contribution to the nonqualified ESIP-RP. Company contributions to the ESIP-RP are described further in the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

(b)

Reflects perquisites and personal benefits received by an NEO in 2019 to the extent that the total value of such perquisites and personal benefits was equal to or exceeded $10,000. Items deemed perquisites are valued on the basis of their aggregate incremental cost to the Company. We do not provide tax gross-ups to our NEOs for any perquisites; however, we do in certain cases pay expatriate and tax equalization benefits in connection with overseas assignments, as discussed further in Footnote (h).

(c)

Reflects amounts related to income tax preparation services, plus other services provided under Chevron’s Financial Counseling Program, including life event, tax, investment and estate planning services.

(d)

The Company maintains cars and drivers that the NEOs may use for business transportation and, in certain circumstances, for personal travel. NEOs may reimburse the Company’s incremental costs for any personal travel. For security reasons, Mr. Wirth is provided with access to the Company’s cars, drivers, and security personnel for both business and personal use. The aggregate incremental cost for such personal use reflects the sum of (i) a percentage of the total variable operating costs (including fuel and incremental maintenance costs, if any) for each vehicle used for personal use, based on personal use miles divided by the total miles traveled per vehicle, and (ii) all amounts paid for driver overtime for personal use.

(e)

Generally, executives are not allowed to use Company planes for personal use. For security reasons due to the nature of Chevron’s business as a global integrated energy company, the Board mandates that Mr. Wirth fly on the corporate aircraft for all business and personal travel whenever it is feasible. In the first quarter of 2019, the Company’s subsidiary, Chevron U.S.A. Inc. (“CUSA”), and Mr. Wirth entered into an Aircraft Time-Sharing Agreement (“ATSA”). Pursuant to the terms of the ATSA, in 2019, Mr. Wirth reimbursed CUSA for his personal use of corporate aircraft in appropriate circumstances within amounts permitted under FAA regulations. On a very limited basis, the CEO may authorize the personal use of a Company plane by other persons if, for example, it is in relation to and part of a trip that is otherwise business-related, such as authorizing a spouse and/or other family members to accompany an executive on business travel (for which there was no incremental cost to the Company in 2019), or it is in connection with a personal emergency. Aggregate incremental cost was determined by multiplying the operating hours attributable to personal use by the 2019 average hourly direct operating costs, plus actual crew and security cost (for overnight lodging, meals, transportation and other incremental costs), plus actual flight-specific incremental costs and fees, where applicable.

(f)

For Mr. Wirth, reflects residential security, which includes security consulting fees ($41,362), perimeter and physical security enhancements ($39,360), and network security and monitoring. Also includes incremental cost of security detail incurred in relation to residential security and personal air travel (for overnight lodging, meals, transportation and other incremental costs). For Mr. Johnson, includes residential security costs related to network security and monitoring, and security consulting fees.

(g)	Includes executive physical and/or related diagnostic procedures. In addition, Mr. Wirth’s amount reflects incremental cost of travel on the corporate aircraft associated with the executive physical.

(h)

Messrs. Breber, Johnson, Geagea and Nelson served on expatriate assignments in prior years, during which they received customary expatriate and tax equalization benefits intended to place expatriate employees in a similar net tax position as a similarly compensated employee in the United States. Amounts shown above for Mr. Geagea reflect amended tax equalization and similar payments in 2019, including adjustments to prior years’ earnings based on the tax reporting and filing process (-$27,051) and tax equalization payments remitted in the host and home countries with respect to the stock options that were granted during Mr. Geagea’s expatriate assignment and exercised in 2019 ($337,499). Messrs. Breber, Johnson and Nelson’s equalization benefits are not reflected above, as estimated taxes plus prior years’ amendments results in a net negative value.

(i)

Reflects the value of gifts presented to Ms. Yarrington upon her retirement. Also includes the aggregate incremental cost of commercial flights, meals, activities, ground transportation, and other amenities for an NEO’s spouse’s participation in corporate events, which, for Mr. Nelson, totaled $27,821 in 2019 due primarily to international travel. From time to time, the NEOs attend sporting or performing arts events for which Chevron is a corporate sponsor and for which the Company incurs no incremental cost.

(7)	Ms. Yarrington retired in April 2019, and Mr. Breber became Vice President and Chief Financial Officer.

54	Chevron Corporation—2020 Proxy Statement

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grants of plan-based awards in fiscal year 2019

The following table sets forth information concerning the grants of non-equity and equity incentive plan awards to our NEOs in 2019. Non-equity incentive plan awards are made under our CIP, and equity incentive plan awards (i.e., performance shares, RSUs and stock options) are made under our LTIP. These awards are also described in our “Compensation Discussion and Analysis” in this Proxy Statement.

Name	Award type	Grant date	Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards: number of shares of stock or units (#)(3)	All other option awards: number of securities underlying options (#)(4)	Exercise or base price of option awards ($/sh)(5)	Grant date fair value of stock and option awards(6)
			Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)

M.K. Wirth	CIP		–	$2,400,000	$4,800,000	–	–	–	–	–	–	–

	Perf Shares	1/30/2019	–	–	–	13,274	66,370	132,740	–	–	–	$ 7,913,959

	Options	1/30/2019	–	–	–	–	–	–	–	236,900	$113.01	$ 3,750,127

	RSUs	1/30/2019	–	–	–	–	–	–	33,180	–	–	$ 3,749,672

P.R. Breber	CIP		–	$1,100,000	$2,200,000	–	–	–	–	–	–	–

	Perf Shares	1/30/2019	–	–	–	3,506	17,530	35,060	–	–	–	$ 2,090,277

	Options	1/30/2019	–	–	–	–	–	–	–	62,600	$113.01	$ 990,958

	RSUs	1/30/2019	–	–	–	–	–	–	8,770	–	–	$ 991,098

P.E. Yarrington	CIP		–	$1,287,000	$2,574,000	–	–	–	–	–	–	–

	Perf Shares	1/30/2019	–	–	–	3,506	17,530	35,060	–	–	–	$ 2,090,277

	Options	1/30/2019	–	–	–	–	–	–	–	62,600	$113.01	$ 990,958

	RSUs	1/30/2019	–	–	–				8,770	–	–	$ 991,098

J.W. Johnson	CIP		–	$1,440,000	$2,880,000	–	–	–	–	–	–	–

	Perf Shares	1/30/2019	–	–	–	4,556	22,780	45,560	–	–	–	$ 2,716,287

	Options	1/30/2019	–	–	–	–	–	–	–	81,300	$113.01	$ 1,286,979

	RSUs	1/30/2019	–	–	–	–	–	–	11,390	–	–	$ 1,287,184

J.C. Geagea	CIP		–	$1,100,000	$2,200,000	–	–	–	–	–	–	–

	Perf Shares	1/30/2019	–	–	–	3,506	17,530	35,060	–	–	–	$ 2,090,277

	Options	1/30/2019	–	–	–	–	–	–	–	62,600	$113.01	$ 990,958

	RSUs	1/30/2019	–	–	–	–	–	–	8,770	–	–	$ 991,098

M.A. Nelson	CIP		–	$990,000	$1,980,000	–	–	–	–	–	–	–

	Perf Shares	1/30/2019	–	–	–	3,506	17,530	35,060	–	–	–	$ 2,090,277

	Options	1/30/2019	–	–	–	–	–	–	–	62,600	$113.01	$ 990,958

	RSUs	1/30/2019	–	–	–	–	–	–	8,770	–	–	$ 991,098

(1)

The CIP is an annual incentive plan that pays a cash award for performance and is paid in March following the performance year. See our “Compensation Discussion and Analysis—Components of Executive Compensation—Annual Incentive Plan (CIP)” for a detailed description of CIP awards, including the criteria for determining the amounts payable.

“Target” is a dollar value based on a percentage of an NEO’s base salary set by the MCC. Actual 2019 performance-year CIP award results, which are approved in January 2020 and paid in March 2020, are reported in the “Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column. Under the 2019 CIP, there is no threshold award. The maximum award is 200 percent of target for all CIP-eligible employees.

Ms. Yarrington’s 2019 CIP payment was prorated based on her eligible earnings in 2019 in accordance with plan rules.

(2)

Reflects performance shares granted under the LTIP. See our “Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Incentive Plan” for a detailed description of performance share awards, including the criteria for determining the cash amounts payable. “Target” is the number of performance shares awarded in 2019. If there is a payout, “Threshold” represents the lowest possible payout (20 percent of the grant) and “Max” reflects the highest possible payout (200 percent of the grant). The performance shares awarded in 2019 accrue dividend equivalents and are paid out in cash, and the cash payout, if any, will occur at the end of the three-year performance period (January 2019 through December 2021). Payout is calculated in the manner described in Footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2019” table in this Proxy Statement.

Ms. Yarrington did not realize any value from her 2019 performance share grant, which was cancelled upon her April 2019 retirement, in accordance with LTIP rules that provide for forfeiture of grants not held beyond January 31 that is one year following the grant date.

(3)

Reflects RSUs granted under the LTIP. See our “Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Incentive Plan” for a detailed description of RSU awards. These RSUs accrue dividend equivalents and are paid in cash upon vesting on January 31 following the fifth annual anniversary of the grant date. Total payout will be based on the Chevron common stock closing price on the vesting date multiplied by the number of vested RSUs.

Ms. Yarrington did not realize any value from her 2019 restricted stock unit grant, which was cancelled upon her April 2019 retirement, in accordance with LTIP rules that provide for forfeiture of grants not held beyond January 31 that is one year following the grant date.

(4)

Reflects nonstatutory/nonqualified stock options granted under the LTIP. See our “Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Incentive Plan” for a description of stock option awards. Stock options have a 10-year term. One-third vests each January 31, starting with the January 31 that is at least one year following the grant date. The value of stock options realized upon exercise is determined by multiplying the number of stock options by the difference between the fair market value at the time of exercise and the exercise price of the stock options. Stock option awards do not accrue dividends or dividend equivalents.

Ms. Yarrington did not realize any value from her 2019 stock option grant, which was cancelled upon her April 2019 retirement, in accordance with LTIP rules that provide for forfeiture of grants not held beyond January 31 that is one year following the grant date.

(5)	The exercise price is the closing price of Chevron common stock on the grant date.

(6)	We calculate the grant date fair value of each award in accordance with ASC Topic 718 and as described in Footnotes 2 and 3 to the “Summary Compensation Table” in this Proxy Statement.

Chevron Corporation—2020 Proxy Statement	55

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outstanding equity awards at 2019 fiscal year-end

The following table sets forth information concerning the outstanding equity incentive awards at December 31, 2019, for each of our NEOs.

	Option awards					Stock awards
Name(1)	Grant date of awards	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable(2)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(3)	Market value of shares or units of stock that have not vested ($)(4)	Equity incentive plan awards: number of unearned shares, units, or other rights that have not vested (#)(5)	Equity incentive plan awards: market or payout value of unearned shares, units, or other rights that have not vested ($)(6)

M.K. Wirth	1/30/2019	–	236,900	$113.01	1/30/2029	34,500	$4,157,655	138,023	$16,633,126

	1/31/2018	60,700	121,400	$125.35	1/31/2028	27,267	$3,285,989	91,305	$11,003,178

	1/25/2017	53,866	26,934	$117.24	1/25/2027	11,318	$1,363,951

	1/27/2016	239,900		$83.29	1/27/2026

	1/28/2015	164,600		$103.71	1/28/2025

	1/29/2014	90,000		$116.00	1/29/2024

	3/27/2013	3,000		$120.19	3/27/2023

	1/30/2013	90,000		$116.45	1/30/2023

	1/25/2012	105,000		$107.73	1/25/2022

	1/26/2011	132,000		$94.64	1/26/2021

	1/27/2010	67,500		$73.70	1/27/2020

P.R. Breber	1/30/2019	–	62,600	$113.01	1/30/2029	9,119	$1,098,934	36,455	$4,393,230

	1/31/2018	17,633	35,267	$125.35	1/31/2028	8,151	$982,283	26,519	$3,195,814

	1/25/2017	41,466	20,734	$117.24	1/25/2027	8,872	$1,069,182

	1/27/2016	239,900		$83.29	1/27/2026

	1/28/2015	86,300		$103.71	1/28/2025

	1/29/2014	45,000		$116.00	1/29/2024

	1/30/2013	37,000		$116.45	1/30/2023

	1/25/2012	37,000		$107.73	1/25/2022

	1/26/2011	13,000		$94.64	1/26/2021

P.E. Yarrington	1/31/2018	52,900		$125.35	1/31/2028	7,923	$954,839	26,519	$3,195,814

	1/25/2017	62,200		$117.24	1/25/2027	8,703	$1,048,796

	1/27/2016	239,900		$83.29	1/27/2026

	1/28/2015	164,600		$103.71	1/28/2025

	1/29/2014	90,000		$116.00	1/29/2024

	1/30/2013	103,000		$116.45	1/30/2023

	1/25/2012	105,000		$107.73	1/25/2022

	1/26/2011	132,000		$94.64	1/26/2021

J.W. Johnson	1/30/2019	–	81,300	$113.01	1/30/2029	11,843	$1,427,236	47,373	$5,708,944

	1/31/2018	22,900	45,800	$125.35	1/31/2028	10,286	$1,239,550	34,449	$4,151,436

	1/25/2017	53,866	26,934	$117.24	1/25/2027	11,318	$1,363,951

	1/27/2016	311,700		$83.29	1/27/2026

	1/28/2015	164,600		$103.71	1/28/2025

	1/29/2014	90,000		$116.00	1/29/2024

	1/30/2013	77,500		$116.45	1/30/2023

	1/25/2012	78,000		$107.73	1/25/2022

	1/26/2011	38,000		$94.64	1/26/2021

56	Chevron Corporation—2020 Proxy Statement

executive compensation

	Option awards					Stock awards
Name(1)	Grant date of awards	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable(2)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(3)	Market value of shares or units of stock that have not vested ($)(4)	Equity incentive plan awards: number of unearned shares, units, or other rights that have not vested (#)(5)	Equity incentive plan awards: market or payout value of unearned shares, units, or other rights that have not vested ($)(6)

J.C. Geagea	1/30/2019	–	62,600	$113.01	1/30/2029	9,119	$1,098,934	36,455	$4,393,230

	1/31/2018	17,633	35,267	$125.35	1/31/2028	7,923	$954,839	26,519	$3,195,814

	1/25/2017	41,466	20,734	$117.24	1/25/2027	8,703	$1,048,796

	1/27/2016	239,900		$83.29	1/27/2026

	1/28/2015	164,600		$103.71	1/28/2025

	1/29/2014	90,000		$116.00	1/29/2024

	1/30/2013	54,000		$116.45	1/30/2023

	1/25/2012	37,000		$107.73	1/25/2022

	1/26/2011	38,000		$94.64	1/26/2021

M.A. Nelson	1/30/2019	–	62,600	$113.01	1/30/2029	9,119	$1,098,934	36,455	$4,393,230

	1/31/2018	9,233	18,467	$125.35	1/31/2028	4,147	$499,799	13,907	$1,675,981

	1/25/2017	12,066	6,034	$117.24	1/25/2027	2,530	$304,832

	1/27/2016	69,700		$83.29	1/27/2026

	1/28/2015	47,700		$103.71	1/28/2025

	1/29/2014	25,000		$116.00	1/29/2024

	1/30/2013	29,500		$116.45	1/30/2023

(1)

Termination for reasons other than for misconduct may result in full or partial vesting of awards granted under the LTIP. Full or partial vesting depends upon the sum of an NEO’s age plus his or her years of service. This policy is a reflection of our belief that the LTIP should be designed to encourage retention and support long-term employment. For a description of the effect of this policy on the outstanding LTIP awards of our NEOs, refer to the “Potential Payments Upon Termination or Change-in-Control” section of this Proxy Statement.

(2)

Stock options have a 10-year term. 2016 and earlier grants vest at the rate of one-third per year, with vesting occurring on the first, second, and third annual anniversary of the grant date. For 2017 and later grants, one-third vests each January 31, starting with the January 31 that is at least one year following the grant date. Stock option awards do not accrue dividends or dividend equivalents.

(3)	Represents unvested RSUs and dividend equivalents, rounded to whole units, that are paid out in cash at the end of the five-year vesting period.

(4)

Market value is based upon number of RSUs that have not been vested or released, including, when applicable, dividend equivalents, multiplied by $120.51, the closing price of Chevron common stock on December 31, 2019.

(5)

Represents performance shares and dividend equivalents, rounded to whole shares, that vest and are paid out in cash at the end of the applicable three-year performance period. The estimated shares for the 2019 grant is based upon a 200 percent performance modifier, and the estimated shares for the 2018 grant is based upon a 160 percent modifier.

(6)

Represents the estimated cash payout value of performance shares based upon the number of performance shares, including dividend equivalents, multiplied by $120.51, the closing price of Chevron common stock on December 31, 2019. The estimated payout value for the 2019 grant is based upon a 200 percent performance modifier, and the estimated payout value for the 2018 grant is based on a 160 percent performance modifier. The estimated payout value may not necessarily reflect the final payout. The final payout will be calculated in the manner described in Footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2019” table in this Proxy Statement.

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option exercises and stock vested in fiscal year 2019

The following table sets forth information concerning the cash value realized by each of our NEOs upon exercise of stock options; vesting of performance share and restricted stock unit awards in 2019; and withholding of portions of unvested restricted stock unit awards to pay taxes.

	Options		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)

M.K. Wirth	67,500	$3,482,903	29,043	$3,345,850
P.R. Breber	15,000	$454,979	7,514	$891,004
P.E. Yarrington	–	–	7,661	$908,409
J.W. Johnson	14,250	$672,316	9,951	$1,180,054
J.C. Geagea	38,000	$1,754,300	7,661	$908,409
M.A. Nelson	–	–	7,694	$883,873

(1)

Value realized upon exercise was determined by multiplying the number of stock options exercised by the difference between the weighted average fair market value of Chevron common stock on the exercise date and the exercise price of the stock options.

Name	Shares acquired on exercise	Grant date	Exercise price	Exercise date	Weighted average fair market value on exercise date	Value realized on exercise
M.K. Wirth	33,750	1/27/2010	$73.70	06/21/2019	$125.5956	$1,751,477
M.K. Wirth	33,750	1/27/2010	$73.70	09/16/2019	$125.0015	$1,731,426
P.R. Breber	15,000	1/26/2011	$94.64	9/16/2019	$124.9719	$454,979
J.W. Johnson	4,750	1/27/2010	$73.70	1/15/2019	$112.2000	$182,875
J.W. Johnson	4,750	1/27/2010	$73.70	3/14/2019	$124.8398	$242,914
J.W. Johnson	4,750	1/27/2010	$73.70	4/11/2019	$125.6004	$246,527
J.C. Geagea	10,000	1/27/2010	$73.70	08/08/2019	$122.9681	$492,681
J.C. Geagea	8,000	1/27/2010	$73.70	08/13/2019	$122.5000	$390,400
J.C. Geagea	5,000	1/27/2010	$73.70	08/27/2019	$117.0000	$216,500
J.C. Geagea	5,000	1/27/2010	$73.70	08/28/2019	$116.9422	$216,211
J.C. Geagea	5,000	1/27/2010	$73.70	08/28/2019	$117.0000	$216,500
J.C. Geagea	5,000	1/27/2010	$73.70	08/30/2019	$118.1016	$222,008

(2)

Represents the cash value of vested performance shares granted in 2017 for the performance period January 2017 through December 2019, paid in February 2020. Also includes the cash value of vested RSUs and the cash value of RSUs withheld to pay taxes on unvested RSUs no longer subject to substantial risk of forfeiture. Each of these is described further below.

performance shares

We calculate the cash value of performance share payouts as follows:

First, we calculate our TSR and the TSR of our LTIP Performance Share Peer Group (BP, ExxonMobil, Royal Dutch Shell, Total and S&P 500 Total Return Index) for the three-year performance period. We calculate TSR for the three-year performance period as follows:

TSR =	(20-day average ending share price (–) 20-day average beginning share price (+) reinvested dividend value)
20-day average beginning share price

“Ending” refers to the last 20 trading days of the performance period. “Beginning” refers to the last 20 trading days prior to the start of the performance period. In each instance, we use closing prices to calculate the 20-day average.

The results are expressed as an annualized average compound rate of return.

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Second, we rank our TSR against the TSR of our LTIP Performance Share Peer Group to determine the performance modifier applicable to the awards. Our rank then determines what the performance modifier will be, as follows:

Our rank	1st	2nd	3rd	4th	5th	6	th
Performance modifier	200%	160%	120%	80%	40%	0%

For example, if we rank first in TSR as compared with our LTIP Performance Share Peer Group, then the performance modifier would be 200 percent. Under the rules of the LTIP, in the event our measured TSR is less than 1 percentage point of the nearest competitor(s), the results will be considered a tie, and the performance modifier will be the average of the tied ranks. For example, if Chevron ranks sixth in TSR and ties with the TSR of the peer that ranks fifth, it will result in a modifier of 20 percent (the average of 40 percent and 0 percent).

Third, we determine the cash value and payout of the performance share award, as follows:

Number of performance shares granted + dividend equivalents	x	Performance modifier	x	20-day trailing average price of Chevron common stock at the end of the performance period	=	Cash value/payout

For awards of performance shares made in 2017, the three-year performance period ended December 2019. Chevron came in fifth place, resulting in a performance modifier for the period of 40 percent. Accordingly, the cash value of the 2017 grant was calculated as follows:

Name	Shares granted plus dividend equivalents	x	Modifier	=	Shares acquired on vesting	x	20-Day trailing average price	=	Cash value/payout
M.K. Wirth	23,680		40%		9,472		118.58		$ 1,123,196
P.R. Breber	18,228		40%		7,291		118.58		$ 864,611
P.E. Yarrington	18,228		40%		7,291		118.58		$ 864,611
J.W. Johnson	23,680		40%		9,472		118.58		$ 1,123,196
J.C. Geagea	18,228		40%		7,291		118.58		$ 864,611
M.A. Nelson	5,295		40%		2,118		118.58		$ 251,136

The cash value/payout includes the value of fractional shares.

Ms. Yarrington elected to defer 1 percent of her 2017 performance share grant to the DCP, or $8,646. Mr. Nelson elected to defer 25 percent of his 2017 performance share grant to the DCP, or $62,784. Provisions of the DCP and distribution elections are described in the footnotes to the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

restricted stock units

Vested RSUs are valued by multiplying the number of units vested by the closing price of Chevron common stock on the vesting date, or, if the NYSE is not open on the vesting date, by the closing price on the last date prior to the vesting date that the NYSE is open. The following supplemental RSUs vested and were paid in cash in 2019.

Name	Shares acquired on vesting	Grant date	Vest date	Price used to value shares(a)	Value realized on vesting
M.K. Wirth	18,300	1/27/2016	1/27/2019	$ 113.22	$ 2,071,926
M.A. Nelson	5,310	1/27/2016	1/27/2019	$ 113.22	$ 601,198

RSUs became part of the standard LTIP mix in 2017. These RSUs are subject to certain tax liabilities prior to vesting, when a substantial risk of forfeiture no longer exists. Generally, this event occurs when grant recipients reach age or age and service milestones. In December 2019, Chevron withheld the following RSUs from the 2017 and 2018 RSU grants to pay taxes. The cash value of shares withheld includes the value of fractional shares withheld. Messrs. Wirth, Johnson, Geagea, and Ms. Yarrington had over 90 points, and the full FICA tax obligation for the 2017 grant was paid in December 2018, when the grants were no longer subject to substantial risk of forfeiture. Mr. Nelson reached 90 points in 2019, and the remaining FICA obligation was paid on his 2017 grant in December 2019. Mr. Breber has not yet reached 90 points, and the cash value of his shares withheld is based on the pro-rata portion of his RSUs no longer subject to substantial risk of forfeiture.

Name	Shares withheld	Grant date	Valuation date	Price used to value shares(a)	Cash value of shares withheld
M.K. Wirth	1,271	1/31/2018	12/17/2019	$118.60	$150,728
P.R. Breber	81	1/25/2017	12/17/2019	$118.60	$ 9,603
	142	1/31/2018	12/17/2019	$118.60	$ 16,789
P.E. Yarrington	369	1/31/2018	12/17/2019	$118.60	$ 43,798
J.W. Johnson	479	1/31/2018	12/17/2019	$118.60	$ 56,858
J.C. Geagea	369	1/31/2018	12/17/2019	$118.60	$ 43,798
M. A. Nelson	73	1/25/2017	12/17/2019	$118.60	$ 8,613
	193	1/31/2018	12/17/2019	$118.60	$ 22,926

(a)	Closing price of Chevron common stock on the NYSE on the valuation date.

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pension benefits table

The following table sets forth information concerning the present value of benefits accumulated by our NEOs, under our defined benefit retirement plans, or pension plans.

Name	Plan name	Number of years credited service(1)	Present value of accumulated benefit(2)	Payments during last fiscal year(3)
M.K. Wirth	Chevron Retirement Plan	34	$ 2,230,011	–
	Chevron Retirement Restoration Plan		$ 29,110,287	–
P.R. Breber	Chevron Retirement Plan	30	$ 1,696,235	–
	Chevron Retirement Restoration Plan		$ 12,599,396	–
P.E. Yarrington	Chevron Retirement Plan	38	$ 2,434,994	$ 99,216
	Chevron Retirement Restoration Plan		$ 19,691,829	$ 888,839
J.W. Johnson	Chevron Retirement Plan	36	$ 2,395,947	–
	Chevron Retirement Restoration Plan		$ 23,567,509	–
J.C. Geagea	Chevron Retirement Plan	35	$ 2,420,965	–
	Chevron Retirement Restoration Plan		$ 18,695,553	–
M.A. Nelson	Chevron Retirement Plan	34	$ 2,031,330	–
	Chevron Retirement Restoration Plan		$ 7,948,913	–

(1)

Credited service is computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to Chevron’s audited 2019 financial statements and is generally the period that an employee is a participant in the plan for which he or she is an eligible employee and receives pay from a participating company. Credited service does not include service prior to July 1, 1986, if employees were under age 25. Our NEOs have such pre–July 1, 1986, age 25 service. Their actual years of service are as follows: Mr. Wirth, 37 years; Ms. Yarrington, 39 years; Mr. Johnson, 39 years; Mr. Geagea, 38 years; and Mr. Nelson, 35 years.

(2)

Reflects the actuarial present value of the accumulated benefit as of December 31, 2019, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to Chevron’s audited 2019 financial statements. A present value of the benefit is determined at the earliest age when participants may retire without any benefit reduction due to age (age 60, or current age if older, for the NEOs), using service and compensation as of December 31, 2019. This present value is then discounted with interest to the date used for financial reporting purposes. Except for the assumption that the retirement age is the earliest retirement without a benefit reduction due to age, the assumptions used to compute the present value of accumulated benefits are the assumptions described in Note 22, “Employee Benefit Plans,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2019. These assumptions include the discount rate of 3.1 percent as of December 31, 2019. This rate reflects the rate at which benefits could be effectively settled and is equal to the equivalent single rate resulting from yield curve analysis as described in Note 22. The present values reflect the lump sum forms of payment based on the lump sum interest rate assumptions used for financial reporting purposes on December 31, 2019, which are representative of the Pension Protection Act of 2006 lump sum interest rates.

See Footnote 5 to the “Summary Compensation Table” in this Proxy Statement for a description of the factors related to the change in the present value of the pension benefit.

Ms. Yarrington retired in April 2019 under the CRP and elected an annuity payment. The CRP benefit reflects the value of her future annuity payments as of December 31, 2019. Ms. Yarrington’s RRP benefit reflects the lump sum value as of May 1, 2019, plus interest accrued through December 31, 2019, less the distribution made for payment of taxes.

(3)

Reflects the annuity payments from the Chevron Retirement Plan benefit following Ms. Yarrington’s April 2019 retirement. In addition, reflects the portion of her RRP benefit that was distributed for payment of taxes.

Our NEOs are eligible for a pension after retirement and participate in both the Chevron Retirement Plan (CRP) (a defined-benefit pension plan that is intended to be tax-qualified under Internal Revenue Code section 401(a)) and the Chevron Retirement Restoration Plan (RRP) (an unfunded, nonqualified defined-benefit pension plan). The RRP is designed to provide benefits comparable with those provided by the CRP, but that cannot be paid from the CRP because of Internal Revenue Code limitations on benefits and earnings.

For employees hired prior to January 1, 2008, including all of our NEOs, the age 65 retirement benefits are calculated as a single life annuity equal to 1.6 percent of the participant’s highest average earnings multiplied by years of credited service, minus an offset for Social Security benefits. For this purpose, “highest average earnings” are the average of the highest base salary and CIP awards over 36 consecutive months. On December 31, 2019, the applicable annualized averages were: Mr. Wirth, $3,599,244; Mr. Breber, $2,188,717; Mr. Johnson, $2,772,300; Mr. Geagea, $2,235,783; and Mr. Nelson, $1,281,281. Ms. Yarrington retired April 30, 2019, and her annualized annual average under the CRP was $2,650,997.

The CRP benefit reflects the earnings limitation imposed by the Internal Revenue Code for qualified plans. On December 31, 2019, the applicable annualized earnings, after reflecting the average of the last three-year Internal Revenue Code Compensation limitations, was $275,000. Ms. Yarrington retired April 30, 2019, and her annualized annual earnings amount under the CRP was $270,000.

The RRP benefit reflects the difference between the total retirement benefit and the benefit provided under the CRP. The age 65 retirement benefits for employees hired prior to January 1, 2008, are actuarially reduced below age 50, reduced by early retirement discount factors of 5 percent per year from age 50 to age 60, and unreduced at age 60.

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A participant is eligible for an early retirement benefit if he or she is vested on the date employment ends. Generally, a participant is vested after completing five years of service. All NEOs are eligible for an early retirement benefit, calculated as described above.

Despite the calculations above, all retirees may elect to have their benefits paid in the form of a single life annuity or lump sum. Joint and survivor annuity, life and term-certain annuity, and uniform income annuity options are also available under the CRP.

The equivalent of optional forms of annuity payment are calculated by multiplying the early retirement benefit by actuarial factors, based on age, in effect on the benefit calculation date. The Internal Revenue Code applicable interest rate and applicable mortality table are used for converting from one form of benefit to an actuarially equivalent optional form of benefit. Employees can elect to have their CRP benefit commence prior to normal retirement age, which is age 65, but no earlier than when employment ends. CRP participants do not make distribution elections until separation from service.

The RRP may be paid as early as the first quarter that is at least one year following separation from service. Retirees may elect to receive the RRP lump sum equivalent in a single payment or in up to 10 annual installments.

Our NEOs made the following RRP distribution elections:

Name	Number of annual installments elected	Time of first payment
M.K. Wirth	1	First quarter that is at least one year following separation from service
P.R. Breber	5	First January that is at least one year following separation from service
P.E. Yarrington	10	First January that is at least six years following separation from service
J.W. Johnson	4	First quarter that is at least one year following separation from service
J.C. Geagea	1	First quarter that is at least one year following separation from service
M.A. Nelson	10	First quarter that is at least one year following separation from service nonqualified deferred compensation table

In this section, we set forth information concerning the value of each NEO’s compensation that is deferred pursuant to our DCP and our ESIP-RP.

DCP

The DCP is an unfunded and nonqualified defined contribution plan that permits NEOs to defer up to 90 percent of CIP awards, up to 90 percent of LTIP performance share awards, and up to 40 percent of salary. The DCP is intended to qualify as an unfunded pension plan maintained by an employer for a select group of management or highly compensated employees within the meaning of the Employee Retirement Income and Security Act.

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DCP deferrals accrue earnings, including dividend equivalents and common stock price appreciation or depreciation, based upon an NEO’s selection of investments from 15 different funds that are designated by the MCC and that are also available in the ESIP, Chevron’s tax-qualified defined contribution plan open to employees on the U.S. payroll. DCP funds and their annual rates of return, as of December 31, 2019, were:

Chevron Common Stock Fund	15.28%
Capital Group EuroPacific Growth Trust (US) Class U3(1)	7.00%
Dodge & Cox Income Separate Account	9.74%
State Street U.S. Inflation Protected Bond Index Non-Lending Series Fund Class C	8.37%
Vanguard Balanced Index Fund Institutional Shares	21.79%
Vanguard Developed Market Index Institutional Plus Shares	22.07%
Vanguard Emerging Markets Stock Index Fund Institutional Plus Shares	20.41%
Vanguard Federal Money Market Fund Investor Shares	2.14%
Vanguard Institutional 500 Index Trust	31.49%
Vanguard Institutional Extended Market Index Trust	28.09%
Vanguard Institutional Total Bond Market Index Trust	8.75%
Vanguard PRIMECAP Fund Admiral Shares	27.88%
Vanguard Real Estate Index Fund Institutional Shares	29.02%
Vanguard Short-Term Bond Index Fund Institutional Plus Shares	4.89%
Vanguard Value Index Fund Institutional Shares	25.83%

(1)	Return is since inception on 7/17/2019.

NEOs may transfer into and out of funds daily. NEOs and other insiders may only transact in the Chevron Common Stock Fund during a 20-business day period that begins on the first business day that is at least 24 hours after the public release of quarterly and annual earnings (an Insider Trading Window). Deferrals for NEOs and other insiders who elect that their deferrals be tracked with reference to Chevron common stock are, upon deferral, tracked with reference to the Vanguard Treasury Money Market Fund. At the close of the Insider Trading Window, the balance of the Vanguard Treasury Money Market Fund is transferred to the Chevron Common Stock Fund. The 2019 annual rate of return for the Vanguard Treasury Money Market Fund was 2.14 percent.

Payments of DCP deferrals are made after the end of employment in up to 10 annual installments. Amounts tracked in Chevron common stock are paid in common stock, and all other amounts are paid in cash. Participants may elect payment to commence as early as the first quarter that is at least 12 months following separation from service. The DCP was amended for post-2004 deferrals in accordance with Section 409A of the Internal Revenue Code. As a result, NEOs may make different elections for pre-2005 and post-2004 deferrals. If a plan participant engages in misconduct (as defined in the DCP), DCP balances related to awards made under the LTIP or the CIP on or after June 29, 2005, may be forfeited.

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ESIP-RP

The ESIP-RP is a nonqualified defined contribution restoration plan that provides for the Company contribution that would have been paid into the ESIP but for the fact that the NEO’s base salary exceeded the annual compensation limit under Internal Revenue Code 401(a)(17) ($280,000 in 2019). A minimum 2 percent deferral of base pay over the tax code’s annual compensation limit is required in order to receive a Company contribution in the ESIP-RP. Contributions are tracked in phantom Chevron common stock units. Participants receive phantom dividends on these units, based on the dividend rate as is earned on Chevron common stock. Plan balances may be forfeited if a participant engages in misconduct (as defined in the ESIP-RP). Accounts are paid out in cash, commencing as early as the first quarter that is at least 12 months following separation from service, in up to 10 annual installments.

Name(1)	Executive contributions in the last fiscal year(2)	Registrant contributions in the last fiscal year(3)	Aggregate earnings in the last fiscal year(4)	Aggregate withdrawals/ distributions(5)	Aggregate balance at last fiscal year-end(6)
M.K. Wirth	$ 25,817	$ 103,267	$ 3,197,790	–	$ 18,335,549
P.R. Breber	$ 14,178	$ 56,713	$ 861,590	–	$ 6,599,914
P.E. Yarrington	$ 38,527	$ 11,977	$ 8,893,916	–	$ 43,366,519
J.W. Johnson	$ 18,009	$ 72,037	$ 519,098	–	$ 3,192,769
J.C. Geagea	$ 14,295	$ 57,180	$ 101,984	–	$ 779,552
M.A. Nelson	$ 367,142	$ 45,383	$ 790,524	–	$ 4,716,364

(1)

Below are the payment elections made by each of the NEOs with respect to their DCP and ESIP-RP plan balances. If deferral years are not noted, elections apply to post-2004 balances and, if applicable, pre-2005 balances.

Name	Plan	Number of annual installments elected	Time of first payment
M.K. Wirth	DCP	1	First quarter that is at least one year following separation from service
	ESIP-RP	1	First quarter that is at least one year following separation from service
P.R. Breber	DCP	5	First January that is at least one year following separation from service
	ESIP-RP	5	First January that is at least one year following separation from service
P.E. Yarrington	DCP post-2004	1	First quarter that is at least one year following separation from service
	DCP pre-2005	10	First quarter that is at least six years following separation from service
	ESIP-RP	10	First quarter that is at least six years following separation from service
J.W. Johnson	DCP	1	First quarter that is at least one year following separation from service
	ESIP-RP	1	First quarter that is at least one year following separation from service
J.C. Geagea	DCP	1	First quarter that is at least one year following separation from service
	ESIP-RP	1	First quarter that is at least one year following separation from service
M.A. Nelson	DCP	10	First quarter that is at least one year following separation from service
	ESIP-RP post-2004	10	First quarter that is at least one year following separation from service
	ESIP-RP pre-2005	1	First quarter that is at least one year following separation from service

(2)

Reflects 2019 DCP deferrals of salary, any 2018 performance-year CIP, and LTIP performance shares for the 2016–2018 performance period. Salary deferrals are also included in the “Salary” column that is reported in the “Summary Compensation Table” in this Proxy Statement and are quantified as “Total Salary Deferred Under the DCP” in Footnote 1 to that table. For Ms. Yarrington and Mr. Nelson, the CIP deferred in 2019 was reported in Footnote 4 to the “Summary Compensation Table.” For Ms. Yarrington, the value of deferred LTIP performance shares was reported in Footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2018” table in our 2019 Proxy Statement.

Name	2019 Salary deferrals	2019 CIP deferrals	2019 LTIP deferrals
M.K. Wirth	$ 25,817	–	–
P.R. Breber	$ 14,178	–	–
P.E. Yarrington	$ 2,994	$ 20,172	$ 15,361
J.W. Johnson	$ 18,009	–	–
J.C. Geagea	$ 14,295	–	–
M.A. Nelson	$ 11,346	$ 244,575	$ 111,221

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(3)	Represents ESIP-RP contributions by the Company for 2019. These amounts are also reflected in the “All Other Compensation” column in the “Summary Compensation Table” in this Proxy Statement.

(4)

Represents the difference between DCP and ESIP-RP balances at December 31, 2019, and December 31, 2018, less CIP, LTIP, and salary deferrals in the DCP and Company contributions in the ESIP-RP. For this purpose, “earnings” includes dividend equivalents, common stock price appreciation (or depreciation), and other similar items. 2019 earnings in the DCP and ESIP-RP were as follows:

Name	DCP earnings	ESIP-RP earnings
M.K. Wirth	$3,028,330	$ 169,460
P.R. Breber	$800,721	$ 60,869
P.E. Yarrington	$8,720,549	$ 173,367
J.W. Johnson	$428,474	$ 90,624
J.C. Geagea	$27,798	$ 74,186
M.A. Nelson	$733,522	$ 57,002

(5)	In-service withdrawals are not permitted from the DCP or the ESIP-RP.

(6)	Represents DCP and ESIP-RP balances as of December 31, 2019, as follows:

Name	DCP balance	ESIP-RP balance
M.K. Wirth	$16,956,541	$ 1,379,008
P.R. Breber	$6,087,618	$ 512,296
P.E. Yarrington	$42,040,515	$ 1,326,004
J.W. Johnson	$2,440,203	$ 752,566
J.C. Geagea	$165,691	$ 613,861
M.A. Nelson	$4,242,906	$ 473,458

The amounts reported in the aggregate balance at last fiscal year-end were reported as compensation to the NEOs in the “Summary Compensation Table” in prior Proxy Statements as follows:

Name	Salary deferral amounts previously reported	ESIP-RP amounts previously reported	CIP amounts previously reported	LTIP amounts previously reported
M.K. Wirth	$149,323	$597,295	$3,457,080	$6,147,430
P.R. Breber	$13,478	$53,910	–	–
P.E. Yarrington	$1,039,871	$563,832	$5,361,789	$8,944,645
J.W. Johnson	$61,424	$245,696	–	–
J.C. Geagea	$40,666	$162,662	–	–
M.A. Nelson	–	–	–	–

Deferrals of the 2019 CIP awards and the LTIP performance shares for the 2017-2019 performance period are not reflected in the DCP balance at December 31, 2019, as they were not deferred until the underlying awards were settled in 2020. They were reported in footnotes to the “Summary Compensation Table” and the “Option Exercises and Stock Vested in Fiscal Year 2019” table in this Proxy Statement, as follows:

Name	CIP amounts previously reported and credited to the DCP in 2020	LTIP amounts previously reported and credited to the DCP in 2020
M.K. Wirth	–	–
P.R. Breber	–	–
P.E. Yarrington	$ 4,490	$ 8,646
J.W. Johnson	–	–
J. C. Geagea	–	–
M.A. Nelson	$ 235,125	$ 62,784

64	Chevron Corporation—2020 Proxy Statement

executive compensation

potential payments upon termination or

change-in-control

Our NEOs do not have employment contracts or other agreements or arrangements that provide for enhanced severance, special guaranteed payments, or other benefits upon retirement, termination, or change-in-control. In addition, in the event of a change-in-control, our NEOs are not eligible for accelerated vesting of outstanding equity awards under the LTIP. However, upon termination for reasons other than misconduct (as defined in the LTIP), our NEOs are entitled to accrued and vested interests (and in some cases deemed vesting of unvested interests) in their outstanding equity awards, retirement plan benefits, and certain limited perquisites. Under the LTIP, full or partial vesting of unvested equity grants is a function of the sum of an NEO’s age plus his or her time in service and the reason for termination. Our policy reflects our belief that our equity and benefit programs should be designed to encourage retention and support long-term employment. Many of our business decisions have long-term horizons and, to ensure our executives have a vested interest in our future profitability, such programs enable executives with long service to continue to share in our success. The increasing benefits of longer service on equity grants is illustrated by the following table.

	Termination for misconduct(1)	Termination for any reason less than one year after grant date(2)	Termination for reasons other than misconduct and grants held for at least one year after grant date(2), and on termination date either:
			Are less than age 60 and have less than 75 points (sum of age and service)	Are at least age 60 or have at least 75 points	Are at least age 65 or have at least 90 points
Performance shares	Forfeit 100% of grant	Forfeit 100% of grant	Forfeit 100% of grant	Prorated vesting(4)	100% vested(4)
RSUs	Forfeit 100% of grant	Forfeit 100% of grant	Forfeit 100% of grant	Prorated vesting(4)	100% vested(4)
Stock options	Forfeit 100% of grant	Forfeit 100% of grant	Forfeit 100% of unvested grant 180 days from termination to exercise(3)	Prorated vesting 5 years from termination to exercise(3)	100% vested Remaining term to exercise

(1)

For grants of awards during or after 2005 that have been exercised, or in the case of performance shares or RSUs, vested and paid, the Board of Directors has the ability to claw back any gains if an NEO engages in certain acts of misconduct, as described in our “Compensation Discussion and Analysis—Compensation Governance—Compensation Recovery Policies” in this Proxy Statement. Under the LTIP, “misconduct” is defined to include, among other things: embezzlement; fraud or theft; disclosure of confidential information or other acts that harm our business, reputation, or employees; misconduct resulting in Chevron having to prepare an accounting restatement; or failure to abide by post-termination agreements respecting confidentiality, noncompetition, or nonsolicitation.

(2)	For the 2017 and later grants, one must remain employed through the January 31 that is one year after the grant date.

(3)	Or the remaining term, if less.

(4)	Award based on and paid at the end of the performance or vesting period.

Chevron Corporation—2020 Proxy Statement	65

executive compensation

In the table that follows, we have assumed that each NEO terminated his or her employment for reasons other than for misconduct on December 31, 2019. Amounts reported do not include the value of vested and unexercised stock options reported in the “Outstanding Equity Awards at 2019 Fiscal Year-End” table, performance shares or RSUs that vested in 2019 as reported in the “Option Exercises and Stock Vested in Fiscal Year 2019” table, accrued retirement and other benefits reported in the “Pension Benefits Table” and “Nonqualified Deferred Compensation Table” in this Proxy Statement.

We also do not include benefits that would be available generally to all or substantially all salaried employees on the U.S. payroll and do not discriminate in scope, terms or operations in favor of our NEOs, such as accrued vacation, group life insurance, post-retirement health care, and the ESIP.

Benefits and payments upon termination for any reason other than for misconduct(1)
Name	Base salary	CIP	Severance	Long-Term incentives unvested and deemed vested due to termination(2)			Benefits(3)
				Performance shares	RSUs	Stock options
M.K. Wirth	–	–	–	$6,876,986	$4,649,940	$88,074	$38,000
P.R. Breber	–	–	–	$1,331,589	$978,137	$62,150	–
P.E. Yarrington	–	–	–	$1,932,184	$1,936,944	$58,470	–
J.W. Johnson	–	–	–	$2,594,647	$2,603,501	$88,074	–
J.C. Geagea	–	–	–	$1,997,384	$2,003,635	$67,800	–
M.A. Nelson	–	–	–	$1,047,488	$804,631	$19,731	–

(1)

Includes normal or early retirement and voluntary or involuntary (other than for misconduct) termination, including termination following a change-in-control. We do not maintain separate change-in-control programs for our NEOs.

(2)

Reflects values of deemed vested stock options, performance shares, and standard RSUs under the LTIP, based on the number of points (sum of age and number of years of service) at the time of termination. All awards granted in 2019 are forfeited upon a termination in 2019.

Termination with more than 90 points

Mr. Wirth, Mr. Johnson, Mr. Geagea and Mr. Nelson have more than 90 points, as did Ms. Yarrington upon her retirement in April 2019. Termination with at least 90 points results in deemed vesting of unvested portions of grants that have met the minimum holding requirement, or the remaining 1/3 of the 2017 stock option grant, the remaining 2/3 of the 2018 stock option grant, 100 percent of the 2018 performance share grant and 100 percent of the outstanding RSUs under 2017 and 2018 standard RSUs grants. Vested stock options may be exercised through the remaining term of the option.

Termination with more than 75 points and less than 90 points

Mr. Breber has more than 75 points but less than 90 points, which results in pro-rata vesting of all unvested standard LTIP grants that have met the minimum holding requirement. Mr. Breber’s stock options vest based on the number of whole months from the grant date to December 31, 2019; vesting of 11/36 of his 2017 and 2018 grants is accelerated. Vested options may be exercised through December 31, 2024 or the 10th anniversary of the grant date, if earlier. Mr. Breber’s performance shares vest based on the number of whole months from the performance period start date to December 31, 2019, or 24/36 of his 2018 grant. Mr. Breber’s RSUs vest based on the number of whole months from the grant date to December 31, 2019, or 23/60 of his 2018 grant and 35/60 of his 2017 grant, less any RSUs previously released under the grants.

Valuation of performance shares, RSUs and stock options

Performance share values for the 2018 grants are calculated based on $120.51, the December 31, 2019 closing price of Chevron common stock, and a performance modifier of 100 percent. For Ms. Yarrington, values are calculated based on $120.06, the closing price on her last day of employment, April 30, 2019. The value excludes accrued dividends after her retirement, which may ultimately be included in the final payout. Refer to Footnote 2 of the “Option Exercises and Stock Vested in Fiscal Year 2019” table for a description of how we calculate the payout value of performance shares, as well as a summary of the amounts paid in February 2020 for the 2017 performance share grants. The modifier for the 2018 grant depends on Chevron’s TSR for the three-year performance period relative to the S&P 500 Total Return Index and the TSR for our peer group of major oil competitors—which consists of BP, ExxonMobil, Royal Dutch Shell, and Total, and range from 0 to 200 percent in increments of 40 percent.

Restricted stock unit values are calculated based on $120.51, the December 31, 2019 closing price of Chevron common stock. For Ms. Yarrington, values are calculated based on $120.06, the closing price on her last day of employment, April 30, 2019. The value excludes accrued dividends after her retirement, which may ultimately be included in the final payout.

Stock option values are calculated based on the difference between $120.51, the December 31, 2019 closing price of Chevron common stock, and the option exercise price as reported in the “Outstanding Equity Awards at 2019 Fiscal Year-End” table in this Proxy Statement, multiplied by the deemed vested stock options. The value of previously vested stock options is calculated in a similar manner. For Ms. Yarrington, values are calculated based on $120.06, the closing price on her last day of employment, April 30, 2019.

(3)

Mr. Wirth will be provided with post-retirement office and administrative support services during his lifetime. The estimated aggregate incremental cost of these benefits is approximately $38,000 per year, which represents the estimated compensation and benefit cost for administrative support personnel, allocated based on 25 percent time dedicated to providing such services, and no incremental cost for utilizing vacant office space at Chevron’s headquarters.

Our NEOs are eligible to receive early retirement benefits from the CRP and the RRP upon separation from service. Their distribution elections and the present value of accumulated benefits are disclosed in the “Pension Benefits Table” in this Proxy Statement.

Our NEOs are also eligible to receive payment from the ESIP-RP and from the DCP upon separation from service. Their distribution elections and the aggregate plan balances as of December 31, 2019 are disclosed in the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

66	Chevron Corporation—2020 Proxy Statement

equity compensation plan information

The following table provides certain information as of December 31, 2019, with respect to Chevron’s equity compensation plans.

Plan category(1)	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)		Weighted-average exercise price of outstanding options, warrants, and rights (b)		Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(2)	86,922,298	(3)	$103.23	(4)	72,993,049	(5)
Equity compensation plans not approved by security holders(6)	322,517	(7)	–	(8)	–	(9)
Total	87,244,815		$103.23	(4)	72,993,049

(1)

The table does not include information for employee benefit plans of Chevron and subsidiaries intended to meet the tax qualification requirements of section 401(a) of the Internal Revenue Code and certain foreign employee benefit plans that are similar to section 401(a) plans or information for equity compensation plans assumed by Chevron in mergers and securities outstanding thereunder at December 31, 2019. The number of shares to be issued upon exercise of outstanding stock options, warrants, and rights under plans assumed in mergers and outstanding at December 31, 2019, was 6,107, and the weighted-average exercise price (excluding RSUs and other rights for which there is no exercise price) was $66.99. The weighted average remaining term of the stock options is 0.04 years. No further grants or awards can be made under these assumed plans.

(2)

Consists of two plans: the LTIP and the NED Plan. Stock options and RSUs may be awarded under the LTIP, and shares may be issued under the subplans of the LTIP for certain non-U.S. locations. Restricted stock, RSUs, and retainer stock options may be awarded under the NED Plan.

(3)

Consists of 86,639,750 shares subject to stock options (granted under the LTIP or the NED Plan), 43,621 shares subject to RSUs granted under the LTIP, and 238,927 shares subject to RSUs and stock units awarded prior to 2007 under the NED Plan. Does not include grants that are payable in cash only, such as performance shares, stock appreciation rights, and RSUs granted under the LTIP.

(4)	The price reflects the weighted average exercise price of stock options under both the LTIP and the NED Plan. The weighted average remaining term of the stock options is 4.69 years.

(5)

An amended and restated LTIP was approved by the stockholders on May 29, 2013. The maximum number of shares that can be issued under the amended and restated LTIP is 260,000,000. The LTIP has 72,304,746 shares that remain available for issuance pursuant to awards. An aggregate of 3,474,062 shares issued under the employee stock purchase plans for non-U.S. locations was counted against the limit. Awards granted under the LTIP that are settled in cash or that are deferred under the DCP will not deplete the maximum number of shares that can be issued under the plan. The maximum number of shares that can be issued under the NED Plan is 1,600,000, pursuant to Amendment Number One to the NED Plan that was approved by stockholders on May 25, 2016. The NED Plan has 688,303 shares that remain available for issuance pursuant to awards.

(6)	Consists of the DCP, which is described in the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

(7)	Reflects the number of Chevron Common Stock Fund units allocated to participant accounts in the DCP as of December 31, 2019.

(8)	There is no exercise price for outstanding rights under the DCP.

(9)

Current provisions of the DCP do not provide for a limitation on the number of shares available under the plan. The total actual distributions under the DCP in the last three years were 46,976 shares in 2019, 27,530 shares in 2018, and 30,658 shares in 2017.

Chevron Corporation—2020 Proxy Statement	67

CEO pay ratio

The ratio of the annual total compensation for the CEO to the annual total compensation of our median compensated employee was 236:1 for 2019, calculated by dividing our CEO 2019 annual total compensation of $33,070,662 by the 2019 annual total compensation of our median compensated employee of $140,063.1

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to choose from a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable with our pay ratio reported above.

Our CEO to median compensated employee pay ratio is a reasonable estimate calculated in a manner that is consistent with SEC rules based on a combination of compensation data from global payroll and human resources records and using the methodology, assumptions, and estimates described below. As permitted by SEC rules, for our fiscal 2019 pay ratio reported above, we used that same median employee that we used for our fiscal 2017 and 2018 pay ratio, as we believe there has been no change in our employee population or employee compensation arrangements that would significantly impact our pay ratio disclosure. We identified the median employee used for our fiscal 2017, 2018, and 2019 pay ratio disclosures using our employee population as of October 1, 2017, which included approximately 52,953 individuals located in 54 countries, of which 25,564 employees were on U.S. payroll and 27,389 were on non-U.S. payrolls. Utilizing the “de minimis exemption” as permitted by SEC rules, we excluded approximately 4.1 percent of the total employee population in the non-U.S. jurisdictions with the smallest employee populations. As a result, we excluded 2,164 individuals in 38 non-U.S. countries. The excluded countries and their employee populations were as follows: Azerbaijan (9), Bahrain (9), Belgium (132), Bermuda (6), Botswana (8), Cambodia (34), Colombia (289), Democratic Republic of Congo (2), Denmark (5), Egypt (53), El Salvador (107), Germany (13), Glorioso Islands (1), Greece (14), Guatemala (50), Honduras (37), India (1), Italy (4), Japan (140), Kazakhstan (213), Malaysia (186), Mexico (48), Myanmar (4), Netherlands (107), Norway (11), Pakistan (110), Panama (50), Poland (1), Republic of Congo (34), Russian Federation (47), South Korea (10), Sri Lanka (76), Sweden (1), Taiwan (1), Turkey (4), United Arab Emirates (52), Venezuela (228), and Vietnam (67). As a result of these exclusions, the employee population used to identify the median employee was composed of 50,789 individuals. We included employees from the following non-U.S. countries: Angola, Argentina, Australia, Bangladesh, Brazil, Canada, China, France, Indonesia, Kuwait, Nigeria, Philippines, Singapore, South Africa, Thailand, and the United Kingdom.

We identified the median employee using 2017 total cash compensation as our consistently applied compensation measure, calculated for employees as the sum of (i) 2017 annual base salary determined as of October 1, 2017, and (ii) the actual annual cash bonus paid in the first quarter of 2017; provided, however, that for hourly employees who work for Chevron Stations Inc., their total cash compensation was instead based on actual wages and bonus paid during 2017. The compensation in non-U.S. currencies was converted to U.S. dollars using an average foreign exchange rate for the month of October 2017.

Our pay philosophy is to pay our workforce competitively and equitably; we offer competitive pay packages across all geographies based on industry-specific compensation in the local market, job responsibilities, and individual performance. In general, our compensation programs are applied consistently across the workforce, and compensation targets are set using a consistent methodology regardless of job function, with a higher percentage of pay-at-risk provided to executives. We believe both our CEO and our employee compensation packages are appropriately structured to attract and retain the talent needed to deliver on our business plan and to drive long-term stockholder value.

1	The annual total compensation of the median compensated employee is calculated in the same manner as CEO annual total compensation in the Summary Compensation Table.

68	Chevron Corporation—2020 Proxy Statement

board proposal to ratify PwC as the independent registered public accounting firm for 2020

(item 2 on the proxy card)

auditor review and engagement

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm that audits Chevron’s financial statements and internal control over financial reporting. The Audit Committee has selected PricewaterhouseCoopers LLP (PwC) as Chevron’s independent registered public accounting firm for 2020, and your Board has endorsed this appointment.

The Audit Committee annually reviews PwC’s performance and independence in deciding whether to retain PwC or engage a different independent registered public accounting firm. In the course of these reviews, the Audit Committee considers, among other things:

•  the quality and efficiency of PwC’s historical and recent audit plans and performance on the Chevron audit;

•  PwC’s capability and expertise in handling the breadth and complexity of Chevron’s worldwide operations;

•  PwC’s expertise in and knowledge of the global oil and gas industry and its network of partners and managers in Chevron’s key areas of global operation;

•  the desired balance of PwC’s experience and fresh perspective occasioned by mandatory audit partner rotation and PwC’s periodic rotation of other audit management;

•  external data on audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on PwC and its peer firms;

•  the appropriateness of PwC’s fees for audit and non-audit services;

•  the quality and candor of PwC’s communications with the Audit Committee and management;

•  PwC’s independence and objectivity in its performance of audit services; and

•  PwC’s tenure as our independent registered public accounting firm, including the benefits of having a long-tenured auditor, in conjunction with controls and processes that help safeguard PwC’s independence.

The Audit Committee believes that PwC’s tenure as Chevron’s independent registered public accounting firm confers distinct benefits, including:

•

Enhanced audit quality. Through many years of experience with Chevron, PwC has gained significant institutional knowledge of and a deep expertise regarding Chevron’s global business and operations, accounting policies and practices, and internal control over financial reporting.

•

Effective audit plans and efficient fee structures. PwC’s extensive knowledge of Chevron’s business and control framework enables it to design effective audit plans that cover key risk areas while capturing cost efficiencies in audit scope and internal control testing.

•

Maintaining continuity avoids disruption. Bringing on a new auditor, without reasonable cause, would require extensive education and a significant period of time for the new auditor to reach a comparable level of knowledge and familiarity with Chevron’s business and control framework. Many of the efficiencies gained over the course of Chevron’s relationship with PwC could be lost.

The Audit Committee believes that any concerns with PwC’s tenure are mitigated by strong independence controls, specifically:

•

Thorough Committee oversight. The Audit Committee’s oversight includes frequent private meetings with PwC, a comprehensive annual evaluation by the Audit Committee in determining whether to engage PwC, and a Committee-directed process for selecting the lead engagement partner.

•

Robust preapproval policies and procedures, limits on non-audit services and hiring policies. The Audit Committee must preapprove all audit and non-audit services, including the type of services to be provided and the estimated fees related to those services. Categories of permissible non-audit services are limited to those not affecting PwC’s independence or otherwise not barred by regulation. Further, the Audit Committee has adopted a policy regarding Chevron’s employment of former PwC employees to ensure that auditor independence is not impaired.

•

Strong internal PwC independence policies and procedures. PwC conducts periodic internal quality reviews of its audit work and rotates lead engagement partners after a maximum of five years and auxiliary engagement partners after a maximum of seven years. PwC also conducts mandatory annual training for all professional staff globally on independence requirements and procedures. In addition, hiring restrictions are in place for former PwC employees at Chevron.

•	Strong regulatory framework. PwC is an independent registered public accounting firm and is subject to PCAOB inspections, “Big 4” peer reviews, and PCAOB and SEC oversight.

Based on this evaluation, the Audit Committee believes that PwC is independent and that it is in the best interests of Chevron and its stockholders to retain PwC as Chevron’s independent registered public accounting firm for 2020.

Chevron Corporation—2020 Proxy Statement	69

board proposal to ratify PwC as the independent registered public accounting firm for 2020

PwC’s fees and services

PwC audited Chevron’s consolidated financial statements and effectiveness of internal control over financial reporting during the years ended December 31, 2019 and 2018. During these periods, PwC provided both audit and non-audit services. Aggregate fees for professional services rendered to Chevron by PwC for the years ended December 31, 2019 and 2018, were as follows (millions of dollars):

Services provided	2019	2018
Audit	$28.2	$27.6
Audit Related	$1.1	$1.8
Tax	$0.6	$0.6
All Other	$0.3	$0.8
Total	$30.2	$30.8

The Audit fees for the years ended December 31, 2019 and 2018, were for the audits of Chevron’s consolidated financial statements, statutory and subsidiary audits, issuance of consents, assistance with and review of documents filed with the SEC, and the audit of the effectiveness of internal control over financial reporting.

The Audit Related fees for the years ended December 31, 2019 and 2018, were for assurance and related services for employee benefit plan audits, accounting consultations and attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax fees for the years ended December 31, 2019 and 2018, were for services related to tax compliance, including the preparation of tax returns and claims for refund, and for tax advice, including assistance with tax audits and appeals.

All Other fees for the years ended December 31, 2019 and 2018, included services rendered for software licenses, subscriptions, benchmark studies, and surveys.

audit committee preapproval policies and procedures

All 2019 audit and non-audit services provided by PwC were preapproved by the Audit Committee. The non-audit services that were preapproved by the Audit Committee were also reviewed to ensure compatibility with maintaining PwC’s independence and compliance with SEC and other rules and regulations.

The Audit Committee has implemented preapproval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit

Committee preapproves both the type of services to be provided by PwC and the estimated fees related to these services.

Throughout the year, the Audit Committee reviews any revisions to the estimates of audit and non-audit fees initially approved.

PwC’s attendance at the annual meeting

Representatives of PwC will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

vote required

This proposal is ratified if the number of shares voted FOR exceeds the number of shares voted AGAINST. Any shares not voted on this proposal (whether by abstention or otherwise) will have no impact on this proposal. If you are a street name stockholder and do not vote your shares, your bank, broker, or other holder of record can vote your shares at its discretion on this proposal.

your board’s recommendation

Your Board recommends that you vote FOR the ratification of the appointment of PwC as Chevron’s independent registered public accounting firm.

70	Chevron Corporation—2020 Proxy Statement

stock ownership information

security ownership of certain beneficial owners and management

The following table shows the ownership interest in Chevron common stock as of March 13, 2020, for (i) holders of more than 5 percent of our outstanding common stock; (ii) each non-employee Director; (iii) each NEO; and (iv) all current non-employee Directors and executive officers as a group. As of that date, there were 1,867,437,961 shares of Chevron common stock outstanding.

Name (“+” denotes a non-employee Director)	Shares beneficially owned(1)		Stock units(2)		Total		Percent of class
BlackRock, Inc.(3)	127,180,460		—		127,180,460		6.70%
State Street Corporation(4)	114,444,073		—		114,444,073		6.05%
The Vanguard Group(5)	159,635,336		—		159,635,336		8.44%
Wanda M. Austin+	5,407		1,969		7,376		*
Pierre R. Breber	616,395		51,286		667,681		*
John B. Frank+	6,455		5,192		11,647		*
Alice P. Gast+	2,706		13,960		16,666		*
Joseph C. Geagea	768,830		—		768,830		*
Enrique Hernandez, Jr.+	90,642		17,688		108,330		*
James W. Johnson	931,193		6,710		937,903		*
Charles W. Moorman IV+	23,332		28,983		52,315		*
Dambisa F. Moyo+	5,572		1,969		7,541		*
Mark A. Nelson	244,474		—		244,474		*
Debra Reed-Klages+	4,250		3,731		7,981		*
Ronald D. Sugar+	2,692		60,675		63,367		*
D. James Umpleby III+	2,467		1,969		4,436		*
Michael K. Wirth	1,137,990		6,568		1,144,558		*
Patricia E. Yarrington	971,489		32,590		1,004,079		*
All current non-employee Directors and
executive officers as a group (17 persons)	4,961,362	(6)	200,700	(6)	5,162,062	(6)	*

*	Less than 1 percent.

(1)

Amounts shown include shares that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 13, 2020, as follows: 571,532 shares for Mr. Breber, 4,305 shares for Mr. Frank, 741,832 shares for Mr. Geagea, 72,523 shares for Mr. Hernandez, Jr., 913,500 shares for Mr. Johnson, 10,332 shares for Mr. Moorman, 229,332 shares for Mr. Nelson, 1,105,666 shares for Mr. Wirth, 949,600 shares for Ms. Yarrington and 4,701,420 shares for all current non-employee Directors and executive officers as a group. For executive officers, the amounts shown include shares held in trust under the ESIP. For non-employee Directors, the amounts shown include shares of restricted stock awarded under the NED Plan.

(2)

Stock units do not carry voting rights and may not be sold. They do, however, represent the equivalent of economic ownership of Chevron common stock, since the value of each unit is measured by the price of Chevron common stock. For non-employee Directors, these are stock units (awarded prior to 2007) and RSUs awarded under the NED Plan, as well as stock units representing deferral of the annual cash retainer that may ultimately be paid in shares of Chevron common stock. For executive officers, these include stock units deferred under the DCP that may ultimately be paid in shares of Chevron common stock.

(3)

Based on information set forth in a Schedule 13G/A filed with the SEC on February 5, 2020, by BlackRock, Inc., 55 East 52nd Street, New York, NY 10055, BlackRock reports that it and its subsidiaries listed on Exhibit A of the Schedule 13G/A have sole voting power for 109,549,704 shares, sole dispositive power for 127,180,460 shares, and no shared voting and dispositive powers reported.

(4)

Based on information set forth in a Schedule 13G/A filed with the SEC on March 10, 2020, by State Street Corporation, State Street Financial Center, One Lincoln Street, Boston, MA 02111, State Street reports that it and its subsidiaries listed on Exhibit 1 of the Schedule 13G/A have no sole voting and dispositive powers, shared voting power for 101,072,374 shares and shared dispositive power for 114,141,635 shares reported.

(5)

Based on information set forth in a Schedule 13G/A filed with the SEC on February 12, 2020, by The Vanguard Group—23-1945930, 100 Vanguard Blvd., Malvern, PA 19355, Vanguard reports that it and its subsidiaries listed on Appendix A of the Schedule 13G/A have sole voting power for 2,784,078 shares, sole dispositive power for 156,539,345 shares, shared voting power for 521,044 shares, and shared dispositive power for 3,095,991 shares reported.

(6)	Excludes Ms. Yarrington as she ceased to be an executive officer as of April 1, 2019.

Chevron Corporation—2020 Proxy Statement	71

board proposal to approve, on an advisory basis, named executive officer compensation

(item 3 on the proxy card)

As required by Section 14A of the Exchange Act stockholders are entitled to a nonbinding vote on the compensation of our Named Executive Officers (sometimes referred to as “Say-on-Pay”). At the 2017 Annual Meeting, the Board of Directors recommended and stockholders approved holding this advisory vote on an annual basis. Accordingly, you are being asked to vote on the following resolution at the 2020 Annual Meeting:

“Resolved, that the stockholders APPROVE, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.”

Your Board recommends that you vote FOR this resolution because it believes that our compensation programs support our business model and the following objectives and values, described in detail in our “Compensation Discussion and Analysis” in this Proxy Statement:

•

Pay competitively across all salary grades and all geographies; our target compensation is determined by benchmarking comparable positions at other companies of equivalent size, scale, complexity, capital intensity, and geographic footprint. We reference both oil industry peers and non-oil industry peers in this analysis;

•	Balance short- and long-term decision-making in support of a long-cycle-time business with a career-oriented employment model;

•	Pay for absolute and competitive performance, in alignment with stockholder returns; and

•	Apply compensation program rules in a manner that is internally consistent.

We encourage stockholders to read the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.

vote required

This proposal is approved if the number of shares voted FOR exceeds the number of shares voted AGAINST. Any shares not voted on this proposal (whether by abstention or otherwise) will have no impact on this proposal. If you are a street name stockholder and do not vote your shares, your bank, broker, or other holder of record cannot vote your shares at its discretion on this proposal.

This vote is nonbinding. The Board and the Management Compensation Committee, which is composed solely of independent Directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

your board’s recommendation

Your Board recommends that you vote FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.

72	Chevron Corporation—2020 Proxy Statement

rule 14a-8 stockholder proposals

(items 4 through 10 on the proxy card)

Your Board welcomes dialogue on the topics presented in the Rule 14a-8 stockholder proposals on the following pages. Chevron strives to communicate proactively and transparently on these and other issues of interest to the Company and its stockholders. Some of the following stockholder proposals may contain assertions about Chevron that we believe are incorrect. Your Board has not attempted to refute all such assertions. However, your Board has considered each proposal and recommended a vote based on the specific reasons set forth in each Board response.

We received a number of proposals requesting specific reports. As a general principle, your Board opposes developing specially requested reports because producing them is a poor use of Chevron’s resources when the issues are addressed sufficiently through existing communications. Moreover, your Board believes that stockholders benefit from reading about these issues in the context of Chevron’s other activities rather than in isolation. Many of the issues raised in the following stockholder proposals are discussed in Chevron’s Corporate Responsibility Report, our Annual Report, this Proxy Statement and the Climate Change Resilience Report. Additional information on Chevron’s corporate governance and corporate social responsibility philosophies and initiatives is available on our website at www.chevron.com.

Your Board urges stockholders to read this Proxy Statement, the Annual Report, the Corporate Responsibility Report and the Climate Change Resilience Report, as well as the other information presented on Chevron’s website.

We will provide the name, address, and share ownership of the stockholders who submitted a Rule 14a-8 stockholder proposal upon a stockholder’s request.

vote required

Stockholder proposals are approved if the number of shares voted FOR exceeds the number of shares voted AGAINST. Any shares not voted on these proposals (whether by abstention or otherwise) will have no impact on these proposals. If you are a street name stockholder and do not vote your shares, your bank, broker, or other holder of record cannot vote your shares at its discretion on these proposals.

your board’s recommendation

Your Board recommends that you vote AGAINST each of the stockholder proposals on the following pages.

Chevron Corporation—2020 Proxy Statement	73

stockholder proposals

stockholder proposal regarding report on lobbying

(item 4 on the proxy card)

Whereas, we believe in full disclosure of our Company’s direct and indirect lobbying activities and expenditures to assess whether Chevron’s lobbying is consistent with the Company’s expressed goals and in the best interests of shareowners.

Resolved, the shareowners of Chevron request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Chevron used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Chevron’s membership and payments to any tax-exempt organization that writes and/or endorses model legislation.
4.	Description of management’s and the Board’s decision-making process and oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Chevron is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to all relevant oversight committees and posted on Chevron’s website.

Supporting Statement:

The Company lobbies on a broad array of issues and works with groups that do the same. That’s a good thing as the Company is rightfully exercising free speech. As such, the Company has become a target for anti-free speech activists. These activists are working to defund pro-business organizations by attacking their corporate members.

The Company should take an active role in combating this narrative and attacks on its freedom of association rights.

The Company should be proud of its memberships in trade associations and non-profit groups that promote pro-business, pro-growth initiatives.

For example, the Company’s relationships with groups such as the American Legislative Exchange Council, the American Petroleum Institute, the National Association of Manufacturers, and the Business Roundtable should be applauded and endorsed by shareholders. These groups advance initiatives that are designed to unburden corporations such as Chevron, allowing them the freedom to create jobs and economic prosperity in the United States.

Rather than letting outside agitators set the message that these relationships are somehow nefarious, the Company should explain the benefits of its involvement with groups that advocate for smaller government, lower taxes, and free-market reforms. The Company should show how these relationships benefit shareholders, increase jobs and wages, help local communities, and generally advance the Company’s interests.

The proponent supports the Company’s free speech rights and freedom to associate with groups that advance economic liberty. The Company should stand up for those rights.

74	Chevron Corporation—2020 Proxy Statement

stockholder proposals

board of directors’ response

Your Board recommends a vote AGAINST this proposal because Chevron already provides extensive disclosure on its lobbying activities and expenditures. At Chevron’s last eight Annual Meetings, an average of 73 percent of votes cast opposed this proposal.

Your Board agrees with Proponents that Chevron must protect its free speech rights and rights to engage on issues important to its business, and in which it has expertise. Chevron already discloses extensive information about its political contributions and lobbying activities. In many cases, this disclosure goes beyond what is required by law. In addition, the Company discloses a full list of trade associations with annual dues of more than $100,000 wherein a portion of the dues may be used for lobbying. The associations on this list represent 96 percent of the Company’s annual trade association expenditures.

Energy production, development, and consumption is a critical public policy issue. Policy decisions can significantly affect Chevron’s strategies, capital investments, operations and, ultimately, stockholder value. Opponents of our industry are well resourced to influence policy decisions in a manner that increases risk for Chevron. It is essential, therefore, for Chevron to exercise its fundamental right and responsibility to participate in the public policymaking process. Chevron does so by engaging with policymakers and expressing its views on pending policy proposals, by engaging in direct and indirect lobbying, and by participating in a diverse range of business and policy organizations that advocate positions supporting free markets and responsible energy legislation and regulations. In addition, Chevron exercises its right to participate in the political process by making contributions to candidates and entities supportive of the energy industry, a reasonable regulatory environment, and a healthy market-based business environment.

Chevron does not agree with all of the positions of every industry, trade or policy organization in which it participates. However, Chevron believes that through continuous participation with these organizations it has the best opportunity to influence their positions in a manner that aligns with the long-term interests of its stockholders.

Chevron adheres to the highest ethical standards when engaging in lobbying and political activities, ensures that such activities align with corporate goals, and complies with all laws and regulations governing lobbying activities and disclosure.

Chevron agrees that transparency and accountability are important aspects of corporate political activity. That is why Chevron provides extensive disclosure of these activities. The Company’s lobbying activities in the United States are strictly regulated by federal, state, and local lobbying laws. Each governing jurisdiction determines its own regulations regarding lobbying compliance and also establishes the policies and guidelines associated with reporting and disclosure. On Chevron’s website, stockholders and the public can find:

•	Information about Chevron’s political contributions, lobbying philosophy and oversight mechanisms.

•

Chevron’s most recent annual Corporate Political Contributions report and the Chevron Employee Political Action Committee (“CEPAC”) contributions report. Itemized in each report are all contributions to candidates, organizations, and committees as well as those related to ballot measures.

•	A list of trade association memberships in which annual dues paid are $100,000 or more and wherein a portion of the dues may be used for lobbying.

•

A link to the federal lobbying disclosure website and instructions for accessing Chevron’s current and previous years’ federal quarterly reports. These reports disclose total expenditures related to lobbying and issues lobbied.

•

A link to the federal lobbying contributions search website. This site contains the details of the Company’s current and previous years’ contributions. There is also a link to the Federal Election Commission website, which contains current and previous years’ reports on CEPAC contributions.

•	A link to the California Secretary of State Lobbying Activity website and instructions for accessing the Company’s current and previous years’ quarterly lobbying reports.

Links to other states’ lobbying activity websites and instructions for accessing the Company’s state lobbying reports are currently being added to the website to provide greater access and transparency into the Company’s lobbying activities.

Chevron’s political activities are subject to thorough review and oversight. All corporate political contributions are centrally controlled, budgeted, and reviewed for compliance with applicable law. Each contribution is reported in its applicable jurisdiction. On an annual basis, the Public Policy Committee of the Board of Directors reviews the policies, procedures and expenditures for Chevron’s political activities, including political contributions and direct and indirect lobbying. In addition, Chevron’s employees are required to complete political and lobbying compliance training.

Your Board is confident that the Company’s political activities are aligned with Chevron’s goals and the long-term interests of our stockholders. Your Board encourages you to review the reports and other materials described above. We are confident you will agree that the Company’s disclosures are extensive and address the proposal’s request.

Therefore, your Board recommends that you vote AGAINST this proposal.

Chevron Corporation—2020 Proxy Statement	75

stockholder proposals

stockholder proposal to create

board committee on climate risk

(item 5 on the proxy card)

Resolved: Shareholders request the Board of Directors charter a new Board Committee on Climate Risk to evaluate the board and management’s climate strategy and to better inform board decision making on climate risks and opportunities. The charter should explicitly require the committee to report to the full board on corporate strategy, above and beyond matters of legal compliance, assessing the company’s responses to climate related risks and opportunities, including the potential impacts of climate change on business, strategy, financial planning, and our company’s operating environment.

Supporting Statement:

While the ultimate responsibility for climate strategy should fall on the full board, a board committee can conduct a more focused review than the full board, and therefore better inform and strengthen board decision making by:

•	Preparing reports to the board with depth and attention to existential climate risks;

•

Making recommendations to the board regarding corporate planning time frames, carbon reduction goals, and capital allocation strategies to redirect its business model and financial flows consistent with the Paris Agreement;

•	Providing leadership for the full board’s climate deliberations;

•	Coordinating with audit and compensation committees to ensure integrated attention to climate risk;

•	Delineating responsibility and evaluating the efficacy of management and board responses to climate risks and opportunities.

A formal board committee charter clarifies a fiduciary duty of care on climate change matters. The board should consider the need for staffing to adequately resource the committee.1

Whereas: Board oversight of climate change strategy and planning is essential to address the existential threat of climate change to the fossil fuel industry and our Company. Climate risk merits the creation of a board committee to help lead the necessary transition.

Major oil companies face unprecedented disruption to their business driven by global imperatives to limit global warming and competition from non-carbon-emitting technologies. The Intergovernmental Panel on Climate Change projects dramatic drops in industry emissions of 50 to 90 percent by 2050 are necessary to limit global warming to 1.5 and 2 degrees Celsius.

As fiduciaries, our board is responsible for stewardship of business performance and long-term strategic planning, in light of risk factors like climate science and policy. Committee charter language can help to define the scope of fiduciary duties of committee members and ensure that effective systems are in place.

A failure to adequately plan for a low carbon transition, including climate change policy, competition from renewables, peak oil demand, and unburnable fossil fuel reserves, may place investor capital at substantial risk. Implementing the Proposal would represent a prudent path forward by formalizing board level oversight of climate change strategy so the company may remain successful in an increasingly decarbonizing economy.

[1]	https://ethicalboardroom.com/closing-the-information-gap/

76	Chevron Corporation—2020 Proxy Statement

stockholder proposals

board of directors’ response

Your Board recommends a vote AGAINST this proposal because the full Board already has oversight of the Company’s strategy, including the Company’s response to climate change, and has Committees that also consider climate change issues. In 2019, stockholders representing 92 percent of the votes cast opposed a similar proposal to create a Board Committee on climate change.

Your Board has the diverse skills, experience and expertise to enable the Board to effectively provide oversight of the risks and opportunities in the energy business. The Company’s governance of climate change–related issues is described in its 2018 Climate Change Resilience Report and the February 2019 supplement, which are on Chevron’s website. The reports build on the Company’s voluntary report in 2017 and align with the reporting framework of the Financial Stability Board’s Task Force on Climate-related Financial Disclosures.

Chevron’s Board of Directors and each of the governing bodies that assist the Board in its oversight of climate change issues meet several times per year. The Board oversees the Company’s risk management policies and practices to ensure that the Company employs appropriate risk management systems. Chevron’s governance structure includes multiple avenues for your Board to exercise its oversight responsibilities with respect to risk and opportunities, including those related to climate change. On an annual basis, the full Board reviews long-term energy outlooks and leading indicators that could signify change. Outside experts have met with your full Board to share their perspectives on climate change and the energy transition. Outside experts with sharply differing viewpoints enable your Board to consider the risks and opportunities arising from climate change. The Board also has access to Chevron’s internal subject-matter experts and regularly receives briefings on such climate change–related issues as policies and regulations, technology, and adaptation.

Your Board has four standing Committees: Public Policy, Audit, Nominating and Governance, and Management Compensation. These Committees regularly assess risks and opportunities related to climate change. Each Committee includes only independent Directors and is chaired by an independent Director who determines the frequency, length and agenda of the meetings, and who has access to management, information, and independent advisors, as needed.

Examples of how climate change may be addressed by the different Board Committees include the following:

•

The Public Policy Committee (“PPC”) periodically assesses and advises on risks that may arise in connection with social, political, environmental and public policy aspects of Chevron’s business. As part of this effort, the PPC considers important issues relating to climate risks, such as policy trends and their potential implications. The PPC makes recommendations for anticipating and responding to these trends so that the Company can achieve its business goals.

•

The Audit Committee analyzes potential financial risk exposures as part of Chevron’s enterprise risk management program, including potential financial risks associated with climate change. These risks are discussed in the Risk Factors section of the Company’s 2019 Annual Report on Form 10-K.

•

The Management Compensation Committee assesses and approves the incorporation of greenhouse gas–related performance measures into the scorecard that affects the compensation of management and most employees.

•

The Nominating and Governance Committee identifies and recommends prospective Directors with the goal of maintaining a Board composition appropriate to overseeing the wide-ranging risks affecting Chevron. Among the skills and qualifications desired in our Directors are experience in environmental affairs and extensive knowledge of governmental, regulatory, legal and public policy issues.

We frequently reassess our governance structure and the skills, experience and expertise of our Board of Directors to ensure that Chevron maintains an effective framework for managing the Company’s performance and risks to our business. Your Board believes in having members with a diverse set of experiences to enable the full Board to effectively oversee the Company. Six of our non-employee Directors bring specific environmental skills and qualifications to the Board. Their experience comes from the academic and business sectors. This diverse set of perspectives helps ensure that the Board challenges itself and management on the risks and opportunities related to climate change.

Because Chevron already has an effective governance structure to oversee climate change risks and opportunities, the new committee requested by the proposal is not warranted.

Therefore, your Board recommends that you vote AGAINST this proposal.

Chevron Corporation—2020 Proxy Statement	77

stockholder proposals

stockholder proposal

regarding report on climate lobbying

(item 6 on the proxy card)

Shareholders request that the Board of Directors conduct an evaluation and issue a report within the next year (at reasonable cost, omitting proprietary information) describing if, and how, Chevron’s lobbying activities (direct and through trade associations) align with the goal of limiting average global warming to well below 2 degrees Celsius (the Paris Climate Agreement’s goal). The report should also address the risks presented by any misaligned lobbying and the company’s plans, if any, to mitigate these risks.

Supporting Statement:

According to the most recent annual “Emissions Gap Report” issued by the United Nations Environment Programme (November 26, 2019), critical gaps remain between the commitments national governments have made and the actions required to prevent the worst effects of climate change. Companies have an important and constructive role to play in enabling policy-makers to close these gaps.

Corporate lobbying activities that are inconsistent with meeting the goals of the Paris Agreement present regulatory, reputational and legal risks to investors. These efforts also present systemic risks to our economies, as delays in implementation of the Paris Agreement increase the physical risks of climate change, pose a systemic risk to economic stability and introduce uncertainty and volatility into our portfolios. We believe that Paris-aligned climate lobbying helps to mitigate these risks, and contributes positively to the long-term value of our investment portfolios.

Of particular concern are the trade associations and other politically active organizations that speak for business but, unfortunately, too often present forceful obstacles to progress in addressing the climate crisis.

As investors, we view fulfillment of the Paris Agreement’s agreed goal—to hold the increase in the global average temperature to “well below” 2°C above preindustrial levels, and to pursue efforts to limit the temperature increase to 1.5°C—as an imperative. We are convinced that unabated climate change will have a devastating impact on our clients, plan beneficiaries, and the value of their portfolios. We see future “business as usual” scenarios of 3-4°C or greater as both unacceptable and uninvestable.

Two hundred institutional investors managing $6.5 trillion recently wrote to Chevron, seeking information on how the company is managing this critical governance issue. Insufficient information is presently available to help investors understand whether Chevron works to ensure that its lobbying activities, directly, in the company’s name, and indirectly, through trade associations, align with the Paris Agreement’s goals, and whether Chevron takes any action to address any misalignments it has found. Chevron’s reply was not responsive to this request.

Thus, we urge the Board and management to assess the company’s climate related lobbying and report to shareholders.

78	Chevron Corporation—2020 Proxy Statement

stockholder proposals

board of directors’ response

Your Board recommends a vote AGAINST this proposal because your Board believes that a special report is duplicative. Chevron has a disciplined process for lobbying activities that is transparent through existing disclosures.

Chevron already discloses extensive information about its lobbying activities as well as its political contributions. In many cases, this disclosure goes beyond what is required by law. In addition, the company discloses a full list of trade associations with annual dues of more than $100,000 wherein a portion of the dues may be used for lobbying. The associations on this list represent 96 percent of the Company’s annual trade association expenditures.

Energy production, development and consumption is a critical public policy issue. Policy decisions can significantly affect Chevron’s strategies, capital investments, operations and, ultimately, stockholder value. Opponents of Chevron’s industry are well resourced to influence policy decisions in a manner that increases risk for Chevron. It is essential, therefore, for Chevron to exercise its fundamental right and responsibility to participate in the public policymaking process. Chevron does so by engaging with policymakers and expressing its views on pending policy proposals, by engaging in direct and indirect lobbying, and by participating in a diverse range of business and policy organizations that advocate positions supporting free markets and responsible energy legislation and regulation. In addition, Chevron exercises its right to participate in the political process by making contributions to candidates and entities supportive of the oil and gas industry and a reasonable regulatory environment.

Chevron shares the concerns of governments and the public about climate change risks. Chevron recognizes that the use of fossil fuels to meet the world’s ever-growing energy needs is a contributor to rising levels of greenhouse gases (“GHGs”) in the earth’s atmosphere. Chevron believes that taking prudent, practical, and cost-effective actions to address climate change risks is the right thing to do.

Chevron supports a well-designed price on carbon as the primary policy tool to achieve GHG emissions reduction goals. This approach can best incentivize the most efficient and cost-effective emissions reductions while providing support to impacted communities and creating a level playing field that maintains economic competitiveness. To this end, Chevron works with governments and other stakeholders to develop climate policy that addresses environmental goals while continuing to ensure critical access to affordable, reliable, and ever-cleaner energy. Chevron also engages through its various trade associations to ensure the development of well-designed climate policy. In doing so, Chevron works to ensure that such policy aligns with Chevron’s Climate Principles of encouraging global engagement, striking a balanced and measured approach, supporting research and innovation, and providing transparency for consumers.

Chevron does not agree with all of the positions of every industry, trade or policy organization in which it participates. However, Chevron believes that through continuous participation with these organizations it has the best opportunity to influence their positions in a manner that aligns with the long-term interests of its stockholders. Engaging only with groups that already align with Chevron’s positions would undermine the Company’s ability to build and expand coalitions in support of its positions, including Chevron’s support for well-designed climate policy.

Chevron adheres to the highest ethical standards when engaging in lobbying and political activities, ensures that such activities align with corporate goals, and complies with all laws and regulations governing lobbying activities and disclosure.

Your Board takes its fiduciary duties to stockholders very seriously. Chevron exercises its fundamental right and responsibility to participate in the public policymaking process across myriad public policy issues important to its business. We would not be fulfilling our fiduciary duty if we were to base our decisions on what a particular constituency believes the appropriate exercise of these fundamental rights to be. Such an approach would put the Company at a competitive disadvantage and would unnecessarily limit the benefits associated with Chevron’s participation in the public policymaking process through engagement with a broad array of stakeholders.

Your Board is confident that the Company’s lobbying and political activities – and association memberships – are aligned with Chevron’s goals and the long-term interests of our stockholders. Your Board encourages you to review the extensive disclosures on our lobbying and political activities found on Chevron’s website. We are confident you will agree that the Company’s disclosures render the additional report called for in this proposal duplicative.

Therefore, your Board recommends that you vote AGAINST this proposal.

Chevron Corporation—2020 Proxy Statement	79

stockholder proposals

stockholder proposal regarding report on petrochemical risk

(item 7 on the proxy card)

Resolved: Shareholders request that Chevron, with board oversight, publish a report, omitting proprietary information and prepared at reasonable cost, assessing the public health risks of expanding petrochemical operations and investments in areas increasingly prone to climate change-induced storms, flooding, and sea level rise.

Supporting Statement:

Investors request the company assess, among other related issues at management and Board discretion: The adequacy of measures the company is employing to prevent public health impacts from associated chemical releases.

Whereas: Investors are concerned about the financial, health, environmental, and reputational risks associated with operating and building-out new chemical plants and related infrastructure in Gulf Coast locations increasingly prone to catastrophic storms and flooding associated with climate change. Chevron Phillips Chemical Company (CPChem), owned jointly by Chevron and Phillips 66, is a major petrochemical producer in the Gulf Coast.

Petrochemical facilities like ethane crackers and polyethylene processing plants produce dangerous pollutants including benzene (a known carcinogen), Volatile Organic Compounds, and sulfur dioxide. These operations can become inundated and pose significant chemical release risks during extreme weather events. Flooding from Hurricane Harvey in 2017 resulted in CPChem plant shut downs and the release of unpermitted, unsafe levels of pollutants. Nearby Houston residents reported respiratory and other health problems following CPChem’s releases during Hurricane Harvey.

Growing storms and the costs they bring our company are predicted to increase in frequency and intensity as global warming escalates. Recent reports show that greenhouse gas emissions throughout the petrochemical and plastic supply chain contribute significantly to climate change, thereby exacerbating the threat of physical risks such as storms.

Flood-related damage is projected to be highest in Texas, where many of CPChem’s petrochemical plants are concentrated, and Houston alone has seen three 500-year floods in a three-year span. Chevron stated that Hurricane Harvey is the primary reason for lower earnings of $70 million from CPChem in 2017.

Civil society groups have mobilized to oppose the expansion of petrochemical facilities in their communities due to concerns regarding direct health and livelihood impacts from air and water pollutant releases. Such opposition threatens to jeopardize CPChem’s social license to operate in the region. Historically, releases from CPChem’s petrochemical operations have exceeded legal limits, exposing the company to liability. As climate change intensifies flooding and storm strength, the potential for unplanned chemical releases grows.

In spite of these risks, CPChem has accelerated its petrochemical activity in the Gulf Coast, investing heavily to expand in flood-prone areas of Texas. The company has generally disclosed that physical climate-related risks may impact its business and that it has a risk management system to plan for resiliency. The impacts to CPChem’s operations from Hurricane Harvey, however, indicate the company’s level of preparedness is insufficient. While the Company rapidly expands its petrochemical assets in climate-impacted areas, investors seek improved disclosure to understand whether CPChem is adequately evaluating and mitigating public health risks associated with climate-related impacts and the dangerous chemicals it uses.

80	Chevron Corporation—2020 Proxy Statement

stockholder proposals

board of directors’ response

Your Board recommends a vote AGAINST this proposal because Chevron Phillips Chemical Company LLC, the joint venture through which Chevron invests in petrochemical operations, has in place processes and standards to assess and manage significant health, environmental, and safety risks.

The objectives of Chevron’s Operational Excellence Management System (“OEMS”) are met through processes and standards established at the corporate and sector levels and are implemented by regional and local management. The processes and standards provide the business with the flexibility to focus on the risks and potential impacts to the environment most salient to the specific locations where the Company operates.

The environmental management expectation of the OEMS calls for Chevron’s organizations to:

•	protect the environment using a risk-based approach that addresses potential acute and cumulative impacts;

•

apply environmental design standards and the mitigation hierarchy to guide selection of safeguards, including those that manage wastes and wastewater and conserve and protect water and natural resources; and

•	conduct monitoring, analyze performance, and identify and address gaps.

For decades, Chevron has managed risks associated with the impact of ambient conditions on our operations. Long-standing practices developed to manage these impacts are applied and extended to reflect possible effects of climate change and to ensure the ongoing resilience of the Company’s infrastructure. For example, to protect facilities against possible storm surges, Chevron spent $120 million on raising a dike at its Pascagoula, Mississippi, refinery and $16 million to construct a seawall at its Port Arthur, Texas, lubricants plant. As another example, Chevron recently updated the Chevron Engineering Standard for Metocean Design and Operating Conditions based on the assessment of future potential impacts to Chevron’s marine facilities, such as potential changes in storm intensity, changes to sea level and changing water currents.

The proposal relates to the activities of Chevron Phillips Chemical, a stand-alone enterprise in which Chevron owns a 50 percent interest. Chevron representatives carry the Chevron risk management approach described above in their engagement with Chevron Phillips Chemical, and Chevron Phillips Chemical is committed to sustainable practices throughout all of its businesses. It utilizes the OEMS worldwide to assess and manage risks and rigorously audit performance against operational objectives and compliance requirements.

Chevron Phillips Chemical strives to conduct business in a safe, secure, injury-free, and environmentally responsible manner, described in its Operation Excellence (“OE”) Policy, which is on the Chevron Phillips Chemical website. OE is a global framework to manage the health and safety of Chevron Phillips Chemical’s employees, contractors, facilities, and communities. It is used worldwide to:

•	assess and manage global risks;

•	manage facility risks that could impact employee and contractor health and safety, process safety, the environment, and the local community;

•	guide the design, construction, and startup of new or modified facilities;

•	rigorously audit performance against operational objectives and compliance requirements; and

•	employ a “plan-do-check-act” model with the goal of reducing risk and ensuring regulatory compliance.

The OE framework guides Chevron Phillips Chemical’s efforts in the design of facilities. Experiences and lessons from events like Hurricane Harvey are built into the design and operating procedures for existing and new facilities. For example, Chevron Phillips Chemical has incorporated weather-related scenarios into both the Process Hazard Analysis and the Layer of Protection Analysis in new facility design. Also, its U.S.-based plants have voluntarily participated in the American Chemistry Council’s Responsible Care® initiative for more than a decade. Through the Responsible Care® initiative and the Responsible Care Global Charter, the chemicals industry has made a commitment to improve its environmental, health, safety and security performance and to design and operate facilities in a safe, secure and environmentally sound manner. The health and safety of the communities in which Chevron Phillips Chemical operates is of a paramount concern.

In addition to facilities design and operation, Chevron Phillips Chemical, based on the Responsible Care® initiative’s Product Safety Code, also evaluates, demonstrates, and continuously improves its product safety performance.

Your Board believes that Chevron’s actions and reporting are appropriate and demonstrate that Chevron manages the physical risks associated with climate change arising from its own operations and from its investment in the Chevron Phillips Chemical joint venture. The report requested in the proposal would not lead to enhanced protection against the physical risks of climate change.

Therefore, your Board recommends that you vote AGAINST this proposal.

Chevron Corporation—2020 Proxy Statement	81

stockholder proposals

stockholder proposal regarding report on human rights practices

(item 8 on the proxy card)

Resolved, Shareholders request the Board of Directors commission an independent third-party report, at reasonable cost and omitting proprietary information, evaluating the effectiveness of Chevron’s efforts to prevent, mitigate and remedy actual and potential human rights impacts of its operations.

Supporting Statement:

This Report might include:

•	The extent and nature of community consultation to inform its analysis; and

•	Assessment of impacts on environmental justice communities.

Whereas, Chevron is the second-largest integrated energy company in the United States. Chevron’s global operations have contributed to negative impacts on human rights, community relations, health, air quality, and water, all of which are identified as material for the Oil and Gas Exploration and Production sector by the Sustainability Accounting Standards Board. Its operations may have discriminatory impact, with disparate harm on communities of color and fenceline communities. Emissions from the use of Chevron’s products and operations contribute to the climate crisis, which may compound impacts to already burdened communities.1

Discharge or leaks from Chevron’s operations may impact human health and the environment, and affected communities may not be adequately consulted or informed of risks.2 For example, spills from a Chevron well in California seeped over 900,000 gallons of crude oil and water in 2019, generating a $2.7 million fine for failure to operate with good practice and harm to human health and the environment.3 Fenceline communities adjacent to Chevron’s Richmond, CA refinery have higher rates of cardiovascular disease, cancer, and asthma. Like most environmental justice communities burdened with the cumulative impacts of pollution, 15% of residents in Richmond are living in poverty and 80% are people of color.4

Impacts on communities may also result in litigation, project delays, and costly fines. An Ecuadorian court issued a $9.5 billion judgment against Chevron for its legacy Texaco operations in Ecuador, which historically disposed of billions of gallons of toxic waste into waterways, impacting over 30,000 indigenous peoples. Chevron faced a $160 million settlement and is required to take nationwide safety and chemical accident prevention measures following repeated violations of the Clean Air Act from chemical releases, deadly explosions, and fires.5 The city of Richmond filed a lawsuit against Chevron for health impacts, economic losses, and environmental harm, citing its lapses in maintenance and disregard for public safety.6

While Chevron has a Human Rights Policy and Operational Excellence Management System, investors are unable to assess the effectiveness of these systems in identifying risks, ensuring meaningful stakeholder engagement, reducing negative impacts on communities and the environment, and provision of remedy. In the 2019 Corporate Human Rights Benchmark, Chevron received zero points on remedy, evaluating effectiveness of human rights actions, and communicating how impacts are addressed.

The pattern and number of penalties, court filings, and protests Chevron faces from fenceline communities raise questions about whether Chevron’s policies and systems are effectively implemented to prevent, mitigate and remedy human rights impacts.

[1]	https://ncdp.columbia.edu/ncdp-perspectives/the-disproportionate-consequences-of-climate-change/
[2]	https://www.kqed.org/news/11770259/environmentalists-blast-chevron-state-regulators-over-kern-county-oil-releases
[3]	https://www.desertsun.com/story/news/2019/10/02/california-fines-chevron-2-7-million-cymric-oil-spills-kern/3848335002/
[4]	https://www.theguardian.com/environment/2019/oct/09/richmond-chevron-california-city-polluter-fossil-fuel; https://ej4all.org/life-at-the-fenceline
[5]	https://www.epa.gov/newsreleases/epa-justice-department-and-state-mississippi-reach-settlement-chevron-usa-inc-requiring
[6]	https://www.cpmlegal.com/media/cases/147_RICHMOND%20CHEVRON%20COMPLAINT.pdf

82	Chevron Corporation—2020 Proxy Statement

stockholder proposals

board of directors’ response

Your Board recommends a vote AGAINST this proposal. Chevron is committed to supporting and maintaining the highest standards of ethical conduct and operational excellence. This is embedded in the Company’s culture, policies and processes, which are designed to ensure its business is conducted in a socially and environmentally responsible manner.

Your Board shares the proponent’s stated concern for human rights. However, the proponent’s supporting statement contains references to legal actions and allegations of impacts from the Company’s operations that are inaccurate, misleading and, in some cases, contrary to final judgments. The Company’s policies and processes address the concerns raised in the proposal, and a separate report is not an effective way to achieve the stated objectives.

Guided by The Chevron Way, Chevron conducts its business responsibly, providing energy that is essential to human progress while benefiting the communities where the Company operates. Chevron’s Human Rights Policy, available on its website, reinforces Chevron’s commitment to respecting human rights. It covers employees and the communities where they live and work, security providers, suppliers, contractors, and other business partners. Related processes provide direction on management of potential human rights issues, such as resettlement, grievances, and relationships with indigenous peoples. In 2019, the Company updated its Human Rights Policy to more clearly state its continuing support for international human rights, including its commitment to respect the principles set out in the United Nations Universal Declaration of Human Rights, and in the International Labor Organization Declaration on Fundamental Principles and Rights at Work, and its commitment to adhere to the United Nations Guiding Principles on Business and Human Rights, the Voluntary Principles on Security and Human Rights, and the International Finance Corporation’s Performance Standards.

Chevron’s management of community-related issues is integrated into its Operational Excellence Management System (“OEMS”), which is available on Chevron’s website. The OEMS is a framework for systematically managing workforce safety and health; process safety, reliability and integrity; environmental protection; efficiency; security; and stakeholder engagement. Within the OEMS, the Stakeholder Engagement and Issues Management (“SEIM”) process guides how Chevron manages social, political and reputational risks and opportunities related to communities, governments and other external stakeholders across the lifecycle of an asset. The SEIM process includes soliciting input from communities and other stakeholders while systematically assessing risks and safeguards, including social impact mitigations, social investments, grievance mechanisms, and emergency response plans. Also within the OEMS, the Environmental,

Social and Health Impact Assessment (“ESHIA”) process is designed to systematically identify and address project-related environmental, social and health impacts, including impacts to natural resources, air quality, and community health. The ESHIA process is guided by four key environmental principles: include the environment in decision making, reduce the environmental footprint, operate responsibly, and steward the Company’s sites. The OEMS includes assurance and audit programs to assess compliance with internal and external requirements.

Chevron’s Enterprise Risk Management (“ERM”) process includes an annual review with executive management and the Board of Directors that identifies financial, operational, market, political, and other risks inherent in its business. The Board oversees Chevron’s risk management policies and practices to ensure that the appropriate systems are employed. The Board’s Public Policy Committee monitors social, political, environmental, human rights, and public policy aspects of Chevron’s business and the communities in which it operates.

Chevron has built successful partnerships with communities around the world. In Nigeria, the creation of a global memorandum of understanding has enabled communities to oversee the use of community funding provided by Chevron and its partners and to implement and manage community projects. This ongoing work has been recognized by the World Economic Forum, which states, “[The initiative] has established Chevron as an industry leader in social performance in Nigeria and has been adopted by other companies in the country.” In Canada, stakeholder engagement for the Kitimat liquified natural gas project led to the creation of the First Nations Limited Partnership, intended to ensure that all 16 First Nations bands whose territories are along the Pacific Trail Pipeline route would be able to benefit economically from the project. The Company considered input from First Nations and other stakeholders and responded by funding further environmental studies, adjusting plans, and modifying the pipeline route. Other examples are available in Chevron’s Corporate Responsibility Report and in the Corporate Responsibility case studies, which are on Chevron’s website.

Chevron engages with stakeholders, including the proponent and other investors, civil society organizations, customers, and other third parties, on an ongoing basis to inform its approach to human rights issues. Your Board believes that the additional report called for by the proposal is neither necessary nor an appropriate way to ensure the Company meets its social and environmental responsibilities. We believe that the Chevron Way, Chevron’s Human Rights Policy, its OEMS, ERM and other processes, and its Corporate Responsibility Report all appropriately address the underlying concerns and accomplish the essential objective of the stockholder proposal.

Therefore, your Board recommends that you vote AGAINST this proposal.

Chevron Corporation—2020 Proxy Statement	83

stockholder proposals

stockholder proposal regarding special meetings

(item 9 on the proxy card)

RESOLVED: Shareowners request that the Board of Chevron Corporation (“Chevron” or “Company”) take the steps necessary to amend Company bylaws and appropriate governing documents to give holders of 10% of outstanding common stock the power to call a special shareowners meeting. To the fullest extent permitted by law, such bylaw text in regard to calling a special meeting shall not contain exceptions or excluding conditions that apply only to shareowners but not to management or the Board.

Supporting Statement:

This Proposal grants shareowners the ability to consider important matters which may arise between annual meetings, and augments the Board’s power to itself call a special meeting. This Proposal earned the support of 35% of shares voted in 2019, representing approximately $54 billion in shareholder value.

We believe management has mishandled a variety of issues in ways that significantly increase both risk and costs to shareholders. The most pressing of these issues is the ongoing legal effort by communities in Ecuador to enforce a $9.5 billion judgment against Chevron for oil pollution.

When Chevron acquired Texaco in 2001, it inherited significant legal, financial, and reputational liabilities that stemmed from pollution of the water and lands of communities in the Ecuadorian Amazon. For two decades the affected communities brought suit against Texaco (and subsequently Chevron). The case reached its conclusion in 2018 when Ecuador’s Constitutional Court, in an 8-0 decision, confirmed a $9.5 billion judgment against Chevron.

Instead of negotiating an expedient, fair, and comprehensive settlement with the affected communities in Ecuador, Chevron pursued a costly legal strategy that lasted for more than two decades. In the course of these proceedings,

Chevron’s management made significant missteps, including moving the case from New York to Ecuador. In an unprecedented move, Chevron harassed and subpoenaed stockholders who questioned the advisability of the Company’s legal strategy.

Chevron has acknowledged the serious risk enforcement of the $9.5 billion judgment represents. Under oath, Deputy Controller Rex Mitchell testified that such seizure of Company assets: “would cause significant, irreparable damage to Chevron’s business reputation and business relationships.”

However, Chevron has yet to fully report these risks in either public filings or statements to shareholders. As a result, investors have requested that the U.S. Securities and Exchange Commission investigate whether Chevron violated securities laws by misrepresenting or materially omitting information in regard to the multi-billion Ecuadoran judgment.

Shareholders urgently need a reasonable 10% threshold to call special meetings.

THEREFORE: Vote FOR this common-sense governance enhancement that would improve shareholder communication and protect shareholder value.

84	Chevron Corporation—2020 Proxy Statement

stockholder proposals

board of directors’ response

Your Board recommends a vote AGAINST this proposal because stockholders have consistently supported Chevron’s current By-Law regarding special meetings. The Board continues to believe this By-Law is in the stockholders’ best interests and provides appropriate and reasonable limitations on the right to call special meetings. In 2010, stockholders representing approximately 80 percent of Chevron’s common stock outstanding approved an amendment to Chevron’s By-Laws that permits stockholders owning 15 percent of Chevron’s outstanding common stock to call for a special meeting. At Chevron’s last eight Annual Meetings, an average of 68 percent of votes cast opposed this stockholder proposal to reduce the threshold for calling special meetings to 10 percent.

Your Board continues to believe that Chevron’s 15 percent threshold provides that a reasonable number of stockholders must consider a matter important enough to merit a special meeting. Preparing for and holding a special meeting is time-consuming and expensive. The 15 percent threshold helps avoid waste of Company and stockholder resources to address narrow or special interests.

In addition to a lower threshold, the proposal would permit a special meeting without appropriate and reasonable limitations. Chevron’s By-Laws currently contain two important limitations. A special meeting cannot be called (i) if the Board has already called or will call an Annual Meeting of stockholders for the same purpose specified in the special meeting request or (ii) if an annual or special meeting was held not more than 12 months before the request for a special meeting was received and included the purpose specified in the special meeting request. Given the time and cost associated with special meetings, your Board believes that these are appropriate and reasonable limitations. Moreover, the issues raised in support of this proposal already are consistently discussed at Chevron’s Annual Meetings.

Stockholders can be assured that their right to be apprised of and vote on significant matters is protected not only by their existing right to call for special meetings and participate in Chevron’s Annual Meetings, but also by state law and other regulations. Chevron is incorporated in Delaware, which requires that major corporate actions, such as a merger or a sale of all or substantially all of Chevron’s assets, be approved by stockholders. Chevron is also listed on the New York Stock Exchange (“NYSE”), and the NYSE requires, among other things, that listed companies obtain stockholder approval for equity compensation plans and significant issuances of equity securities to related parties and for when such issuances represent more than 20 percent of an issuer’s voting power. Chevron has robust corporate governance practices to protect stockholder interests, including a declassified board; proxy access; no supermajority voting provisions in its By-Laws and Certificate of Incorporation; and a strong independent board structure.

Finally, although the proposal purports to relate to special meetings, the supporting statement makes clear that the proposal is a vehicle to discuss the Ecuador litigation and related actions against Chevron. The proponent implies that special meetings are an appropriate vehicle for pressuring the Company to succumb to the demands in the Ecuador litigation and pay a judgment secured through fraud and corruption. Your Board believes, and several prominent courts and international tribunals have now confirmed, that the Ecuador litigation is the product of fraud, extortion, and bribery.

In a March 4, 2014, ruling that held that the Ecuadorian judgment was unenforceable in the United States and the plaintiffs’ counsel was liable for racketeering under the RICO statute, the U.S. District Court for the Southern District of New York (“SDNY”) found that the plaintiffs’ team “wrote the [Ecuadorian] court’s Judgment themselves and promised $500,000 to the Ecuadorian judge to rule in their favor and sign their judgment.” On August 8, 2016, the U.S. Court of Appeals for the Second Circuit unanimously affirmed the SDNY’s findings, noting that “the record in the present case reveals a parade of corrupt actions…, including coercion, fraud and bribery, culminating in the promise to [the] Judge of $500,000 from a judgment in favor of the [Ecuadorian plaintiffs].” In June 2017, the U.S. Supreme Court denied review, rendering the New York judgment final.

Similarly, in a separate action, on August 30, 2018, an international tribunal administered by the Permanent Court of Arbitration in The Hague issued a unanimous award in favor of Chevron, finding that the Ecuadorian judgment was procured through fraud, bribery, and corruption, and that it was based exclusively on environmental claims settled and released by the Republic of Ecuador years earlier. The tribunal concluded that as a matter of international law, the judgment “should not be recognised or enforced by the courts of other States.”

Finally, plaintiffs’ recognition and enforcement proceedings outside Ecuador have failed in every jurisdiction in which they have been attempted to date, including Argentina, Brazil and Canada.

Your Board expects Chevron’s management to continue acting in the best interests of the Company’s stockholders by vigorously defending the Company against this fraudulent action.

Your Board believes that the 15 percent threshold for special meetings remains appropriate.

Therefore, your Board recommends that you vote AGAINST this proposal.

Chevron Corporation—2020 Proxy Statement	85

stockholder proposals

stockholder proposal regarding independent chairman

(item 10 on the proxy card)

RESOLVED: Shareholders request the Board of Directors to adopt as policy, and amend the bylaws as necessary, to require that whenever possible the Chair of the Board, of Directors be an independent member of the Board. This policy would phase in for the next CEO transition.

If the Board determines that a Chair who was independent when selected is no longer independent, within a reasonable period it shall select a new Chair who satisfies the requirements of this policy. Compliance with this policy can be waived if no independent director is available and willing to serve as Chair.

Supporting Statement:

We believe that inadequate board oversight has led to management mishandling of a number of issues, which has increased both risk and cost to stockholders.

For example, Chevron mishandled risk related to an ongoing legal effort by communities in Ecuador to enforce a $9.5 billion for oil pollution. When Chevron acquired Texaco in 2001, it inherited significant legal, financial, and reputational liabilities that stemmed from pollution of the water and lands of communities in the Ecuadorian Amazon. In 2018, Ecuador’s Constitutional Court unanimously confirmed a $9.5 billion judgment against Chevron.

Chevron has acknowledged the serious risk from enforcement of the $9.5 billion judgment. Deputy Controller Rex Mitchell testified, under oath, that such seizures of Company assets “would cause significant, irreparable damage to Chevron’s business reputation and business relationships.” However, instead of negotiating a swift, reasonable, and comprehensive settlement with the affected Ecuadorian communities, management has pursued a costly and protracted legal strategy that has lasted more than two decades.

As well, investors are concerned that Chevron has not adequately addressed climate change – a massive risk that is already manifest and set to intensify over time via regulation, energy price swings, and growing uncertainty around the value of fossil fuel reserves. Chevron has published a climate risk scenario report and attempted to reduce capital spending; however, investor concerns remain because:

•	Of Chevron’s December 2019 announcement of a $10 billion+ write-down on the value of its assets.

•	Climate-related tort claims and similar litigation against Chevron are mounting.

•	Chevron’s climate risk reports have downplayed significant factors, such as potential competition from low-carbon energy technologies.

•

Chevron has supported lobbying and trade associations that spread dis-information on climate science and policy, such as the American Legislative Exchange Council (“ALEC”) and the American Petroleum Institute (“API”).

In addition, inadequate board attention could intensify ongoing risks and controversies related to global operations – such as renewed attacks on Chevron’s Nigeria assets in 2016, controversy over operations in Myanmar (given United Nations reports of genocide and crimes against humanity committed by the Burmese army against the Rohingya and other ethnic minorities in Burma), and a landmark enforcement action against Chevron for alleged tax evasion in Australia.

An independent Chair would improve oversight of management, and the attention paid to long-range risks such as those noted above.

THEREFORE: Please vote FOR this common-sense governance enhancement.

86	Chevron Corporation—2020 Proxy Statement

stockholder proposals

board of directors’ response

Your Board recommends a vote AGAINST this proposal because your Board believes that stockholder interests are best served when Directors have the flexibility to determine the best person to serve as Chairman, recognizing that no single leadership model is appropriate in all circumstances.

As required by Chevron’s By-Laws, the independent members of your Board elect the Board Chairman annually and, as part of this election, review whether to elect the CEO or another Director to serve as Chairman. The Board thus has great flexibility to fulfill its fiduciary duty to stockholders and choose the optimal leadership for the Board depending upon Chevron’s particular needs and circumstances at the time.

Currently, the Board has determined to appoint Michael K. Wirth to serve as CEO and as Chairman of the Board. Your Board believes that Chevron and its stockholders currently benefit from the unity of leadership and companywide strategic alignment associated with combining the positions of Chairman and CEO. For example, as a global energy company that negotiates concessions and leases with host-country governments around the world, we believe it is generally advantageous to the Company for the CEO to represent the Chevron Board as its Chairman in such dialogues. Your Board does recognize the importance of independent oversight of the CEO and management, and it has instituted structures and practices to enhance such oversight. When the CEO is elected Chairman, the independent Directors annually elect a Lead Director from among themselves whose responsibilities are to:

•	chair all meetings of the Board in the Chairman’s absence;

•	lead executive sessions of the independent Directors following each Board meeting, without the Chairman present, and provide feedback to the Chairman as needed;

•	chair the Independent Director Committee of the Board;

•	serve as liaison between the Chairman and the independent Directors;

•	consult with the Chairman on and add to and approve meeting agendas, schedules and information sent to the Board;

•	consult with the Chairman on other matters pertinent to Chevron and the Board;

•	call meetings of the independent Directors and special meetings of the Board;

•	lead the independent Directors in the annual CEO performance evaluation;

•	oversee the process for CEO succession planning;

•	lead the independent Directors in the Board evaluation process and in the discussion of the results of the evaluation;

•	lead the process of independent Director evaluation;

•	be available to advise Board Committee chairpersons in their roles and responsibilities;

•	participate in interviews of prospective Director nominees; and

•	be available as appropriate for consultation and direct communication with stockholders.

As part of each Board meeting, the independent Directors meet in executive session without members of management present. They use this opportunity to discuss any matters they determine appropriate, including evaluation of senior management, CEO and management succession, Chevron’s operating and financial performance and returns to stockholders, and Board priorities, among others.

A fixed policy requiring a separation of the roles of Chairman and CEO is also unwarranted because of Chevron’s many other strong corporate governance practices, including: annual election of all Directors; a majority vote requirement in uncontested elections of Directors; an overwhelming majority of independent Directors; proxy access; independent Director access to senior management; and publicly available Corporate Governance Guidelines. The independent oversight of Chevron’s Board leadership is further supported by strong Board refreshment, multidimensional diversity among its Directors, and regular rotation of Committee chairpersons and of the Lead Director, all of which ensures that new perspectives are brought to the selection of Chevron’s Chairman and to other critical Board decisions.

For additional information regarding the Board’s views on its leadership structure, we encourage stockholders to read the “Board Leadership Structure” and “Independent Lead Director” sections of this Proxy Statement, on pages 19 and 20.

Although the proposal purports to relate to the Board’s leadership structure, the supporting statement makes clear that the proposal is fundamentally a vehicle to discuss the Ecuador litigation and related actions against Chevron. Your Board believes, and several prominent courts and international tribunals have now confirmed, that the Ecuador litigation is the product of fraud, extortion, and bribery.

In a March 4, 2014, ruling that held that the Ecuadorian judgment was unenforceable in the United States and plaintiffs’ counsel was liable for racketeering under the RICO statute, the U.S. District Court for the Southern District of New York (“SDNY”) found that the plaintiffs’ team “wrote the [Ecuadorian] court’s Judgment themselves and promised $500,000 to the Ecuadorian judge to rule in their favor and sign their judgment.” On August 8, 2016, the U.S. Court of Appeals for the Second Circuit unanimously affirmed the SDNY’s findings, noting that “the record in the present case reveals a parade of corrupt actions…, including coercion, fraud and bribery, culminating in the promise to [the] Judge of $500,000 from a judgment in favor of the [Ecuadorian plaintiffs].” In June 2017, the U.S. Supreme Court denied review, rendering the New York judgment final.

Similarly, in a separate action, on August 30, 2018, an international tribunal administered by the Permanent Court of Arbitration in The Hague issued a unanimous award in favor of Chevron, finding that the Ecuadorian judgment was procured through fraud, bribery, and corruption, and that it was based exclusively on environmental claims settled and released by the Republic of Ecuador years earlier. The tribunal concluded that as a matter of international law, the judgment “should not be recognised or enforced by the courts of other States.”

Finally, plaintiffs’ recognition and enforcement proceedings outside Ecuador have failed in every jurisdiction in which they have been attempted to date, including Argentina, Brazil and Canada.

Your Board expects Chevron’s management to continue acting in the best interests of the Company’s stockholders by vigorously defending the Company against this fraudulent action.

Finally, the proposal posits that a different Board leadership structure is necessary to address climate change risks and operational risks around the world. Chevron’s processes for managing enterprise risk are already subject to robust Board oversight, as described in the Climate Change Resilience Report available on Chevron’s website.

Given strong independent Board oversight of the CEO and management and the Company’s corporate governance practices, including an empowered and effective independent Lead Director, your Board does not believe that a fixed policy requiring an independent Chairman is in the best interests of stockholders.

Therefore, your Board recommends that you vote AGAINST this proposal.

Chevron Corporation—2020 Proxy Statement	87

voting and additional information

vote results

At the Annual Meeting, we will announce preliminary vote results for those items of business properly presented. Within four business days of the Annual Meeting, we will disclose the preliminary results (or final results, if available) in a Current Report on Form 8-K filed with the SEC.

appointment of proxy holders

Your Board asks you to appoint Michael K. Wirth, R. Hewitt Pate, and Mary A. Francis as your proxy holders, each with full power of substitution, to represent and to vote your shares at the Annual Meeting. You make this appointment by voting the proxy card provided to you using one of the voting methods described in “How to Vote” in this section.

If you sign and return a proxy card with voting instructions, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. If you sign and return a proxy card without voting instructions, they will vote your shares as recommended by your Board.

Unless you indicate otherwise on the proxy card, you also authorize the proxy holders to vote your shares on any matters that are not known by your Board as of the date of this Proxy Statement and that may be properly presented by or at the direction of the Board for action at the Annual Meeting.

record date; who can vote

Stockholders owning Chevron common stock at the close of business on Monday, March 30, 2020, the Record Date, or their legal proxy holders, are entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 1,866,978,650 shares of Chevron common stock outstanding. Each outstanding share of Chevron common stock is entitled to one vote.

quorum

A quorum, which is a majority of the outstanding shares of Chevron common stock as of the Record Date, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented at the meeting, either by the stockholders attending in person or by the proxy holders. If you indicate an abstention as your voting preference in any matter, your shares will be counted toward a quorum, but will not be voted on any such matter.

88	Chevron Corporation—2020 Proxy Statement

voting and additional information

how to vote

Stockholders can vote by mail, telephone, Internet, or in person at the Annual Meeting.

Stockholders of record	Street name stockholders	Employee plan participants

•  If you hold your shares in your own name as reflected in the records of Chevron’s transfer agent, Computershare Shareowner Services LLC, you can most conveniently vote by telephone, Internet, or mail. Please review the voting instructions on your proxy card.

•  If you vote by telephone or on the Internet, you do not need to return your proxy card. Telephone and Internet voting is available 24 hours a day and will close at 11:59 p.m. EDT on Tuesday, May 26, 2020.

•  If there is a in-person meeting in San Ramon, CA, you can vote in person at the Annual Meeting by providing proof of ownership and by completing, signing, dating, and returning your proxy card during the meeting. If Chevron announces its decision to hold a Virtual Annual Meeting in a press release available at www.chevron.com, you can vote by visiting www.virtualshareholdermeeting.com
/CVX2020 and using your 16-digit control number (but only if the meeting is held in a Virtual format).

•  If you own your shares through a bank, broker, or other holder of record, you can most conveniently vote by telephone, Internet, or mail. Please review the voting instructions on your voting instruction form.

•  If you vote by telephone or on the Internet, you do not need to return your voting instruction form. Telephone and Internet voting is available 24 hours a day and will close at 11:59 p.m. EDT on Tuesday, May 26, 2020.

•  If there is a in-person meeting in San Ramon, CA, you can vote in person at the Annual Meeting ONLY if you obtain and present a proxy, executed in your favor, from the bank, broker, or other holder of record of your shares. If Chevron announces its decision to hold a Virtual Annual Meeting in a press release available at www.chevron.com, you can vote by visiting www.virtualshareholdermeeting.com
/CVX2020 and using your 16-digit control number (but only if the meeting is held in a Virtual format).

•  If you own your shares through participation in a Chevron employee stock or retirement benefit plan, you can most conveniently vote by telephone, Internet, or mail. Please review the voting instructions contained in the email sent to your work address or in the materials you receive through the mail.

•  All votes must be received by the plan trustee or fiduciary by 11:59 p.m. EDT on Thursday, May 21, 2020, or other cutoff date as determined by the plan trustee or fiduciary.

We encourage you to vote by telephone or Internet. Both are designed to record your vote immediately and enable you to confirm that your vote has been properly recorded.

revoking your proxy or voting instructions

Stockholders can revoke their proxy or voting instructions as follows.

Stockholders of record	Street name stockholders	Employee plan participants

•  Send a written statement revoking your proxy to: Chevron Corporation, Attn: Corporate Secretary and Chief Governance Officer, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324;

•  Submit a proxy card with a later date and signed as your name appears on your account;

•  Vote at a later time by telephone or the Internet; or

•  Vote at the Annual Meeting.

	• Notify your bank, broker, or other holder of record in accordance with that entity’s procedures for revoking your voting instructions.	• Notify the trustee or fiduciary of the plan through which you hold your shares in accordance with its procedures for revoking your voting instructions.

Chevron Corporation—2020 Proxy Statement	89

voting and additional information

confidential voting

Chevron has a confidential voting policy to protect the privacy of your votes. Under this policy, ballots, proxy cards, and voting instructions returned to banks, brokers, and other holders of record are kept confidential. Only the proxy solicitor, the proxy tabulator, and the Inspector of Election have access to the ballots, proxy cards, and voting instructions. Anyone who processes or inspects the ballots, proxy cards, and voting instructions signs a pledge to treat them as confidential. None of these persons is a Chevron Director, officer, or employee. The proxy solicitor and the proxy tabulator will disclose information taken from the ballots, proxy cards, and voting instructions only in the event of a proxy contest or as otherwise required by law.

notice and access

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 27, 2020:

The Notice of 2020 Annual Meeting, 2020 Proxy Statement, and 2019 Annual Report are available at www.proxyvote.com.

This year, we are again furnishing Proxy Materials over the Internet to a number of our stockholders under the SEC’s notice and access rules. Many of our stockholders will receive a Notice Regarding the Availability of Proxy Materials (the “Notice”) in the mail instead of a paper copy of this Proxy Statement, a proxy card or voting instruction card, and our 2019 Annual Report. We believe that this process will conserve natural resources and reduce the costs of printing and distributing our Proxy Materials.

The Notice contains instructions on how to access our Proxy Materials and vote over the Internet at www.proxyvote.com and how stockholders can receive a paper copy of our Proxy Materials, including this Proxy Statement, a proxy card or voting instruction card, and our 2019 Annual Report. At www.proxyvote.com, stockholders can also request to receive future Proxy Materials in printed form by mail or electronically by email.

All stockholders who do not receive a Notice will receive a paper copy of the Proxy Materials by mail unless they have previously elected to receive Proxy Materials by email. We remind stockholders who receive a Notice that the Notice is not itself a proxy card and should not be returned with voting instructions.

If you would like an additional copy of the 2019 Annual Report or the 2020 Proxy Statement, with exhibits, these documents are available on the Company’s website, https://www.chevron.com/investors/corporate-governance. These documents are also available without charge to any stockholder, upon request, by writing to: Chevron Corporation, Attn: Corporate Governance Department, 6001 Bollinger Canyon Road, T3189, San Ramon, CA 94583-2324.

method and cost of soliciting and tabulating votes

Chevron will bear the costs of soliciting proxies and tabulating your votes. Proxies may be solicited by mail, Notice and Access (described in “Notice and Access,” above), email, telephone, or other means. Chevron has retained Broadridge Financial Solutions, Inc., to assist in distributing these Proxy Materials. Alliance Advisors LLC will act as our proxy solicitor in soliciting votes at an estimated cost of $30,000 plus additional fees for telephone and other solicitation of proxies, if needed, and its reasonable out-of-pocket expenses. Chevron employees may solicit your votes without additional compensation.

Chevron will reimburse banks, brokers, and other holders of record for reasonable, out-of-pocket expenses for forwarding these Proxy Materials to you, according to certain regulatory fee schedules. We estimate that this reimbursement will cost Chevron approximately $2 million. The actual amount will depend on variables such as the number of proxy packages mailed, the number of stockholders receiving electronic delivery, and postage costs. See “Email Delivery of Future Proxy Materials” in this section for information on how you can help reduce printing and mailing costs.

Broadridge Financial Solutions, Inc., will be the proxy tabulator, and CT Hagberg LLC will act as the Inspector of Election.

90	Chevron Corporation—2020 Proxy Statement

voting and additional information

householding information

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name and receive hard copies of our Proxy Materials will receive only one copy, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies.

Householding conserves natural resources and reduces our printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you and another stockholder of record with whom you share an address are receiving multiple copies of our Proxy Materials, you can request to participate in householding and receive a single copy of our Proxy Materials in the future by calling Broadridge Financial Solutions, Inc., toll-free at 1-866-540-7095 or by writing to Broadridge Financial Solutions, Inc., Attn: Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

Alternatively, if you and another stockholder of record with whom you share an address participate in householding and you wish to receive an individual copy of our Proxy Materials now or discontinue your future participation in householding, please contact Broadridge Financial Solutions, Inc., as indicated above. Proxy Materials will be delivered promptly and free of charge.

If you are a street name stockholder, you can request information about householding from your bank, broker, or other holder of record through which you own your shares.

email delivery of future proxy materials

You can elect to receive future Proxy Materials by email, which will save us the cost of producing and mailing documents to you, by enrolling at www.icsdelivery.com/cvx. If you choose to receive future Proxy Materials by email, you will receive an email with instructions containing a link to the website where those materials are available and where you can vote.

stockholder of record account maintenance

Chevron engages a transfer agent, Computershare, to assist the Company in maintaining the accounts of individuals and entities that hold Chevron common stock in their own name on the records of the Company, sometimes referred to as “stockholders of record” or “registered stockholders.” All communications concerning accounts of stockholders of record, including name and address changes, requirements to transfer shares, and similar matters, may be handled by calling Computershare’s toll-free number, 1-800-368-8357, or by contacting Computershare through its website at www.computershare.com/investor. You may also address correspondence to Computershare at P.O. Box 505000,

Louisville, KY 40233-5000 or, if by overnight delivery, 462 South 4th Street, Suite 1600, Louisville, KY 40202.

The Computershare Investment Plan provides interested investors with an alternative for purchasing and selling shares of Chevron common stock and with the ability to enroll in dividend reinvestment. Additional information is available on Computershare’s website at www.computershare.com/investor.

If you are a street name stockholder, you may contact your bank, broker, or other holder of record with questions concerning your account.

submission of stockholder proposals for 2021 annual meeting

Proposals for inclusion in next year’s Proxy Statement (SEC Rule 14a-8)

SEC Rule 14a-8 permits stockholders to submit proposals for inclusion in our Proxy Statement if the stockholders and the proposals meet certain requirements specified in that rule.

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When to send these proposals. Any stockholder proposal submitted in accordance with SEC Rule 14a-8 must be received at our principal executive offices no later than the close of business on December 8, 2020.

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Where to send these proposals. Proposals should be submitted by overnight mail and addressed to Mary A. Francis, Corporate Secretary and Chief Governance Officer, Chevron Corporation, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324.

•	What to include. Proposals must conform to and include the information required by SEC Rule 14a-8.

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voting and additional information

Director nominees for inclusion in next year’s Proxy Statement (proxy access)

Article IV, Section 7, of our By-Laws permits a stockholder or group of stockholders (up to 20) who have owned at least 3 percent of Chevron common stock for at least three years to submit director nominees (up to the greater of two nominees or 20 percent of the Board) for inclusion in our Proxy Statement if the nominating stockholder(s) satisfies the requirements specified in our By-Laws. Additional information about these proxy access requirements can be found in our By-Laws, available at www.chevron.com/investors/corporate-governance.

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When to send these proposals. Notices of director nominees submitted pursuant to our proxy access By-Laws must be received no earlier than November 8, 2020, and no later than the close of business on December 8, 2020.

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Where to send these proposals. Notices should be submitted by overnight mail and addressed to Mary A. Francis, Corporate Secretary and Chief Governance Officer, Chevron Corporation, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324.

•	What to include. Notices must include the information required by our proxy access By-Laws.

Other proposals or nominees for presentation at next year’s Annual Meeting (advance notice)

Article IV, Section 6, of our By-Laws requires that any stockholder proposal, including director nominations, that is not submitted for inclusion in next year’s Proxy Statement (either under SEC Rule 14a-8 or our proxy access By-Laws), but is instead sought to be presented directly at the 2021 Annual Meeting, must be received at our principal executive offices no earlier than the 120th day and no later than the close of business on the 90th day prior to the first anniversary of the 2020 Annual Meeting. Additional information about these advance notice requirements can be found in our By-Laws, available at www.chevron.com/investors/corporate-governance.

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When to send these proposals. Proposals and nominations submitted pursuant to our advance notice By-Laws must be received no earlier than January 27, 2021, and no later than the close of business on February 26, 2021.

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Where to send these proposals. Proposals and nominations should be submitted by overnight mail and addressed to Mary A. Francis, Corporate Secretary and Chief Governance Officer, Chevron Corporation, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324.

•	What to include. Proposals and nominations must include the information required by our advance notice By-Laws.

preregistering for and attending the annual meeting

The Annual Meeting will be held on Wednesday, May 27, 2020, at Chevron Park Auditorium, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324*. The meeting will begin promptly at 8:00 a.m. PDT.

important notice regarding admission to the 2020 annual meeting

Attending in Person

Stockholders or their legal proxy holders who wish to attend the Annual Meeting must preregister with and obtain an admission letter from Chevron’s Corporate Governance Department. Letters will be distributed on a first-come, first-served basis. Requests for admission letters must be received by Chevron no later than 5:00 p.m. PDT on Thursday, May 21, 2020. For complete instructions for preregistering and obtaining an admission letter, please read the information below.

* Public Health Concerns of the COVID-19 Outbreak

In light of the emerging public health concerns of the COVID-19 (Coronavirus) outbreak, the Company may hold its Annual Meeting via remote telephonic or electronic access in lieu of an in-person meeting in San Ramon, CA. The Company would announce a decision to hold a Virtual Annual Meeting in a press release available at www.chevron.com as soon as practicable prior to the Annual Meeting. In that event, the 2020 Annual Meeting of Stockholders would be held in a Virtual meeting format only, on the above date and time, via live audio webcast. Stockholders or their legal proxy holders could participate, submit questions, vote, and examine our stocklist at the Virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/CVX2020 and using their 16-digit control number, but only if the meeting is held in a Virtual format.

registration and rules for admission for in-person meeting

Due to space constraints and other security considerations, only stockholders or their legal proxy holders that have preregistered and been issued an admission letter may attend the Annual Meeting. We are not able to admit the guests of

92	Chevron Corporation—2020 Proxy Statement

voting and additional information

either stockholders or their legal proxy holders. Stockholders holding shares in a joint account may request letters to the meeting if they provide proof of joint ownership and both stockholders follow the admission requirements described below.

To preregister for and receive an admission letter to the Annual Meeting, please send your request to Chevron’s Corporate Governance Department by:

•	email, corpgov@chevron.com;

•	fax, 925-842-2846; or

•	mail, Chevron Corporation, Attn: Corporate Governance Department, 6001 Bollinger Canyon Road, T3189, San Ramon, CA 94583-2324.

If you have questions about the admission process, you may call 1-877-259-1501.

Requests for preregistration and an admission letter must be received no later than 5:00 p.m. PDT on Thursday, May 21, 2020.

Your request must include your name, email address, mailing address, telephone number (in case we need to contact you regarding your request), and one of the following:

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If you are a stockholder of record (i.e., you hold your shares through Chevron’s transfer agent, Computershare), your request must include one of the following items: (i) a copy of your proxy card delivered as part of your Proxy Materials, (ii) a copy of your Computershare account statement indicating your ownership of Chevron common stock as of the record date, or (iii) the Notice Regarding the Availability of Proxy Materials, if you received one.

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If you are a street name stockholder (i.e., you hold your shares through an intermediary, such as a bank or broker), your request must include one of the following items: (i) a copy of the voting instruction form provided by your broker or other holder of record as part of your Proxy Materials, (ii) a copy of a recent bank or brokerage account statement indicating your ownership of Chevron common stock as of the record date, or (iii) the Notice Regarding the Availability of Proxy Materials, if you received one.

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If you are not a stockholder, but are attending as proxy for a stockholder, your request must include a valid legal proxy. If you plan to attend as proxy for a stockholder of record, you must present a valid legal proxy from the stockholder of record to you. If you plan to attend as proxy for a street name stockholder, you must present a valid legal proxy from the stockholder of record (i.e., the bank, broker, or other holder of record) to the street name stockholder that is assignable and a valid legal proxy from the street name stockholder to you. Stockholders may appoint only one proxy holder to attend on their behalf.

Registration requests will be filled on a first-come, first-served basis. If space is available, you will receive an admission letter by email or mail.

On the day of the Annual Meeting, please be prepared to present a form of government-issued photo identification, along with your admission letter, at the meeting registration desk. The registration desk will open at 7:00 a.m. PDT on May 27, 2020.

prohibited items

Cameras, recording equipment, electronic devices (including cell phones, tablets, laptops, etc.), purses, bags, briefcases, posters, signs, papers, or packages will NOT be allowed into the Annual Meeting, other than for Company purposes as authorized by the Corporate Governance Department. A checkroom or station for such items will be provided. We reserve the right to deny admission to any person carrying any item that may pose a threat to the physical safety of stockholders or other meeting participants. Attendees will be asked to pass through a security screening device prior to entering the Annual Meeting. We regret any inconvenience this may cause you, and we appreciate your cooperation. We also reserve the right to implement additional security procedures to ensure the safety of the meeting attendees.

Chevron Corporation—2020 Proxy Statement	93

the chevron way

getting results the right way

The Chevron Way explains who we are, what we believe, how we achieve and where we aspire to go.

It establishes a common understanding not only for us, but for all who interact with us.

vision

At the heart of The Chevron Way is our vision ... to be the global energy company most admired for its people, partnership and performance.

enabling human progress

We develop the energy that improves lives and powers the world forward.

values

Our Company’s foundation is built on our values, which distinguish us and guide our actions to deliver results. We conduct our business in a socially and environmentally responsible manner, respecting the law and universal human rights to benefit the communities where we work.

high performance

We are passionate about delivering results, and strive to continually improve. We hold ourselves accountable for our actions and outcomes. We apply proven processes in a fit-for-purpose manner and always look for innovative and agile solutions.

diversity and inclusion

We learn from and respect the cultures in which we operate. We have an inclusive work environment that values the uniqueness and diversity of individual talents, experiences and ideas.

integrity and trust

We are honest with ourselves and others and honor our commitments. We trust, respect and support each other. We earn the trust of our colleagues and partners by operating with the highest ethical standards in all we do.

partnership

We build trusting and mutually beneficial relationships by collaborating with our communities, governments, customers, suppliers and other business partners. We are most successful when our partners succeed with us.

protect people and the environment

We place the highest priority on the health and safety of our workforce and protection of our assets, communities and the environment. We deliver world-class performance with a focus on preventing high-consequence incidents.

strategies

Our strategies guide our actions to deliver industry-leading results and superior shareholder value in any business environment.

major business strategies

Upstream

Deliver industry-leading returns while developing high-value resource opportunities

Downstream & Chemicals

Grow earnings across the value chain and make targeted investments to lead the industry in returns

Midstream

Deliver operational, commercial and technical expertise to enhance results in Upstream and Downstream & Chemicals enterprise strategies

People

Invest in people to develop and empower a highly competent workforce that delivers results the right way

Execution

Deliver results through disciplined operational excellence, capital stewardship and cost efficiency

Growth

Grow profits and returns by using our competitive advantages

Technology and functional excellence

Differentiate performance through technology and functional expertise

For more information, The Chevron Way:

www.chevron.com/about/the-chevron-way

© 2020 Chevron. All rights reserved.

SCAN TO VIEW MATERIALS & VOTE VOTE BY TELEPHONE OR INTERNET OR MAIL 24 Hours a Day, 7 Days a Week VOTE BY INTERNET - www.proxyvote.com or, from a smartphone, scan the QR Barcode above. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date or on the applicable Employee Voting Plan cutoff date. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date or on the applicable Employee Voting Plan cutoff date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Chevron Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Chevron Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. CHEVRON CORPORATION 6001 BOLLINGER CANYON ROAD SAN RAMON, CA 94583-2324 D04770-P36698-Z76605 CHEVRON CORPORATION If you wish to vote in accordance with the Board of Directors’ recommendations on all matters, you need only sign, date, and return this proxy card. For Against Abstain Your Board recommends you vote FOR the election of the following Board Nominees for Director 1a through 1j: ! ! ! 1a. W. M. Austin ! ! ! 1b. J. B. Frank For Against Abstain ! ! ! ! ! ! 3. Advisory Vote to Approve Named Executive Officer Compensation 1c. A. P. Gast ! ! ! For Against Abstain Your Board recommends you vote AGAINST stockholder proposals 4 through 10: 1d. E. Hernandez, Jr. ! ! ! ! ! ! 1e. C. W. Moorman IV 4. Report on Lobbying ! ! ! ! ! ! 1f. D. F. Moyo 5. Create a Board Committee on Climate Risk ! ! ! ! ! ! 1g. D. Reed-Klages 6. Report on Climate Lobbying ! ! ! ! ! ! 1h. R. D. Sugar 7. Report on Petrochemical Risk ! ! ! ! ! ! 8. Report on Human Rights Practices 1i. D. J. Umpleby III ! ! ! ! ! ! 1j. M. K. Wirth 9. Set Special Meeting Threshold at 10% ! ! ! Your Board recommends you vote FOR Board proposals 2 and 3: Abstain Against For 10. Adopt Policy for an Independent Chairman ! ! ! 2. Ratification of Appointment of PwC as Independent Registered Public Accounting Firm

Dear Stockholder: The lower portion of this form is your proxy card for vlp12oting at Chevron Corporation’s 2020 Annual Meeting of Stockholders. It is important that you vote. You may vote by telephone, Internet, or mail by following the instructions printed on this form. If you vote by mail, please mark, sign, date, and return the proxy card (the lower portion of this form) using the enclosed postage-paid envelope or return it to Chevron Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.You must sign, date, and return the proxy card for your vote to be counted. Important Notice Regarding Admission to the 2020 Annual Meeting Attending in Person Stockholders or their legal proxy holders who wish to attend the Annual Meeting must pre-register with and obtain an admission letter from Chevron’s Corporate Governance Department. Letters will be distributed on a first-come, first-served basis. Requests for admission letters must be received by Chevron no later than 5:00 p.m. PDT on Thursday, May 21, 2020. For complete instructions for pre-registering and obtaining an admission letter, see page 92 of the Proxy Statement. Public Health Concerns of the COVID-19 Outbreak In light of the emerging public health concerns of the COVID-19 (Coronavirus) outbreak, the Company may hold its Annual Meeting via remote telephonic or electronic (“Virtual”) access in lieu of an in-person meeting in San Ramon, CA. The Company would announce a decision to hold a Virtual Annual Meeting in a press release available at www.chevron.com as soon as practicable prior to the Annual Meeting. In that event, the 2020 Annual Meeting of Stockholders would be held in a Virtual meeting format only, on the above date and time, via live audio webcast. Stockholders or their legal proxy holders could participate, submit questions, vote, and examine our stocklist at the Virtual Annual Meeting by visiting http://www.virtualshareholdermeeting.com/CVX2020 and using their 16-digit control number, but only if the meeting is held in a Virtual format. Sincerely, Mary A. Francis Corporate Secretary and Chief Governance Officer Annual Meeting of Stockholders · Meeting Date: Wednesday, May 27, 2020 · Meeting Time: 8:00 a.m. PDT (doors open at 7:30 a.m.) · Meeting Location: Chevron Park Auditorium 6001 Bollinger Canyon Road San Ramon, CA 94583 Prohibited items: Cameras, recording equipment, electronic devices (including cell phones, tablets, laptops, etc.), purses, bags, briefcases, posters, signs, papers or packages will NOT be allowed into the Annual Meeting, other than for Company purposes as authorized by the Corporate Governance Department. A checkroom or station for such items will be provided. We reserve the right to deny admission to any person carrying any item that may pose a threat to the physical safety of stockholders or other meeting participants. Attendees will be asked to pass through a security screening device prior to entering the Annual Meeting. We regret any inconvenience this may cause you, and we appreciate your cooperation. We also reserve the right to implement additional security procedures to ensure the safety of meeting attendees. Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on Wednesday, May 27, 2020:The Notice of the 2020 Annual Meeting, 2020 Proxy Statement, and 2019 Annual Report are available at www.proxyvote.com. D04771-P36698-Z76605 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHEVRON CORPORATION The undersigned stockholder of Chevron Corporation hereby appoints Michael K. Wirth, R. Hewitt Pate, and Mary A. Francis, and each of them, proxy holders of the undersigned, each with full power of substitution, to represent and to vote all the shares of Chevron Corporation common stock held of record by the undersigned on Monday, March 30, 2020, at Chevron Corporation’s Annual Meeting of Stockholders, to be held on Wednesday, May 27, 2020, and any adjournment or postponement thereof. The proxy holders will vote as directed by the undersigned. If the undersigned signs, dates, and returns this proxy card but gives no directions for voting, the proxy holders will vote in accordance with the Board’s recommendations. The proxy holders will vote in accordance with their discretion on such other matters as may properly come before the meeting and any adjournment or postponement thereof, including, without limitation, any proposal to adjourn the meeting to a later time and place for the purpose of soliciting additional proxies, unless the undersigned strikes out this sentence. If shares of Chevron Corporation common stock are issued to or held for the account of the undersigned under employee stock or retirement benefit plans and voting rights are attached to such shares (an “Employee Voting Plan”), the undersigned hereby directs the respective fiduciary of each applicable Employee Voting Plan to vote all shares of Chevron Corporation common stock held in the undersigned’s name and/or account under such Voting Plan in accordance with the instructions given herein, at Chevron Corporation’s Annual Meeting of Stockholders and any adjournment or postponement thereof, on all matters properly coming before the meeting, including but not limited to the matters set forth on the reverse side. If the undersigned has shares in an Employee Voting Plan and does not vote those shares, the Employee Voting Plan fiduciary may or may not vote the shares, in accordance with the terms of the Employee Voting Plan. All votes of Employee Voting Plan shares must be received by the respective fiduciary by 11:59 p.m. EDT, Thursday, May 21, 2020, or other Employee Voting Plan cutoff date determined by the Employee Voting Plan fiduciary, in order to be counted. Employee Voting Plan shares may not be voted at the meeting. Your telephone or Internet vote authorizes the named proxy holders and/or the respective Employee Voting Plan fiduciary to vote the shares in the same manner as if you marked, signed, and returned your proxy form. If you vote your proxy via telephone or Internet, you do not need to mail back your proxy card. If you vote by mail, please mark, sign, date, and return the proxy card on the reverse side and return it using the enclosed postage-paid envelope or return it to Chevron Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.